As filed with the Securities and Exchange Commission on May 21, 2008.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

__________________

ST. JUDE MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	3841	41-1276891
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

One Lillehei Plaza

St. Paul, Minnesota 55117

(651) 483-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Pamela S. Krop

Vice President, General Counsel and Secretary

St. Jude Medical, Inc.

One Lillehei Plaza

St. Paul, Minnesota 55117

(651) 483-2000

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:
Joseph M. Barbeau Stewart L. McDowell Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, California 94303-1125 (650) 849-5333	Timothy Maxwell Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 (215) 963-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the merger described in the proxy statement/prospectus.

If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_____

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐_____

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $.10 per share	1,030,048	Not Applicable	38,455,137	$1,511
(1)

The number of shares of common stock, par value $0.10 per share, of the registrant (“St. Jude Medical common stock”) being registered is based upon the product obtained by multiplying (a) 34,334,944 shares of common stock, no par value per share, of EP MedSystems, Inc. (“EP MedSystems common stock”) estimated to be outstanding immediately prior to the merger (including shares of EP MedSystems common stock issuable upon exercise of vested options and warrants), by (b) 40% (being the maximum number of shares of EP MedSystems common stock convertible into shares of St. Jude Medical common stock), by (c) an estimated exchange ratio of 0.075.

(2)

Pursuant to Rules 457(f)(1), 457(f)(3) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering prices is the product obtained by multiplying (a) $2.92 (the average of the high and low prices of EP MedSystems common stock on May 20, 2008), by 34,334,944 shares of EP MedSystems common stock (estimated number of shares of EP MedSystems common stock to be cancelled in the merger and including shares of EP MedSystems common stock issuable upon exercise of vested options and warrants), minus (b)$61,802,899 (the estimated amount of cash to be paid by the registrant to EP MedSystems, Inc. shareholders in the merger).

_______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY — SUBJECT TO COMPLETION — DATED MAY 21, 2008

EP MEDSYSTEMS, INC.	ST. JUDE MEDICAL, INC.

PROXY MATERIALS	PROSPECTUS

SPECIAL MEETING OF SHAREHOLDERS
MERGER PROPOSED
YOUR VOTE IS VERY IMPORTANT

To the Shareholders of EP MedSystems, Inc.:

          I am writing to you today about our proposed merger with St. Jude Medical, Inc. (“St. Jude Medical”). The board of directors of EP MedSystems has unanimously approved the agreement and plan of merger pursuant to which St. Jude Medical will acquire EP MedSystems. In order to complete the merger, the holders of a majority of the votes cast by EP MedSystems shareholders at the special meeting must adopt the merger agreement and authorize the merger. We are excited by the opportunities we envision for the combined company. Your board of directors has determined that it is desirable and in the best interests of EP MedSystems and its shareholders that EP MedSystems proceed with the merger and that the terms of the merger are fair to you, and unanimously recommends that you vote to adopt the merger agreement and authorize the merger.

          Pursuant to the merger, a subsidiary of St. Jude Medical will merge with and into EP MedSystems. EP MedSystems will become a wholly-owned subsidiary of St. Jude and EP MedSystems common stock will no longer be publicly traded. At completion of the merger, you, as an EP MedSystems shareholder, will be entitled to elect to receive for each share of EP MedSystems you own either (a) $3.00 in cash or (b) a fraction of a share of St. Jude Medical common stock equal to $3.00 divided by the average closing price per share of St. Jude Medical common stock on the New York Stock Exchange (the “NYSE”) for the ten (10) consecutive trading days ending on and including the second trading day prior to the closing date of the merger. If the closing of the merger were to occur on May    , 2008, under the formula using the average closing price per share of St. Jude Medical common stock on the NYSE over 10 consecutive trading days ending on and including the second trading day prior to May    , 2008, the exchange ratio would be of a share of St. Jude Medical common stock. Please note that the actual final exchange ratio will differ from this example calculation. You may elect to receive, for each of your shares of EP MedSystems common stock, either cash or St. Jude Medical common stock, subject to proration so that 60% of EP MedSystems’ shares will be converted in the merger into the right to receive cash and 40% of EP MedSystems’ shares will be converted in the merger into the right to receive St. Jude Medical common stock. In addition, St. Jude Medical will cancel all outstanding options to purchase shares of EP MedSystems common stock, whether vested or unvested, and in exchange, the holders of such options will receive cash in the amount equal to the excess, if any, of $3.00 over the exercise price per share of the applicable stock option, multiplied by the number of shares subject to such stock option. St. Jude Medical common stock is listed on the New York Stock Exchange under the symbol STJ.

          You will be asked to vote upon the merger at a special meeting of EP MedSystems shareholders to be held on    , 2008, at 8:00 a.m. Eastern Standard Time, at    . Only shareholders who hold shares of EP MedSystems common stock at the close of business on    , 2008 will be entitled to vote at the special meeting.

          Piper Jaffray & Co., EP MedSystems’ financial advisor in connection with the merger, has rendered an opinion to the board of directors of EP MedSystems that, as of the date of such opinion and based upon and subject to the various considerations set forth in the opinion, the merger consideration to be paid in the merger was fair, from a financial point of view, to holders of EP MedSystems common stock.

          Your vote is very important. Regardless of the number of shares you own, or whether you plan to attend the special shareholders’ meeting in person, please take the time to vote by completing the enclosed proxy card and promptly mailing it to EP MedSystems to ensure that your shares are represented at the meeting. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting of those proxies. To adopt the merger agreement and authorize the merger, you must vote FOR the proposal by following the instructions stated on the enclosed proxy card. If you sign and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the approval of the merger. We urge you to vote FOR this proposal.

          This proxy statement/prospectus provides you with detailed information about the merger and the EP MedSystems special meeting of shareholders, and it includes the merger agreement as Annex A. You can obtain more information about St. Jude Medical and EP MedSystems from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read carefully this entire document, including all its annexes, and we especially encourage you to read the section on risk factors beginning on page 14.

David Bruce
President and Chief Executive Officer
EP MedSystems, Inc.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of common stock to be issued by St. Jude Medical under this proxy statement/prospectus or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

          This proxy statement/prospectus is dated      , 2008, and is being first mailed to EP MedSystems shareholders on or about    , 2008.

EP MEDSYSTEMS, INC.
575 ROUTE 73 NORTH, BLDG-D
WEST BERLIN, NJ 08091

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD      , 2008

To the Shareholders of EP MedSystems, Inc.:

          A special meeting of EP MedSystems shareholders will be held on    , 2008, at    8:00 a.m. Eastern Standard Time, at   , for the following purposes:

          1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 8, 2008, among St. Jude Medical, Inc. (“St. Jude Medical”), Epicurus Merger Corporation (“Merger Sub”) which is a newly formed, wholly-owned subsidiary of St. Jude Medical, and EP MedSystems, Inc. (“EP MedSystems”), pursuant to which (i)Merger Sub will be merged with and into EP MedSystems resulting in EP MedSystems becoming a wholly-owned subsidiary of St. Jude Medical, and (ii) EP MedSystems will subsequently be merged into another wholly-owned subsidiary of St. Jude Medical; and

2. To transact such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

          Your board of directors has determined that the merger is desirable and in the best interests of EP MedSystems and you, and that the terms of the merger are fair. Therefore, the board unanimously recommends that you vote to adopt the merger agreement and authorize the merger. The terms of the proposed merger with St. Jude Medical and the related merger agreement are more fully described in the proxy statement/prospectus attached to this notice.

          Only holders of record of EP MedSystems common stock at the close of business on    , 2008 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. A complete list of shareholders entitled to vote at the meeting will be available for the examination of any shareholder during normal business hours, at the executive offices of EP MedSystems, for a period of 10 days prior to the date of the meeting. This list will also be produced and kept at the time and place of the meeting, for the duration of such meeting, and may be inspected by any shareholder who is present at the meeting.

          We encourage you to vote on this important matter.

By Order of the Board of Directors

David Bruce
President and Chief Executive Officer
EP MedSystems, Inc.

West Berlin, New Jersey

, 2008

IMPORTANT NOTICE

          Your vote is very important. You are urged to read the attached proxy statement/prospectus carefully and then sign, date and return the enclosed proxy card in the enclosed postage paid envelope by following the instructions on the accompanying proxy card whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it has been voted at the special meeting. You may vote in person at the special meeting even if you have returned a proxy card.

PLEASE DO NOT SEND ANY EP MEDSYSTEMS STOCK CERTIFICATES WITH YOUR PROXY CARD.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What am I being asked to vote on?

A:

As an EP MedSystems shareholder, you are being asked to adopt the merger agreement among St. Jude Medical, Epicurus Merger Corporation (“Merger Sub”), which is a newly formed, wholly-owned subsidiary of St. Jude Medical, and EP MedSystems and to approve the transactions it contemplates, including the merger of Merger Sub with and into EP MedSystems and a subsequent merger of EP MedSystems into another wholly-owned subsidiary of St. Jude Medical. We refer to the subsequent merger as the “second merger.” If adopted and approved, as a result of the merger, EP MedSystems will become a wholly-owned subsidiary of St. Jude Medical.

Q:	Why are the companies proposing the merger?

A:

St. Jude Medical and EP MedSystems believe their respective businesses will complement each other and the merger will increase the scale and scope of the combined company, diversify the combined companies’ product offerings and provide cross-selling opportunities.

Q:	What risks should I consider in deciding whether or not to adopt the merger agreement and approve the merger?

A:

In evaluating the merger, you should carefully read this proxy statement/prospectus and carefully consider the factors discussed in the section entitled “Risk Factors” beginning on page 14, as well as those incorporated by reference into this proxy statement/prospectus.

Q:	When will the merger be completed?

A:

St. Jude Medical and EP MedSystems are working to complete the merger (subject to EP MedSystems shareholder approval) during the third quarter of this year. Because completion of the merger is subject to EP MedSystems shareholder approval and other conditions to the merger discussed in the section entitled “The Merger Agreement – Closing Conditions” beginning on page 55, the exact timing of completion of the merger is difficult to predict.

Q.	What will I receive in the merger?

A

If the merger is completed, at your election and subject to the proration described below, you will receive either $3.00 in cash for each share of EP MedSystems common stock you own at the time of the merger (which we refer to as the cash consideration), or a fraction of a share of St. Jude Medical common stock for each share of EP MedSystems common stock you own at the time of the merger equal to the exchange ratio (which we refer to as the stock consideration), subject to adjustment, in each case. You may elect to receive only cash consideration, only stock consideration or a combination thereof. The actual number of shares of St. Jude Medical common stock received will be equal to $3.00 divided by the average of the closing prices of one share of St. Jude Medical common stock on the New York Stock Exchange for each of the 10 trading days ending on and including the second trading day before the date of the closing of the merger. Based on the 10 trading day average closing price of St. Jude Medical common stock ending on    , 2008, an EP MedSystems shareholder electing to receive stock consideration would receive shares of St. Jude Medical common stock per share of EP MedSystems common stock. Please note that the actual final exchange ratio will differ from this example calculation. The exchange ratio will be adjusted to reflect the effect of any stock split, stock dividend, reclassification, recapitalization or the like on EP MedSystems or St. Jude Medical common stock between    , 2008 and the time of the merger. Because St. Jude Medical will not issue fractional shares in the merger, if you receive shares of St. Jude Medical common stock in the merger, you will receive cash for any fraction of a share that would otherwise be issued to you in the merger equal to your proportionate interest in the sale or sales in the open market for the merger, on behalf of all holders of the aggregate fractional shares of St. Jude Medical common stock issued pursuant to the merger.

The maximum aggregate amount of cash consideration to be paid by St. Jude Medical pursuant to the merger will be (a) $3.00 multiplied by (b) 60% of the total number of shares of EP MedSystems common stock cancelled pursuant to the merger, and the maximum aggregate amount of stock consideration issuable pursuant to the merger will be (x) a number of shares of St. Jude Medical common stock equal to the exchange ratio described above multiplied by (y) 40% of the total number of EP MedSystems common stock cancelled pursuant to the merger. This 60% cash/40% stock ratio will also be tested based on the price of St. Jude Medical common stock on the trading day that closes immediately before the effective time of the merger and the amount of cash consideration and stock consideration may be further adjusted if necessary to preserve a 60% cash/ 40% stock ratio based on such price.

If EP MedSystems shareholders elect to receive more than the aggregate amount of cash or shares of St. Jude Medical common stock available in the merger, St. Jude Medical will prorate the total cash or stock, as the case may be, proportionately among the shareholders who elect that form of consideration. EP MedSystems shareholders who do not make an election will be allocated whatever form of consideration is remaining (or a proportionate share of each form of consideration if neither is oversubscribed), after taking into account the preferences of the shareholders who make elections. If neither form of consideration is oversubscribed, EP MedSystems shareholders who do not make an election will receive cash and St. Jude Medical common stock in a proportion such that 60% of the aggregate EP MedSystems shares cancelled in the merger will be exchanged for cash and 40% of the aggregate EP MedSystems shares cancelled in the merger will be exchanged for shares of St. Jude Medical common stock. The procedures for prorating cash and common stock are described in “The Merger – Elections and Proration.”

In addition, St. Jude Medical will cancel all outstanding options to purchase shares of EP MedSystems common stock, whether vested or unvested, and in exchange, the holders of such options will receive cash in the amount equal to the excess of $3.00 over the exercise price per share under the applicable stock option, multiplied by the number of shares subject to such stock option.

Neither St. Jude Medical nor EP MedSystems is making any recommendation as to whether EP MedSystems shareholders should elect to receive cash consideration or stock consideration in the Merger. You must make your own decision with respect to such election. No guarantee can be made that you will receive the amount of cash consideration or stock consideration you elect. As a result of the proration procedures described in this proxy statement/prospectus and in the merger agreement, you may receive stock consideration or cash consideration in amounts that are different from the amounts you elect to receive. Because the value of the stock consideration and cash consideration may differ, you may receive consideration having an aggregate value less than what you elected to receive. EP MedSystems shareholders should obtain current market quotations for St. Jude Medical common stock before deciding what elections to make.

Q:	How will I know what the final exchange ratio for the stock consideration is?

A:	We will issue a press release on the day before the EP MedSystems special meeting that will disclose the final exchange ratio.

Q:	How and when do I make a cash election or a stock election?

A:

Attached to this proxy statement/prospectus as Annex B is a sample form of election and letter of transmittal, pursuant to which you will indicate the type of consideration, cash or shares St. Jude Medical common stock, you would like to receive in exchange for shares of your EP MedSystems common stock.

EP MedSystems will mail to you your individualized form of election, which will specify the shares of EP MedSystems common stock that you hold and can exchange for merger consideration. You should carefully review and follow the instructions accompanying the form of election and letter of transmittal. To make a cash election or stock election, each EP MedSystems shareholder of record must properly complete, sign and send the form of election in the pre-paid envelope and any stock certificates representing the EP MedSystems shares subject to the election, or a guarantee of delivery as described in the instructions accompanying the form of election and letter of transmittal, to U.S. Bank National Association by the deadline stated on the election form.

The exchange agent must receive the form of election and any stock certificates representing EP MedSystems shares, or a guarantee of delivery as described in the instructions accompanying the form of election and letter of transmittal, at or prior to the election deadline. The election deadline will be 5:00 p.m. Eastern Standard Time on the date that is 2 business days immediately prior to the closing date of the merger. St. Jude Medical and EP MedSystems will publicly announce the anticipated election deadline at least 5 business days prior to the anticipated closing date of the merger.

If you own EP MedSystems shares in “street name” through a bank, broker or other nominee and you wish to make an election, you should seek instructions from the financial institution holding your shares concerning how to make your election. In addition, you may designate which of your EP MedSystems shares shall be subject to a cash election and which shall be subject to a stock election.

Q:	Can I elect to receive cash consideration for a portion of my EP MedSystems shares and stock consideration for my remaining EP MedSystems shares?

A:	Yes. The form of election allows an election to be made for cash consideration for a portion of your EP MedSystems shares and stock consideration for your remaining EP MedSystems shares.

Q:	Can I change my election after the form of election has been submitted?

A:

Yes. You may revoke your election at or prior to the election deadline by submitting a written notice of revocation to the exchange agent. Revocations must specify the name in which your shares are registered on the share transfer books of EP MedSystems and such other information as the exchange agent may request. If you wish to submit a new election, you must do so in accordance with the election procedures described in this proxy statement/prospectus and the form of election and letter of transmittal. If you instructed a broker or other nominee holder to submit an election for your shares, you must follow your broker’s or other nominee’s directions for changing those instructions. The notice of revocation must be received by the exchange agent at or prior to the election deadline in order for the revocation to be valid.

Q:	May I transfer EP MedSystems shares after making a cash election or a stock election?

A:

No. Once you properly make an election with respect to any shares of EP MedSystems common stock, you will be unable to sell or otherwise transfer those shares, unless you properly revoke your election at or prior to the election deadline or unless the merger agreement is terminated.

Q:	What happens if I do not send a form of election or it is not received by the election deadline?

A:

If the exchange agent does not receive a properly completed form of election from you at or prior to the election deadline (together with any stock certificates representing the shares of EP MedSystems common stock covered by your election or a guarantee of delivery as described in the form of election), then you will have no control over the type of merger consideration you receive. As a result, your EP MedSystems shares may be exchanged for cash consideration, stock consideration or a combination of cash consideration and stock consideration in accordance with the proration procedures contained in the merger agreement and described under “The Transaction Documents – The Merger Agreement — Merger Consideration” beginning on page 44. You bear the risk of delivery of all the materials that you are required to submit to the exchange agent in order to properly make an election.

If you do not properly make an election with respect to all the EP MedSystems shares you own of record, after the completion of the merger you will receive written instructions from the exchange agent on how to exchange your EP MedSystems stock certificates for the shares of St. Jude Medical common stock and/or cash that you are entitled to receive in the merger as a non-electing EP MedSystems shareholder.

Because other EP MedSystems shareholders would likely take the relative values of the stock consideration and cash consideration into account in determining what form of election to make, if you fail to make an election you are likely to receive the consideration having the lower value (depending on the relative values of the cash consideration and the stock consideration at the effective time of the merger).

Q:	May I submit a form of election even if I do not vote to approve and adopt the merger agreement?

A:

Yes. You may submit a form of election even if you vote against the approval and adoption of the merger agreement or if you abstain or fail to vote with respect to the approval and adoption of the merger agreement.

Q:	Will I be able to trade the St. Jude Medical stock that I receive in the merger?

A:	Yes. The shares of St. Jude Medical common stock you receive in the merger will be listed on the New York Stock Exchange under the symbol “STJ.”

Q:	What are the material federal income tax consequences of the merger to me?

A:

Consummation of the merger is conditioned upon the receipt by St. Jude Medical and EP MedSystems of legal opinions to the effect that the merger and the second merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Internal Revenue Code. Assuming that the merger and the second merger so qualify, you will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your shares of EP MedSystems common stock for shares of St. Jude Medical common stock in the merger, except for any gain or loss attributable to cash received instead of fractional St. Jude Medical shares. If you elect to receive a cash payment as consideration, it will be subject to taxable gain or loss. The tax consequences to you of the merger and the second merger will depend on your particular circumstances. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

Q:	What shareholder approvals are required to approve the merger?

A:

We cannot complete the merger unless, among other things, a majority of the votes cast by EP MedSystems shareholders at the special meeting adopt the merger agreement and authorize the merger. As of the EP MedSystems record date, one EP MedSystems director and his wife entitled to vote approximately 7.37% of the EP MedSystems common stock outstanding have agreed with St. Jude Medical to cast their votes in favor of the merger agreement.

Q:	When and where is the EP MedSystems Shareholder special meeting?

A:	The EP MedSystems special meeting will be held on , 2008, at 8:00 a.m., Eastern Standard Time, at .

Q:	Who can vote?

A:	All record holders of EP MedSystems common stock at the close of business on , 2008 can vote at the EP MedSystems special meeting.

Q:	How do I vote?

A:

After carefully reading this proxy statement/prospectus, you should cast your vote by mail or in person at the EP MedSystems special meeting. To cast your vote by mail, complete, date, sign and mail the enclosed proxy card in the enclosed, postage prepaid envelope. Votes cast by mail must be received prior to the vote at the EP MedSystems special meeting in order to be counted. When you cast your vote using the proxy card, you also appoint certain members of EP MedSystems’ management as your representatives, or proxies, at the EP MedSystems special meeting. They will vote your shares of EP MedSystems common stock at the EP MedSystems special meeting in accordance with your instructions on the proxy card. You may also vote in person at the EP MedSystems special meeting. If you hold your shares of EP MedSystems common stock in street name, you must contact your broker or other nominee and request a legal proxy to vote in person at the EP MedSystems special meeting. Street name holders may be able to vote by telephone or the Internet if their brokers or other nominees make such methods available, in which case the brokers or other nominees will enclose the instructions with your proxy materials.

Q:	What happens if I do not submit a proxy card or vote?

A:	If you do not submit your proxy card or vote at the EP MedSystems special meeting, or if you mark the “abstain” box on the proxy card, it will have no effect on the results of the voting.

Q:	What happens if I do not indicate my preference for or against the proposed merger on my proxy card?

A:

If you submit a proxy without specifying the manner in which you would like your shares of EP MedSystems common stock to be voted, your proxy will be counted as a vote “FOR” the adoption of the merger agreement and approval of the merger.

Q:	If my shares are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares for me?

A:

No. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares of EP MedSystems common stock on the merger proposal, your broker or other nominee will not be permitted to vote those shares with respect to the merger proposal. Therefore, you should provide your broker or other nominee with specific instructions as to how to vote your shares of EP MedSystems common stock with respect to the merger proposal. Please check the voting form used by your broker or other nominee to see if it offers telephone or Internet submission of proxies. Broker non-votes will have no effect on the voting.

Q:	May I change my vote after I have mailed my signed proxy or voting instruction card?

A:	Yes. If you have submitted a proxy, you may change your vote at any time before your proxy is voted at the EP MedSystems special meeting by:

•	delivering to the Corporate Secretary of EP MedSystems a written notice, dated later than the proxy that you wish to revoke, stating that the proxy is revoked;

•	submitting to the Corporate Secretary of EP MedSystems a new, signed proxy with a date later than the proxy you wish to revoke; or

•	attending the EP MedSystems special meeting and voting in person.

However, if your shares of EP MedSystems common stock are held in the name of your broker or other nominee, you must check with your broker or other nominee to determine how to revoke your proxy.

Q:	What does it mean if I receive more than one proxy card?

A:

This means you own shares of EP MedSystems common stock that are registered under different names. For example, you may own some shares of EP MedSystems common stock directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple proxy cards. In order to vote all of the shares you own, it is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:	Should I send my EP MedSystems stock certificates in with the enclosed proxy card?

A:	No. Please DO NOT send your EP MedSystems stock certificates with your proxy card.

EP MedSystems will send you a form of election pursuant to which you will elect the type of consideration you wish to be paid pursuant to the merger. If you wish to make an election with respect to your EP MedSystems shares, then, prior to the election deadline, you should return your completed, signed form of election via the pre-paid envelope (together with your EP MedSystems stock certificates or a guarantee of delivery) to the exchange agent as described in the form of election in exchange for the portion of the merger consideration in the form that you have elected (subject to proration). Do not send in your EP MedSystems stock certificates until you receive the form of election and letter of transmittal and these instructions.

If the merger is consummated, you will receive your cash payment and/or stock certificate(s) representing your shares of St. Jude Medical common stock as soon as practicable after the effective time of the merger. If the merger is not consummated, your stock certificates representing your shares of EP MedSystems common stock will be returned to you.

If you make no election with respect to your EP MedSystems shares, after the completion of the Merger you will receive a letter of transmittal for you to use in surrendering any EP MedSystems stock certificates you have at that time.

Q:	Who can help answer questions?

A:

If you would like additional copies of this proxy statement/prospectus without charge or if you have questions about the merger or the EP MedSystems special meeting, including the procedures for voting your shares, you should contact:

EP MedSystems, Inc.
575 Route 73 North, Bldg-D
West Berlin, NJ 08091
Attention: Investor Relations

          You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus to vote on the proposed merger. St. Jude Medical and EP MedSystems have not authorized anyone to provide you with information that is different from or in addition to the information contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated    , 2008. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date or, in the case of documents incorporated by reference, the date of the referenced document, or such other date as may be specified therein, and neither the mailing of this proxy statement/prospectus to you nor the issuance of St. Jude Medical common stock in connection with the merger shall create any implication to the contrary.

ADDITIONAL INFORMATION

          This proxy statement/prospectus incorporates important business and financial information about St. Jude Medical and EP MedSystems from documents filed with the Securities and Exchange Commission, which we refer to in this proxy statement/prospectus as the SEC, that are not included in or delivered with this proxy statement/prospectus. St. Jude Medical will provide you with copies of this information relating to St. Jude Medical, without charge, upon written or oral request to:

ST. JUDE MEDICAL, INC.
One Lillehei Plaza
St Paul, MN 55117
Attention: Investor Relations
Telephone Number: (651) 483-2000

          EP MedSystems will provide you with copies of this information relating to EP MedSystems, without charge, upon written or oral request to:

EP MEDSYSTEMS, INC.
575 Route 73 North, Bldg-D
West Berlin, NJ 08091
Telephone Number: (856) 753-8533

          Please request documents from either company not later than    , 2008. If you request any documents, we will mail the documents to you by first class mail, or another equally prompt means, by the next business day after we receive your request.

          See the section entitled “Where You Can Find More Information” on page 66 of this proxy statement/prospectus for more information about the documents referred to in this proxy statement/prospectus.

          You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus to vote on the merger. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated    , 2008. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to EP MedSystems shareholders nor the issuance by St. Jude Medical of shares of St. Jude Medical common stock in connection with the merger will create any implication to the contrary.

          This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding St. Jude Medical has been provided by St. Jude Medical and information contained in this proxy statement/prospectus regarding EP MedSystems has been provided by EP MedSystems.

SUMMARY

          This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents to which we refer for a more complete understanding of the merger and the other matters being submitted to EP MedSystems shareholders. In particular, you should read the documents attached to this proxy statement/prospectus, including the agreement and plan of merger, the form of election and letter of transmittal, the opinion of Piper Jaffray & Co., and the voting agreement. See the section entitled “Where You Can Find More Information” on page 66 of this proxy statement/prospectus. For a discussion of the risk factors that you should consider in evaluating the merger, see the section entitled “Risk Factors” beginning on page 14 of this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Companies

ST. JUDE MEDICAL, INC.
One Lillehei Plaza
St Paul MN 55117
(651) 483-2000

          St. Jude Medical develops, manufactures and distributes cardiovascular medical devices for the global cardiac rhythm management, cardiology and cardiac surgery and atrial fibrillation therapy areas and implantable neurostimulation devices for the management of chronic pain. Its four operating segments are Cardiac Rhythm Management (CRM), Cardiovascular (CV), Atrial Fibrillation (AF), and Neuromodulation (Neuro). St. Jude Medical’s principal products in each operating segment are as follows: CRM –tachycardia implantable cardioverter defibrillator systems (ICDs) and bradycardia pacemaker systems (pacemakers); CV – vascular closure devices and heart valve replacement and repair products; AF – electrophysiology introducers and catheters, advanced cardiac mapping and navigation systems and ablation systems; and Neuro – neurostimulation devices. The company markets and sells its products through both a direct sales force and independent distributors. The principal geographic markets for its products are the United States, Europe, Japan and Asia Pacific. St. Jude Medical was incorporated in Minnesota in 1976. Its common stock is traded on the New York Stock Exchange under the symbol “STJ.”

EP MEDSYSTEMS, INC.
575 Route 73 North, Bldg-D
West Berlin, NJ 08091
(856) 753-8533

          EP MedSystems develops, manufactures and markets a line of products for use in the cardiac rhythm management or electrophysiology market which are used for visualization, diagnosis and treatment of cardiac rhythm disorders. EP MedSystems’ EP product line includes the EP-WorkMate® computerized electrophysiology workstation, with expansion options to incorporate the NurseMate™ Remote Review Charting Station, and the EP-4™ Computerized Cardiac Stimulator. In addition, EP MedSystems’ intracardiac echo (ultrasound or ICE) ultrasound catheter system, including its ViewFlex® intracardiac imaging catheters and ViewMate® II ultrasound imaging system, is used for live visualization of devices and anatomy during catheter based procedures in EP and interventional cardiology. Full year 2007 net sales for EP MedSystems were approximately $19 million. Founded in 1993, EP MedSystems is based in New Jersey. Its common stock is traded on the Nasdaq Capital Market under the symbol “EPMD.”

EPICURUS MERGER CORPORATION
575 Route 73 North, Bldg-D
West Berlin, NJ 08091
(856) 753-8533

          Epicurus Merger Corporation is a wholly-owned subsidiary of St. Jude Medical recently formed solely for the purpose of effecting the merger. It has no business operations.

The Structure of the Merger (See page 44)

          We propose a merger in which Epicurus Merger Corporation, a wholly-owned subsidiary of Saint Jude Medical, will merge into EP MedSystems, and thereafter will cease to exist as a separate corporate entity. After the merger, EP MedSystems will be a wholly-owned subsidiary of St. Jude Medical, and EP MedSystems shareholders will become St. Jude Medical shareholders. St. Jude Medical will then merge EP MedSystems with and into a wholly-owned subsidiary of St. Jude Medical, which we refer to as the second merger.

          The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this proxy statement/prospectus. Please carefully read the merger agreement as it is the legal document that governs the merger.

What You Will Receive in the Merger (See page 44)

          If the merger is completed, each share of EP MedSystems common stock outstanding immediately prior to the effective time of the merger, subject to customary exceptions in the merger agreement, will be exchanged for (a) $3.00 in cash (which we refer to as cash consideration) or (b) a fraction of a share of St. Jude Medical common stock equal to the exchange ratio, calculated in the manner and subject to adjustment as described below (which we refer to as the stock consideration). You will be able to elect which type of consideration you prefer to receive as merger consideration.

          In this proxy statement/prospectus, St. Jude Medical and EP MedSystems refer to the fraction of St. Jude Medical common stock to be issued for each share of EP MedSystems common stock as a stock consideration as the “exchange ratio.” The exchange ratio will be determined by dividing $3.00 by the average closing price per share of St. Jude Medical common stock on the New York Stock Exchange (the “NYSE”) for the 10 consecutive trading days ending on and including the second trading day prior to date on which the merger is effected. The exchange ratio is expected to be determined on the second business day before the date of the EP MedSystems special meeting. If the closing of the merger were to occur on    , 2008, under the formula using the average closing price per share of St. Jude Medical common stock on the NYSE over 10 consecutive trading days ending on and including the second trading day prior to    , 2008, the exchange ratio would be    of a share of St. Jude Medical common stock. Please note that the actual final exchange ratio will differ from this example calculation.

          The number of shares of St. Jude Medical common stock an EP MedSystems shareholder electing stock consideration will receive in the merger will equal the number, rounded up or down to the nearest whole number, determined by multiplying the exchange ratio by the number of shares of EP MedSystems common stock subject to that stock election, subject to adjustment.

          St. Jude Medical will not issue any fractional common shares. Holders of EP MedSystems common stock that receive stock consideration in the merger will instead receive cash for any fractional shares of St. Jude Medical common stock owed to them in connection with the cancellation of EP MedSystems common stock subject to a stock election in an amount equal to their proportionate interest in the sale or sales in the open market, on behalf of all holders of the aggregate fractional shares of St. Jude Medical common stock issued pursuant to the merger.

          The maximum aggregate amount of cash consideration to be paid by St. Jude Medical pursuant to the merger will be (a) $3.00 multiplied by (b) 60% of the total number of shares of EP MedSystems common stock cancelled pursuant to the merger, and the maximum aggregate amount of stock consideration issuable pursuant to the merger will be (x) a number of shares of St. Jude Medical common stock equal to the exchange ratio described above multiplied by (y) 40% of the total number of EP MedSystems common stock cancelled pursuant to the merger. This 60% cash/40% stock ratio will also be tested based on the price of St. Jude Medical common stock on the trading day that closes immediately before the effective time of the merger and the amount of cash consideration and stock consideration may be further adjusted if necessary to preserve a 60% cash/40% stock ratio based on such price.

          If EP MedSystems shareholders elect to receive more than the aggregate amount of cash or shares of St. Jude Medical common stock available in the merger, St. Jude Medical will prorate the total cash or stock, as the case may be, proportionately among the shareholders who elect that form of consideration. EP MedSystems shareholders who do not make an election will be allocated whatever form of consideration is remaining (or a proportionate share of each form of consideration if neither is oversubscribed), after taking into account the preferences of the shareholders who make elections. If neither form of consideration is oversubscribed, EP MedSystems shareholders who do not make an election will receive cash and St. Jude Medical common stock in a proportion such that 60% of the aggregate EP MedSystems shares cancelled in the merger will be exchanged for cash and 40% of the aggregate EP MedSystems shares cancelled in the merger will be exchanged for shares of St. Jude Medical common stock. The procedures for prorating cash and common stock are described in “The Merger – Elections and Proration.”

EP MedSystems Stock Options and Other Equity-Based Awards (See page 47)

          At the effective time of the merger, all options to purchase EP MedSystems common stock granted pursuant to EP MedSystems’ stock option plans and other benefit plans, whether vested or unvested, that are outstanding immediately prior to the effective time of the merger, will be cancelled and the holder of such options will be paid an amount in cash equal to the product of (a) the excess, if any, of $3.00 over the exercise price per share under such stock option, and (b) the number of shares subject to such stock option.

          Before the effective time, EP MedSystems will deliver all required notices to each holder of stock options which will set forth such holder’s rights pursuant to the respective stock option plan.

Voting Requirements (See page 19)

          In order to complete the merger, a majority of the votes cast by EP MedSystems shareholders at the special meeting must adopt the merger agreement and authorize the merger. St. Jude Medical shareholders are not required to adopt the merger agreement or authorize the merger.

          You are entitled to cast one vote per share of EP MedSystems common stock you owned as of close of business on    , 2008, the record date for the special meeting.

Recommendation of the EP MedSystems Board of Directors to Shareholders (See page 24)

          After careful consideration of numerous factors, the EP MedSystems board of directors has determined that the proposed merger is advisable and in the best interests of EP MedSystems, and its shareholders that EP MedSystems proceed with the merger and that the terms of the merger are fair to you. Therefore, the board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement and authorize the merger.

Opinion of EP MedSystems’ Financial Advisor (See page 27)

          Piper Jaffray & Co., EP MedSystems’ financial advisor, delivered a written opinion to the EP MedSystems board of directors to the effect that, as of April 8, 2008 and based upon and subject to the various considerations set forth in the opinion, the aggregate merger consideration was fair, from a financial point of view, to holders of EP MedSystems common stock. We have attached this opinion, dated as of April 8, 2008, as Annex C to this proxy statement/prospectus. We encourage EP MedSystems shareholders to read this opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the opinion rendered. The opinion is addressed to the EP MedSystems board of directors and does not constitute a recommendation to any shareholder as to how such shareholder should act or vote with respect to the merger, what form of merger consideration such shareholder should elect, or on any other matter.

Restriction on Solicitation of Alternative Proposals (See page 52)

          EP MedSystems has agreed that it will not solicit or encourage the initiation of any inquiries regarding any acquisition proposals by third parties. EP MedSystems may respond to unsolicited superior acquisition proposals if failure to respond by the EP MedSystems board of directors’ would be a breach of its fiduciary duties. EP MedSystems must promptly notify St. Jude Medical if EP MedSystems receives any other acquisition proposals.

Completion and Effectiveness of the Merger (See page 55)

          We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the Department of Treasury of the State of New Jersey.

          While we cannot predict the exact timing, we currently expect to complete the merger in the third quarter of 2008.

Conditions to Completion of the Merger (See page 55)

          Each of EP MedSystems’ and St. Jude Medical’s obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions including:

•	approval of the merger agreement by EP MedSystems shareholders;

•	the absence of any statute, rule, regulation, execute order, decree, filing or injunction prohibiting, restraining, enjoining or restricting the completion of the merger;

•

expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, and similar merger notification laws or regulations of foreign governmental entities;

•	effectiveness of the registration statement of which this proxy statement/prospectus is a part;

•

receipt by each company of an opinion from its legal counsel, that, for U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the other company’s representations and warranties in the merger agreement being true and correct to the extent set forth in the merger agreement; and

•	compliance by the other company with its covenants and agreements in the merger agreement, to the extent set forth in the merger agreement.

          St. Jude Medical’s obligation to complete the merger is also subject to the satisfaction or waiver of the conditions that (a) EP MedSystems shall not have had a material adverse effect, (b) no employee of EP MedSystems who has entered into an employment agreement with St. Jude Medical in connection with the proposed merger has expressed an intention not to comply with that agreement, (c) certain third party contracts of EP MedSystems specified in the merger agreement have not been terminated, and (d) the Food and Drug Administration, referred to as the FDA, has not restricted EP MedSystems’ ability to manufacture, market, sell or otherwise distribute any of its products, or to obtain approval or clearance to market or sell any products which have not yet been approved or cleared by the FDA for marketing and sale.

Termination of the Agreement (See page 58)

          St. Jude Medical and EP MedSystems may mutually agree at any time to terminate the merger agreement without completing the merger, even if EP MedSystems shareholders have approved the merger. In addition, either of St. Jude Medical or EP MedSystems may, without the consent of the other, terminate the merger agreement in any of the following circumstances:

•	if any governmental order or ruling enjoining or prohibiting the merger has become final and nonappealable;

•	if the merger is not completed by the later of (a) August 31, 2008 and (b) 75 days after expiration of the mandatory waiting period under the HSR Act;

•

if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger and, if permitted by the merger agreement, the breaching party does not promptly correct the breach; or

•	if EP MedSystems shareholders do not approve the merger.

          EP MedSystems may, without the consent of St. Jude Medical, terminate the merger agreement at any time prior to obtaining approval by EP MedSystems shareholders if the EP MedSystems board of directors makes a recommendation not to consummate the merger under the provisions described below under “EP MedSystems Board of Directors Recommendations.”

          In addition, St. Jude Medical may, without the consent of EP MedSystems, terminate the merger agreement if:

•	the EP MedSystems board of directors approves, adopts or recommends a superior acquisition proposal to EP MedSystems’ shareholders;

•

the EP MedSystems board of directors withdraws or adversely modifies its recommendation that EP MedSystems shareholders approve the merger agreement and the merger, or fails to reconfirm its recommendation of the merger upon reasonable request of St. Jude Medical;

•	the EP MedSystems board of directors fails to reject or recommend against any third party acquisition proposal; or

•

the FDA restricts EP MedSystems’ ability to either manufacture, market, sell or otherwise distribute any of its products previously approved or cleared by the FDA or to obtain approval or clearance to market and sell any products which have not yet received FDA approval.

Termination Fee (See page 58)

          EP MedSystems has agreed to pay a termination fee to St. Jude Medical of $4 million if the merger agreement is terminated under certain circumstances.

Voting Agreement (See page 60)

          As a condition to St. Jude Medical’s entering into the merger agreement, EP MedSystems’ chairman of the board of directors, David A. Jenkins, and his wife, Linda A. Jenkins, entered into a voting agreement with St. Jude Medical in which they agreed, among other things, to vote their shares of EP MedSystems common stock in favor of the merger and against (i) any action that would delay or prevent the merger and (ii) any alternative transaction. Mr. and Mrs. Jenkins have the right, as of the EP MedSystems record date, to vote a total of 2,241,984 shares of EP MedSystems common stock or approximately 7.37% of the outstanding shares of EP MedSystems common stock as of the EP MedSystems record date. In connection with the voting agreement, Mr. and Mrs. Jenkins have granted to St. Jude Medical an irrevocable proxy to vote their shares in accordance with the terms of the voting agreement.

Regulatory Approvals (See page 39)

          Under the HSR Act, the merger may not be consummated unless certain filings have been submitted to the Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and certain waiting period requirements have been satisfied. St. Jude Medical and EP MedSystems have filed notification and report forms under the HSR Act with the FTC and with the Antitrust Division of the U.S. Department of Justice.

          The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of St. Jude Medical or EP MedSystems. In addition, certain private parties as well as state attorneys general and other antitrust authorities may challenge the transaction under antitrust laws under certain circumstances.

          The parties do not believe that any antitrust filings are required in any other jurisdiction prior to the completion of the merger, other than a filing with the Federal Cartel Office in Germany, but will make any such filings if it is subsequently determined that they are required.

          St. Jude Medical and EP MedSystems believe that the completion of the merger will not violate any antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

Material U.S. Federal Income Tax Consequences (See page 41)

          Consummation of the merger is conditioned upon the receipt by St. Jude Medical and EP MedSystems of legal opinions to the effect that the merger and the second merger, together, will qualify as a reorganization under Section 368(a) of the Internal Revenue Code. Assuming that the merger so qualifies, you will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of your shares of EP MedSystems common stock for shares of St. Jude Medical common stock in the merger, except for any gain or loss attributable to cash received instead of fractional St. Jude Medical shares. If you elect to receive cash consideration as merger consideration, any such cash consideration you receive will be subject to taxable gain or loss.

          This tax treatment may not apply to certain shareholders, and you may be subject to taxes other than U.S. federal income taxes. You are strongly urged to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Comparison of Rights of EP MedSystems Shareholders and St. Jude Medical Shareholders (See page 62)

          After the merger, EP MedSystems shareholders who receive stock consideration in the merger will become St. Jude Medical shareholders and their rights as shareholders will be governed by the articles of incorporation and bylaws of St. Jude Medical. There are a number of differences between the articles of incorporation and bylaws of St. Jude Medical and the certificate of incorporation and bylaws of EP MedSystems. These differences are discussed under the section entitled “Comparison of Rights of EP MedSystems Shareholders and St. Jude Medical Shareholders.”

Interests of Directors and Executive Officers of EP MedSystems in the Merger (See page 36)

          When considering the recommendations of the EP MedSystems board of directors regarding the merger, you should be aware of the interests that certain EP MedSystems executive officers and directors have in the merger that are different from interests of shareholders generally. These interests include, among others:

•	new employment agreements with St. Jude Medical that will be effective upon completion of the merger provide, among other things, for severance and other benefits;
•	change of control payments and acceleration of vesting of options as a result of the merger pursuant to existing arrangements with EP Med Systems; and

•	continued director and officer indemnification and insurance.

          The EP MedSystems board of directors was aware of these interests in approving the merger.

No Appraisal Rights (See page 39)

          Under New Jersey law, EP MedSystems shareholders are not entitled to appraisal rights in connection with the merger.

SUMMARY SELECTED FINANCIAL DATA

          The summary selected historical financial data presented below have been derived from the audited consolidated financial statements of each of St. Jude Medical and EP MedSystems. You should read this information in conjunction with the historical financial statements and notes thereto of each of St. Jude Medical and EP MedSystems that are incorporated by reference into this proxy statement/prospectus.

Summary Selected Historical Consolidated Financial Data of St. Jude Medical
(in thousands except per share amounts)

	As of and for the three months ended March 29 2008	2007	2006	Fiscal Year 2005	2004	2003
	(Unaudited)
Net sales	$1,010,738	$3,779,277	$3,302,447	$2,915,280	$2,294,173	$1,932,514
Operating profit	259,500	793,503	743,083	612,730	535,958	455,945
Net income	184,781	559,038	548,251	393,490	409,934	336,779
Diluted net income per share	0.53	1.59	1.47	1.04	1.10	0.91
Total assets	5,645,376	5,329,404	4,789,794	4,844,840	3,230,747	2,553,482
Long-term debt, including current portion	1,415,846	1,387,991	859,376	1,052,970	234,865	351,813
Shareholders’ equity	3,220,881	2,928,010	2,968,987	2,883,045	2,333,928	1,601,635

Summary Selected Historical Consolidated Financial Data of EP MedSystems
(in thousands except per share amounts)

	As of and for the three months ended March 31 2008	2007	2006	Fiscal Year 2005	2004	2003
	(Unaudited)
Net sales	$4,572	$18,852	$15,558	$16,669	$16,368	$10,003
Loss from operations	(1,235)	(5,531)	(6,725)	(6,007)	(4,145)	(5,677)
Net loss	(1,243)	(5,495)	(6,477)	(5,773)	(4,410)	(6,949)
Net loss per share– basic and diluted	(.04)	(0.18)	(0.22)	(0.22)	(0.19)	(0.38)
Total assets	14,188	14,627	18,311	15,131	20,003	21,661
Long-term debt, including current maturities	2,700	1,999	1,990	1,980	1,959	5,647
Shareholders’ equity	6,541	7,556	12,189	8,353	13,351	11,626

Comparative Historical and Pro Forma Per Share Data

          The following tables present certain historical per share data regarding net income (loss) and book value for each of St. Jude Medical and EP MedSystems and unaudited pro forma combined per share data that give effect to the proposed merger as a purchase of EP MedSystems by St. Jude Medical. The following data assume 0.075 of a share of St. Jude Medical common stock will be issued in exchange for each share of EP MedSystems common stock. Please note that the actual final exchange ratio will differ from this example calculation. These data have been derived from and should be read in conjunction with the summary selected historical consolidated financial data of St. Jude Medical and EP MedSystems included elsewhere in this proxy statement/prospectus, and the historical consolidated financial statements of each of St. Jude Medical and EP MedSystems and accompanying notes thereto that are incorporated by reference into this proxy statement/prospectus. Neither St. Jude Medical nor EP MedSystems has declared or paid cash dividends on its common stock.

          The unaudited pro forma combined net income (loss) per share and book value per share data is presented for informational purposes only. You should not rely on this pro forma combined data as being indicative of the consolidated results or financial condition of St. Jude Medical that would have been reported had the merger been completed as of the dates presented, and you should not regard this data as representative of future consolidated results of operations or financial condition of St. Jude Medical. It has been assumed for the purposes of the pro forma financial information as of and for the year ended December 29, 2007 provided below that the merger was completed on December 31, 2006, for net income per share purposes and on December 29, 2007 for book value per share purposes. It has been assumed for purposes of the pro forma financial information as of and for the three months ended March 29, 2008 provided below that the merger was completed on December 30, 2007, for net income per share purposes and on March 29, 2008 for book value per share purposes.

	Three months ended March 29, 2008	Year ended December 29, 2007
St. Jude Medical Historical Data
Net income per share:
Basic	$0.54	$1.63
Diluted	$0.53	$1.59
Book value per share at the end of the period	$9.36	$8.54

Pro Forma Combined (Unaudited)
Net income per share:
Basic	$0.53	$1.62
Diluted	$0.52	$1.57
Book value per share at the end of the period	$9.33	$8.51

	Three months ended March 31, 2008	Year ended December 31, 2007
EP MedSystems Historical Data
Net loss per share:
Basic and diluted	$(0.04)	$(0.18)
Book value per share at the end of the period	$0.22	$0.25

Pro Forma Combined Per Equivalent EP MedSystems Share (Unaudited)
Net income per share:
Basic	$7.11	$21.54
Diluted	$6.94	$20.91
Book value per share at the end of the period	$124.39	$113.53

Comparative Per Share Market Price Data

          St. Jude Medical common stock is listed on the New York Stock Exchange under the symbol “STJ” and EP MedSystems common stock is quoted on the Nasdaq Capital Market under the symbol “EPMD”. The following table presents the closing price of one share of St. Jude common stock and the last reported sale price of one share of EP MedSystems common stock on April 7, 2008, the trading day preceding our announcement of the proposed merger, and on May     , 2008, the trading day preceding the mailing of this proxy statement/prospectus.

Date	St. Jude Medical Common Stock		EP MedSystems Common Stock		Equivalent Per Share Price Of EP MedSystems Common Stock With Exchange Ratio*
April 7, 2008		$44.70		$1.52	$
May , 2008	$		$		$

* If the closing of the merger were to occur on May    , 2008, under the formula using the average closing price per share of St. Jude Medical common stock on the NYSE over 10 consecutive trading days ending on and including the second trading day prior to May    , 2008, the exchange ratio would be    of a share of St. Jude Medical common stock. Please note that the actual final exchange ratio will differ from this example calculation.

          The above table shows only historical comparisons. You are urged to obtain current stock price quotations for EP MedSystems and St. Jude Medical common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to adopt the merger agreement and authorize the merger. We will issue a press release on the day preceding the EP MedSystems special meeting disclosing the exchange ratio for the merger. See the section entitled “Where You Can Find More Information” beginning on page 66 of this proxy statement/prospectus.

RISK FACTORS

          By voting in favor of the merger, some EP MedSystems shareholders may be choosing to invest in St. Jude Medical common stock if a stock election is made or if proration of the stock consideration and cash consideration is made as a result of the cap on cash consideration at 60% of the total merger consideration. In deciding whether to vote in favor of the merger, you should consider all of the information we have included in this proxy statement/prospectus and its annexes and all of the information included in the documents we have incorporated into this proxy statement/prospectus by reference, especially the other risks described in St. Jude Medical’s report on Form 10-K filed with the SEC on February 27, 2008, and in EP MedSystems’ report on Form 10-K filed with the SEC on March 31, 2008. See the section entitled “Where You Can Find More Information”. The risks and uncertainties described below and in St. Jude Medical’s and EP MedSystems’ respective Forms 10-K referred to above are not the only ones St. Jude Medical and EP MedSystems face. Additional risks and uncertainties not currently known to St. Jude Medical or EP MedSystems or that St. Jude Medical or EP MedSystems currently deem immaterial also may impair St. Jude Medical’s, EP MedSystems’ or the combined company’s business operations. If any of these risks actually occurs, St. Jude Medical’s, EP MedSystems’ or the combined company’s business, operating results and financial condition could be materially harmed.

          You should pay particular attention to the following risks relating to the merger.

EP MedSystems shareholders may not receive all consideration in the form elected.

          At the time EP MedSystems shareholders make an election, they will not know exactly what combination of cash and shares of St. Jude Medical common stock they will receive because it will also depend upon the elections made by other electing shareholders. Each EP MedSystems shareholder will receive either cash, shares of St. Jude Medical common stock, or a combination of cash and shares of St. Jude Medical common stock, based upon their election and the elections of other shareholders. To the extent that the demand for either cash or stock consideration exceeds the aggregate amount of cash or St. Jude Medical common stock available in the merger, St. Jude Medical will prorate the total cash or stock, as the case may be, proportionally among the shareholders who elect the form of consideration for which elections exceed availability. EP MedSystems shareholders who do not make an election will be allocated whatever consideration is remaining (or a proportionate share of each consideration if neither is oversubscribed), after taking into account the elections of shareholders who make elections.

After making a cash election or a stock election, an EP MedSystems shareholder will not be able to sell the EP MedSystems shares covered by such election, unless such shareholder revokes such election at or prior to the election deadline or unless the Merger Agreement is terminated.

          The deadline for making cash elections and stock elections is 5:00 p.m., Eastern Standard Time, on the date that is 2 business days immediately prior to the closing date of the Merger. St. Jude Medical and EP MedSystems will publicly announce the anticipated election deadline at least 5 business days prior to the anticipated closing date of the Merger. Once an EP MedSystems shareholder makes an election with respect to any shares of EP MedSystems common stock, such shareholder will not be able to sell those shares, unless such election is properly revoked at or prior to the election deadline or the Merger Agreement is terminated. After a cash or stock election is made and prior to completion of the Merger, the trading price of EP MedSystems common stock or St. Jude Medical common stock may decrease, and EP MedSystems shareholders may otherwise want to sell EP MedSystems shares to gain access to cash, make other investments, or eliminate the potential for a decrease in the value of such investment.

The price of St. Jude Medical common stock may fluctuate after the exchange ratio for the stock consideration is finalized.

          Any change in the price of St. Jude Medical common stock after the exchange ratio is finalized will affect the value of the merger consideration that EP MedSystems shareholders who receive stock consideration will receive upon completion of the merger.

Changes in the price of St. Jude Medical common stock could result from a variety of factors, including general market and economic conditions, changes in St. Jude Medical’s business, operations and prospects, and regulatory considerations, all of which are independent of the merger.

The receipt of shares of St. Jude Medical common stock in the merger may be taxable to EP MedSystems shareholders.

          If the merger and the second merger are not treated as an integrated transaction for United States federal income tax purposes, if the second merger is not completed, or if the transaction otherwise fails to qualify as a tax-free reorganization, the exchange of shares of EP MedSystems common stock for shares of St. Jude Medical common stock in the merger will be taxable to EP MedSystems shareholders for U.S. federal income tax purposes. In the opinion of Gibson, Dunn & Crutcher LLP, the merger and the second merger will be treated as an integrated transaction that qualifies as a tax-free reorganization under Section 368(a) of the Code. The opinion of Gibson, Dunn & Crutcher LLP assumes a number of factors that will not be definitively known prior to completion of the merger and the second merger. In addition, the opinion of Gibson, Dunn & Crutcher LLP will not be binding on the Internal Revenue Service and there can be no assurance that the Internal Revenue Service will not challenge the conclusion set forth therein. For more information, see “— Material U.S. Federal Income Tax Consequences” and the opinion of Gibson, Dunn & Crutcher LLP attached as Annex D to this prospectus.

          EP MedSystems shareholders should consult their tax advisors to determine the specific tax consequences to them of the merger and the second merger, including any federal, state, local, foreign or other tax consequences, and any tax return filing or other reporting requirements.

The combined company may not realize benefits of the merger because of integration and other challenges.

          The failure of the combined company to meet the challenges involved in successfully integrating the operations of EP MedSystems with those of St. Jude Medical or otherwise to realize any of the anticipated benefits of the merger could harm the results of operations of the combined company. The anticipated benefits are based on projections and assumptions, not actual experience, and assume a successful integration. Realizing the benefits of the merger will depend in part on the integration of technology, operations and personnel. The integration of the companies is a complex, time-consuming and expensive process that could disrupt the businesses of St. Jude Medical and EP MedSystems, even with proper planning and implementation. The challenges involved in this integration include the following:

•	combining product and service offerings;

•	coordinating research and development activities to enhance introduction of new products and services;

•	preserving important supplier and customer relationships of both St. Jude Medical and EP MedSystems and resolving potential conflicts that may arise;

•	minimizing the diversion of management’s attention from ongoing business concerns;

•	addressing differences in the business cultures of St. Jude Medical and EP MedSystems, maintaining employee morale and retaining key employees;

•	coordinating and combining operations, relationships and facilities, which may be subject to additional constraints imposed by geographic distance, local laws and regulations; and

•	integrating the companies’ internal control over financial reporting and disclosure controls and procedures.

          The combined company may not successfully integrate the operations of EP MedSystems in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, the combined company’s ability to realize these benefits could be adversely impacted by practical or legal constraints on its ability to combine operations.

EP MedSystems executive officers and directors have interests other than as EP MedSystems shareholders that may influence them to support the merger.

          When considering the recommendations of the board of directors of EP MedSystems regarding the merger, you should be aware of the interests that executive officers and directors of EP MedSystems have in the merger that are different from, or in addition to, interests of shareholders generally. These interests include, among others:

•	terms of new employment agreements with St. Jude Medical that will be effective upon completion of the merger, provide for, among other things, severance and other benefits;

•	some existing employment agreements and option agreements provide for change of control payments and acceleration of vesting of options; and

•	the merger agreement provides for continued director and officer indemnification and insurance.

          As a result, these directors and officers may be more likely to vote to approve the merger agreement and authorize the merger than if they did not have these other interests. As of the record date, EP MedSystems’ chairman, David A. Jenkins, and his wife, Linda A. Jenkins, agreed to vote 2,241,984 of the shares of EP MedSystems common stock of which they are the record and/or beneficial holders (excluding options to purchase shares of EP MedSystems common stock), representing 7.37% of all outstanding shares of EP MedSystems common stock entitled to vote at the EP MedSystems special meeting of shareholders, in favor of the adoption of the merger agreement and the authorization of the merger.

Whether or not the merger is completed, the announcement of the proposed merger may cause disruptions in the business of EP MedSystems or St. Jude Medical, which could have material adverse effects on each company’s or the combined company’s business and operations.

          Whether or not the merger is completed, St. Jude Medical’s and EP MedSystems’ customers, in response to the announcement of the merger, may delay or defer purchase decisions, which could have a material adverse effect on the business of either company or the combined company. Additionally, EP MedSystems may lose certain key suppliers as a result of the merger, which could adversely affect the business of the combined company. Current and prospective EP MedSystems employees may experience uncertainty about their future roles with the combined company. This may adversely affect EP MedSystems’ ability to attract and retain key management, sales, marketing and technical personnel. The extent of this adverse effect could depend on the length of time prior to completion of the merger or termination of the merger agreement.

Failure to complete the merger could negatively impact EP MedSystems’ stock price, future business and operations.

          If the merger is not completed for any reason, EP MedSystems may be subject to a number of material risks, including the following:

•	EP MedSystems would not realize any anticipated benefits from being a part of a combined company with St. Jude Medical;

•	EP MedSystems may be obligated to pay St. Jude Medical a fee of $4 million in liquidated damages if the merger agreement is terminated in certain circumstances;

•	the price of EP MedSystems common stock may decline to the extent that its current market price reflects an assumption that the merger will be completed;

•	EP MedSystems may experience difficulties in attracting strategic customers and partners who were expecting to use the products proposed to be offered by the combined company;

•	EP MedSystems must pay certain costs relating to the merger, such as legal, accounting, financial advisor and printing fees, even if the merger is not completed; and

•	EP MedSystems may not be able to find another buyer willing to pay an equivalent or higher price in an alternative transaction than the price that would be paid in the merger.

St. Jude Medical and EP MedSystems may not be able to obtain the required governmental and regulatory approvals for completing the merger.

          Under the HSR Act, the merger may not be consummated unless certain filings have been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. St. Jude Medical and EP MedSystems have made required filings with the Antitrust Division and the FTC. In addition, the merger may be subject to various foreign antitrust laws, some of which may require us to make filings with foreign authorities. There can be no assurance that these approvals will be obtained at all or without materially adverse restrictions or conditions that would have an adverse effect on the combined company.

          The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking the divestiture of substantial assets of St. Jude Medical or EP MedSystems or seeking operating restrictions on St. Jude Medical’s or EP MedSystems’ businesses. St. Jude Medical is not required to agree to any divestiture of assets or restrictions on its business in order to secure approval of the merger by antitrust authorities. In addition, certain private parties as well as state attorneys general and other antitrust authorities may challenge the transaction under antitrust laws under certain circumstances. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

The price of St. Jude Medical common stock may be affected by factors different from those affecting the price of EP MedSystems common stock.

          If the merger is completed, some of the holders of EP MedSystems common stock will become holders of St. Jude Medical common stock. St. Jude Medical’s business differs from that of EP MedSystems, and St. Jude Medical’s results of operations, as well as the price of St. Jude Medical common stock, may be affected by factors different from those affecting EP MedSystems’ results of operations and the price of EP MedSystems common stock.

          In addition, holders of shares of St. Jude Medical common stock will have different rights as shareholders than those rights they had as EP MedSystems shareholders before the merger. For a detailed comparison of the rights of EP MedSystems shareholders compared to the rights of St. Jude Medical shareholders, see “Comparative Rights of St. Jude Medical and EP MedSystems Shareholders.”

EP MedSystems may lose an opportunity to enter into a merger or business combination with another party on more favorable terms because of certain provisions in the merger agreement.

          While the merger agreement is in effect, EP MedSystems is, with limited exceptions, prohibited from entering into or soliciting, initiating, encouraging or facilitating any inquiries or proposals that may lead to a proposal or offer for a merger, with any person other than St. Jude Medical, as more fully described in the section entitled “The Merger Agreement – Offer for Alternative Transactions” beginning on page 52 of this proxy statement/prospectus. As a result of this prohibition, EP MedSystems may lose an opportunity to enter into a transaction with another potential partner.

FORWARD-LOOKING STATEMENTS

          This proxy statement/prospectus and the documents we are incorporating by reference in this proxy statement/prospectus contain forward-looking statements about St. Jude Medical and EP MedSystems. We intend these forward-looking statements to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995.

          Forward-looking statements are statements that are not historical facts, and include statements regarding the timing of the transaction and the consideration to be received by the shareholders of EP MedSystems, the successful integration of the EP MedSystems business into St. Jude Medical, the expansion of St. Jude Medical’s product offering, St. Jude Medical’s presence in the ICE market, the enhancement of value and benefits to physician customers and to St. Jude Medical’s and EP MedSystems’ shareholders, and the ability to realize growth and efficiencies as a result of the transaction. Forward-looking statements generally are identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “should”, “would”, “strategy”, “plan” and similar expressions.

          The forward-looking statements in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus are based on certain assumptions and are subject to various risks and uncertainties, most of which are difficult to predict and are generally beyond the control of St. Jude Medical or EP MedSystems. Accordingly, actual results of St. Jude Medical following the merger may differ materially from those expressed in, or implied by, these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include:

•	whether the merger will be approved by the shareholders of EP MedSystems or by regulatory authorities;

•	whether each of the other conditions to closing set forth in the merger agreement will be met;

•	the ability of St. Jude Medical to integrate EP MedSystems successfully;

•	whether the transaction will result in the enhancement of value and benefits to physician customers and to St. Jude Medical’s and EP MedSystems’ shareholders; and

•	the general effects of financial, economic, regulatory and political conditions affecting the medical device development, manufacture, sales and service industries.

          You should understand that various factors unknown to either St. Jude Medical or EP MedSystems at this time, in addition to those discussed elsewhere in this proxy statement/prospectus and in the documents referred to or incorporated by reference in this proxy statement/prospectus, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in these forward-looking statements. The actual results, performance or achievement of St. Jude Medical following the merger could differ significantly from those expressed in, or implied by, our forward-looking statements. In addition, any of the events anticipated by our forward-looking statements might not occur, and if they do occur, we cannot predict what impact they might have on the results of operations and financial condition of St. Jude Medical following the merger. The forward-looking statements included in this proxy statement/prospectus are made only as of the date of this proxy statement/prospectus, and we are not under any obligation and do not intend to publicly update any forward-looking statements to reflect subsequent events or circumstances.

THE EP MEDSYSTEMS SPECIAL MEETING

          EP MedSystems is furnishing this proxy statement/prospectus to EP MedSystems shareholders in connection with the solicitation of proxies by the EP MedSystems board of directors for use at the special meeting of EP MedSystems shareholders, including any adjournment or postponement of the meeting.

Date, Time and Place

          The special meeting will be held on    , 2008, at 8:00, Eastern Standard Time, at   .

Purpose of the EP MedSystems Special Meeting

At the special meeting and any adjournment and postponement thereof, EP MedSystems shareholders will be asked to:

1.

consider and vote on a proposal to adopt the agreement and plan of merger, dated as of April 8, 2008, by and among St. Jude Medical, Inc. (“St. Jude Medical”), Epicurus Merger Corporation, which is a newly formed, wholly-owned subsidiary of St. Jude Medical (“Merger Sub”), and EP MedSystems, Inc. (“EP MedSystems”), pursuant to which (a) Merger Sub will merge with and into EP MedSystems, and EP MedSystems will become a wholly-owned subsidiary of St. Jude Medical, (b) each outstanding share of EP MedSystems common stock will be converted into the right to receive (i) $3.00 in cash or (ii) a fraction of a share of St. Jude Medical common stock equal to the exchange ratio for each such share (subject, in the case of both cash and shares, to adjustment and proration), and (c) to authorize the merger and the second merger contemplated by the merger agreement; and

2.	transact such other business as may properly be brought before the special meeting and any adjournment or postponement of the special meeting.

          A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. EP MedSystems shareholders are encouraged to read the merger agreement in its entirety.

          EP MedSystems shareholders are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed pre-addressed postage-paid envelope.

Vote Required

          In order for the merger to become effective, the holders of a majority of the votes cast by EP MedSystems shareholders at the special meeting must vote to adopt the merger agreement and authorize the merger. As discussed below, if you do not submit your proxy card or vote at the special meeting, or if you mark the “abstain” box on the proxy card, it will have no effect on the results of the voting. Broker non-votes will have no effect on the voting.

Recommendation of EP MedSystems Board of Directors

          After careful consideration, the EP MedSystems board of directors has unanimously determined (i) it desirable and in the best interests of EP MedSystems and its shareholders that EP MedSystems proceed with the merger and (ii) that the terms of the merger agreement are fair to EP MedSystems and its shareholders. Therefore, the board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement and authorize the merger.

          In considering such recommendation, EP MedSystems shareholders should be aware that some EP MedSystems directors and officers have interests in the merger that are different from, or in addition to, those of EP MedSystems shareholders. See the section entitled “The Merger – Interests of EP MedSystems Directors and Officers in the Merger.”

Record Date; Shares Entitled to Vote

          Only holders of EP MedSystems common stock at the close of business on    , 2008, the record date for the EP MedSystems special meeting, are entitled to notice of and to vote at the EP MedSystems special meeting. On the record date, approximately shares of EP MedSystems common stock were issued and outstanding and there were approximately    holders of record. EP MedSystems shareholders on the record date are each entitled to one vote per share of EP MedSystems common stock on the proposal to adopt the merger agreement and authorize the merger.

Quorum; Abstentions and Broker Non-Votes

          A quorum of EP MedSystems shareholders is required to have a valid EP MedSystems meeting of shareholders. A majority of the shares of EP MedSystems common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the EP MedSystems special meeting in order for a quorum to be established. EP MedSystems’ transfer agent will act as inspector of elections at the special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the EP MedSystems shareholders at the special meeting. If a quorum is not present, we expect that the EP MedSystems special meeting will be adjourned to allow additional time to obtain additional proxies or votes, and at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the special meeting.

          Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The adoption of the merger agreement and the authorization of the merger at the special meeting are not considered routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting. A “broker non-vote” occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. A broker will not be permitted to vote on the merger proposal without instruction from the beneficial owner of the shares of EP MedSystems common stock held by that broker. The presence in person or by proxy of EP MedSystems shareholders of a majority of the shares of EP MedSystems common stock issued, outstanding and entitled to vote at the shareholders’ meeting will constitute a quorum for the transaction of the business. Abstentions and broker “non-votes” will not count as present for purposes of establishing a quorum described above, and will not be voted on the proposal to adopt the merger agreement and authorize the merger. Consequently, an abstention will have no effect on the vote for or against the proposal. Therefore, EP MedSystems shareholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in “street name”.

Shares Owned and Voted by EP MedSystems Directors and Executive Officers; Agreement to Vote in Favor of the Merger

          At the close of business on the record date for the special meeting, directors and executive officers of EP MedSystems beneficially owned and were entitled to vote, in the aggregate 5,812,680 shares of EP MedSystems common stock. These shares represent approximately 18.5% of the EP MedSystems common stock outstanding as of the record date.

          The chairman of EP MedSystems’ board of directors, David A. Jenkins, and his wife, Linda A. Jenkins, have entered into a voting agreement with St. Jude Medical in which they have agreed, among other things, to vote 2,241,984 of the shares of EP MedSystems common stock of which they are the record and/or beneficial holders in favor of the merger agreement and the merger, against other acquisition proposal and against any action that would delay or prevent the merger. In connection with and in support of the voting agreement, Mr. and Mrs. Jenkins have granted an irrevocable proxy to St. Jude Medical to vote the shares in accordance with the terms of the voting agreement. See the section entitled “The Transaction Documents — Voting Agreement.”

Voting Procedures

          You may vote in person at the EP MedSystems special meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the special meeting. You can change your vote at the special meeting at any time before the voting has been completed.

          EP MedSystems shareholders may direct the voting of their shares without attending the EP MedSystems special meeting by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.

          EP MedSystems shareholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the special meeting and mailing them in the accompanying pre-addressed postage-paid envelopes. All EP MedSystems shares represented by properly executed proxies received in time for the special meeting and not revoked will be voted at the special meeting, and at any adjournment or postponement of the meeting, in accordance with the instructions contained in the proxy. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement and authorization of the merger.

          If your broker holds your shares of EP MedSystems common stock for you in street name, you should instruct your broker to vote your shares, following the directions your broker provides to you. Most brokers have procedures for telephone or Internet voting. Check the material your broker sends you or call your account representative for more information. In the event you do not instruct your broker how to vote any shares held for you in street name, your shares will not be voted for the adoption of the merger agreement and authorization of the merger.

          EP MedSystems shareholders of record may also vote in person at the special meeting by submitting their proxy cards or by filling out a ballot at the special meeting.

          You should not send in any share certificates representing EP MedSystems common stock with your proxy card(s). A form of election on which you will elect the type of consideration to be paid pursuant to the merger and a letter of transmittal with instructions for surrender of your share certificates will be mailed to your as soon as practicable prior to the EP MedSystems shareholders’ meeting. For more information regarding the procedures for exchanging EP MedSystems stock certificates for St. Jude Medical stock certificates see the section entitled “The Transaction Documents – The Merger Agreement – What EP MedSystems Shareholders Will Receive in the Merger.”

Revoking Your Proxy

          You may revoke your proxy at any time before the proxy is voted at the EP MedSystems special meeting by:

•	submitting a written notice of revocation to the Corporate Secretary of EP MedSystems at 575 Route 73 North, Bldg-D, West Berlin, NJ 08091 bearing a later date than the proxy;

•	granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to the Corporate Secretary at EP MedSystems; or

•	by attending the EP MedSystems special meeting and voting in person.

          Simply attending the EP MedSystems special meeting will not revoke a proxy. If you do not hold your shares of EP MedSystems common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the registered owner of the shares.

Solicitation of Proxies and Expenses

          St. Jude Medical and EP MedSystems will share equally expenses incurred in connection with the filing, printing and mailing of this proxy statement/prospectus and the solicitation of proxies for the EP MedSystems special meeting. In addition to solicitation by mail, the directors, officers, employees and agents of EP MedSystems may solicit proxies from EP MedSystems shareholders by telephone or other electronic means or in person. Some of these individuals may have interests in the merger that are different from, or in addition to, the interests of EP MedSystems shareholders generally. See the section entitled “The Merger – Interests of EP MedSystems Directors and Officers in the Merger.” Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons, and St. Jude Medical and EP MedSystems will reimburse them for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners.

Other Matters

          The EP MedSystems board of directors is not aware of any other business to be brought before the EP MedSystems special meeting or any adjournment or postponement of the meeting. If, however, other matters are properly brought before the EP MedSystems special meeting or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the EP MedSystems shares represented by duly executed proxies in accordance with their discretion and judgment.

THE MERGER

          The discussion below sets forth material information concerning the merger and the merger agreement. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A and is incorporated herein by reference. All EP MedSystems shareholders are urged to read the merger agreement in its entirety.

Overview

          This proxy statement/prospectus is being furnished to EP MedSystems shareholders in connection with the solicitation of proxies for use at the EP MedSystems special meeting. At the EP MedSystems special meeting, holders of EP MedSystems common stock will be asked to vote on the adoption of the merger agreement and approval of the merger. The merger will not be completed unless the holders of a majority of the votes cast by EP MedSystems shareholders at the special meeting vote to adopt the merger agreement and authorize the merger.

          The merger agreement provides that Merger Sub, a wholly-owned subsidiary of St. Jude Medical, will be merged with and into EP MedSystems. St. Jude Medical will then merge EP MedSystems with and into a wholly-owned subsidiary of St. Jude Medical, which we refer to as the second merger. In the merger, all shares of EP MedSystems common stock outstanding as of the effective time of the merger shall be exchanged for cash or shares of St. Jude Medical common stock. See the section entitled “The Merger Agreement –Merger Consideration” beginning on page 44 of this proxy statement/prospectus.

Background of the Merger

          From time to time, EP MedSystems has, with its financial and legal advisors, reviewed and evaluated strategic opportunities and alternatives with a view to enhancing shareholder value.

          In May, 2007, David Bruce, Chief Executive Officer of EP MedSystems, was approached by St. Jude Medical to explore the rationale for a potential acquisition or business combination. The companies entered into a non-disclosure agreement and met in June 2007 to discuss the business of EP MedSystems.

          At a meeting of the EP MedSystems board of directors on July 17, 2007, Mr. Bruce informed the board of the discussions with St. Jude Medical.

          In September 2007, a broader team from St. Jude Medical met with EP MedSystems to review the combination opportunity with the objective of determining an indication of value. Following the meeting, a representative from St. Jude Medical informally expressed to Mr. Bruce a preliminary valuation range for EP MedSystems of $2.75 to $3.10 per share.

          At a meeting of EP MedSystems’ board of directors on September 24, 2007, Mr. Bruce updated the board about the discussions with St. Jude Medical. At that time, EP MedSystems’ board approved the engagement of Piper Jaffray & Co. (“Piper Jaffray”) as its financial advisor in evaluating a possible sale of EP MedSystems to any potential purchaser, including St. Jude Medical.

          On October 23, 2007, Mr. Bruce and representatives from Piper Jaffray met with St. Jude Medical management to discuss the potential sale of EP MedSystems. These discussions were high-level and of a preliminary nature, and did not result in any agreement between the two companies regarding terms of a possible transaction.

          On the evening of November 6, 2007, EP MedSystems received an unsolicited non-binding letter of intent from St. Jude Medical, which would expire on November 8, 2007, indicating an interest in purchasing all of the outstanding shares of common stock of EP MedSystems at a purchase price of $3.40 per share, subject to certain conditions, including satisfactory completion of due diligence and the entry by certain parties into voting and employment agreements. The closing price of EP MedSystems’ common stock on that day was $2.17 per share.

          The board of directors of EP MedSystems held a meeting on November 8, 2007, during which the terms of the St. Jude Medical letter of intent were discussed. At the meeting, Piper Jaffray presented to the board a preliminary financial analysis and advice regarding EP MedSystems and the financial terms of the St. Jude Medical letter, and a representative from Morgan, Lewis & Bockius LLP (“Morgan Lewis”), EP MedSystems’ legal counsel, provided the EP MedSystems board of directors with an overview of the board’s fiduciary duties. Due to St. Jude Medical’s requirements for certain parties to enter voting and employment agreements, which were beyond the scope of the EP MedSystems’ board authority, the EP MedSystems board determined that additional analysis was required to evaluate the proposal. The closing price of EP MedSystems’ common stock on that day was $2.03 per share.

          The EP MedSystems board of directors reconvened on November 12, 2007. The EP MedSystems board of directors discussed St. Jude Medical’s proposal, the previously provided advice of Morgan Lewis and Piper Jaffray, and decided to negotiate toward a higher valuation for EP MedSystems. After the board meeting, Mr. Bruce directed Piper Jaffray to undertake further discussions with St. Jude Medical’s financial advisor, with the objective of increasing St. Jude Medical’s proposed purchase price. Piper Jaffray promptly communicated the EP MedSystems board of directors’ position to St. Jude Medical’s financial advisor. The closing price of EP MedSystems’ common stock on that day was $2.12 per share.

          Later on November 12, 2007, at a meeting of the EP MedSystems board, Mr. Bruce reported to the board that he had not received a response from St. Jude Medical or its representatives.

          On November 15, 2007, St. Jude Medical’s financial advisor communicated to Piper Jaffray that St. Jude Medical would not renew its expired proposal due to other St. Jude Medical priorities.

          In early January 2008, a representative from St. Jude Medical communicated to Mr. Bruce that St. Jude Medical was receptive to resuming discussions with EP MedSystems regarding a potential acquisition transaction.

          During January and February of 2008, multiple conversations took place between the management of EP MedSystems and St. Jude Medical. Additionally, during this timeframe, management of EP MedSystems reviewed its planned product launches, including its next generation ICE catheter, reviewed its operating plans and cash position, and updated its financial projections. The EP MedSystems board determined that EP MedSystems would require a cash infusion to execute its multi-year business plan. EP MedSystems management investigated several potential financing alternatives and reported to the EP MedSystems board that the general weakness in the equity and credit markets presented EP MedSystems with substantially dilutive or otherwise unattractive financing alternatives.

          On February 19, 2008, St. Jude Medical and EP MedSystems held a meeting at St. Jude Medical’s headquarters in St. Paul, Minnesota, where the parties again discussed EP MedSystems’ markets, business and operations in the context of a potential acquisition of EP MedSystems.

          On February 29, 2008, St. Jude Medical orally suggested a valuation of $2.90 per share of EP MedSystems’ common stock. EP MedSystems suggested in response that it would be appropriate to consider a higher valuation for the Company. Following further negotiation later that day, Mr. Bruce and John C. Heinmiller, Executive Vice President and Chief Financial Officer of St. Jude Medical, agreed that a value per share of $3.00 would serve as a basis for the negotiation of the remaining terms of the proposed transaction and the commencement of formal due diligence, with 60% of the total consideration to be paid in the form of cash, and 40% in the form of common stock in St. Jude Medical, and subject to preliminary approval by the board of directors of EP MedSystems. The closing price of EP MedSystems’ common stock on that day was $1.62 per share.

          On March 3, 2008, EP MedSystems received a non-binding letter of intent from St. Jude Medical, which included certain conditions, such as satisfactory completion of due diligence, the entry by certain parties into employment and voting agreements, and the provision of notice to a large medical device company (“Party A”) pursuant to certain EP MedSystems agreements with Party A. The proposed letter of intent also included an exclusivity arrangement prohibiting EP MedSystems, during the period ending April 15, 2008, from undertaking any discussions regarding a sale or other disposition of the Company with any third party other than Party A and St. Jude Medical. The closing price of EP MedSystems’ common stock on that day was $1.60 per share.

          On March 4, 2008, EP MedSystems convened a special meeting of its board of directors, with representatives from Morgan Lewis and Piper Jaffray to discuss the St. Jude Medical proposal and the terms of the March 3, 2008 letter of intent. At the meeting, Piper Jaffray presented to the board a preliminary financial analysis of EP MedSystems and of the financial terms of the St. Jude Medical proposal, and Morgan Lewis advised the board of its fiduciary duties in connection with the proposal. The board approved the letter of intent and authorized management to negotiate and execute it on behalf of EP MedSystems.

          On March 5, 2008, EP MedSystems negotiated certain of the terms of the letter of intent with St. Jude Medical, and thereafter the parties executed the letter of intent. In addition, in connection with certain agreements with Party A, EP MedSystems sent Party A notice that an offer to purchase EP MedSystems had been received.

          On March 10, 2008, EP MedSystems began to make available to St. Jude Medical and its legal counsel, Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), financial, operational and legal due diligence documents and information through an online data site. St. Jude Medical and its representatives began an extensive due diligence review of EP MedSystems from financial, regulatory, intellectual property, commercial and other perspectives.

          On March 21, 2008, Gibson Dunn distributed to Morgan Lewis a draft merger agreement. The draft merger agreement contemplated, among other things, the payment of merger consideration either in cash or St. Jude Medical common stock, at the election of each EP MedSystems shareholder, subject to proration such that the total consideration to be paid would be 60% in cash and 40% in stock, as well as a two-step transaction in which a subsidiary of St. Jude Medical would merge with and into EP MedSystems, to be followed by a second merger of EP MedSystems with and into a second St. Jude Medical subsidiary.

          Between March 24 and April 8, 2008, numerous discussions were held among EP MedSystems, Morgan Lewis, St. Jude Medical and Gibson Dunn. These discussions included details of the structure of the transaction, the scope of the representations, warranties and covenants contained in the potential merger agreement, the conditions under which each party would be obligated to close the proposed merger, EP MedSystems board’s ability to consider alternative transactions and the structure and amount of any termination fees. In addition, during this time period, St. Jude Medical’s management and representatives made numerous visits to EP MedSystems’ facility in West Berlin, New Jersey and continued their review of due diligence materials that were provided by EP MedSystems on an on-going basis.

          From time to time during this period, Mr. Bruce informally advised the members of EP MedSystems’ board of directors of recent developments in this process and sought their counsel and guidance regarding many transaction matters. Moreover, Party A contacted Mr. Bruce briefly regarding the continuing relationship between the two companies after any sale transaction, but Party A did not express any interest in pursuing an acquisition of EP MedSystems.

          On April 8, 2008, the board of directors of St. Jude Medical met to consider the proposed merger of EP MedSystems with a wholly-owned subsidiary of St. Jude Medical, which would provide merger consideration to EP MedSystems’ shareholders valued at $3.00 per share of EP MedSystems common stock. Officers of St. Jude Medical answered questions from the members of the board. After discussion, the St. Jude Medical board of directors voted to approve the merger agreement with EP MedSystems.

          On April 8, 2008, the board of directors of EP MedSystems met to consider the proposed merger. Also attending the meeting were representatives of Morgan Lewis and Piper Jaffray. Piper Jaffray reviewed with the board a financial analysis of the merger and rendered an oral opinion, confirmed in writing, to the effect that, based upon and subject to the matters described in the opinion, as of April 8, 2008, the aggregate consideration to be received by EP MedSystems’ shareholders was fair, from a financial point of view, to EP MedSystems’ shareholders. Morgan Lewis reviewed with the board the terms of the proposed merger agreement, as well as the fiduciary duties of directors in connection with their consideration of the transaction. Officers of EP MedSystems, and EP MedSystems’ financial and legal advisors, answered questions from the members of the board. After extensive discussion, the EP MedSystems board of directors voted unanimously to approve the merger agreement with St. Jude Medical and to call a special meeting of the EP MedSystems shareholders to approve the merger agreement. The closing price of EP MedSystems’ common stock on that day was $1.41 per share.

          The parties executed the merger agreement and related documents on April 8, 2008, following the meeting of the EP MedSystems board, and publicly announced the merger before the markets opened on the morning of April 9, 2008.

EP MedSystems Board of Directors Reasons for the Merger; Recommendation of the EP MedSystems Board of Directors

          The EP MedSystems board of directors believes that the merger is advisable, fair to and in the best interest of EP MedSystems and the EP MedSystems shareholders. Accordingly, at the special meeting of the EP MedSystems board of directors held on April 8, 2008 at which the merger was considered and voted upon, the EP MedSystems board of directors unanimously approved the merger agreement and the merger. The EP MedSystems board of directors unanimously recommends that the holders of shares of EP MedSystems common stock vote FOR the adoption of the merger agreement and the approval of the merger.

          The EP MedSystems board of directors identified a number of benefits for EP MedSystems’ shareholders that could result from the merger. These potential benefits include:

•

the belief of the EP MedSystems board of directors that EP MedSystems obtained the highest price per share that St. Jude Medical was willing to pay, taking into account the improvement in terms as a result of the negotiations between the parties;

•

the current and historical market prices of EP MedSystems’ common stock relative to the $3.00 per share merger consideration, and the fact that the $3.00 per share represented a 97.4% premium over the closing price of EP MedSystems’ common stock on April 7, 2008, and a 89.9% premium over the average closing price for EP MedSystems’ common stock for the 30 trading day period up to and including April 4, 2008;

•

the fact that Party A, a large medical device company, after having been notified that an offer to purchase EP MedSystems had been received, was not interested in pursuing an acquisition of EP MedSystems;

•	the EP MedSystems board of directors’ assessment as to the low likelihood that any other third party would offer a higher price than St. Jude Medical;

•	the support for the merger expressed by certain of EP MedSystems’ principal shareholders, as evidenced by the voting agreement;

•

the fact that the merger would be subject to the approval of EP MedSystems’ shareholders and that if a superior acquisition proposal were to be made prior to the completion of the merger, the EP MedSystems shareholders (other than the principal shareholders party to the voting agreement) would be free not to approve the merger with St. Jude Medical;

•

the fact that, if the Company did not agree to the merger with St. Jude Medical, it would require a cash infusion to execute its multi-year business plan, which would be challenging to obtain on acceptable terms in the current equity and credit markets;

•

St. Jude Medical’s greater financial and other resources will allow EP MedSystems’ technology, products and services to be developed and enhanced at a more rapid pace following the merger than EP MedSystems would likely be able to achieve as an independent company;

•

St. Jude Medical’s broader suite of complementary products and services, larger installed customer base, significant direct sales force and greater brand recognition will provide EP MedSystems with the opportunity to grow and gain market share more rapidly following the merger than EP MedSystems would likely be able to achieve as an independent company;

•

as a result of the complementary nature of the technology and products of EP MedSystems and St. Jude Medical, the merger will increase opportunities to realize EP MedSystems’ strategic objectives of expanding market share for its products and services, better serving its customers and accelerating the development of enhanced technologies for cardiovascular medical device manufacturing and design;

•

the combined company’s experience, resources and breadth of product offerings may allow the combined company to respond more quickly and effectively to technological change, increased competition and market demands;

•	the greater resources of the combined company may accelerate the rate at which EP MedSystems products and technologies may be adopted and accepted in the market; and

•	the combined company will be able to employ the skills and resources of both companies’ management teams.

In the course of its deliberations, the EP MedSystems board of directors considered a number of additional factors relevant to the merger, including:

•

historical information concerning the respective businesses, prospects, financial performance and condition, operations, technology, management and competitive positions of St. Jude Medical and EP MedSystems, including public reports filed with the SEC concerning results of operations during the most recent fiscal year for each company;

•	EP MedSystems management’s view of the financial condition, results of operations and businesses of EP MedSystems and St. Jude Medical before and after giving effect to the merger;

•	current financial market conditions and historical market prices, volatility and trading information with respect to the common stock of EP MedSystems and the common stock of St. Jude Medical;

•

the relationship between the market value of EP MedSystems common stock and the consideration to be received by shareholders of EP MedSystems in the merger and a comparison to comparable merger transactions;

•

the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations, and EP MedSystems’ ability to furnish information to and conduct negotiations with a third party, in the event of a superior acquisition proposal, are reasonable for a transaction of this nature;

•	the potential for other third parties to enter into strategic relationships with or to acquire EP MedSystems;

•	the financial analyses and other information with respect to the companies presented by Piper Jaffray & Co., EP MedSystems’ financial advisor;

•	St. Jude Medical’s financial results and continued product revenue growth in recent quarters despite a difficult selling environment;

•	St. Jude Medical’s strong balance sheet;

•	that senior EP MedSystems management will have significant responsibilities within the combined company, which should facilitate the integration of EP MedSystems into the combined company; and

•

the oral opinion of Piper Jaffray to the EP MedSystems board of directors on April 8, 2008, subsequently confirmed in writing, that, as of April 8, 2008 and based upon and subject to the various considerations set forth in the opinion, the aggregate merger consideration was fair to the holders of EP MedSystems common stock, from a financial point of view. See the section entitled “—Opinion of EP MedSystems’ Financial Advisor,”

The potential negative factors that the EP MedSystems’ board of directors considered included:

•	that EP MedSystems will no longer exist as an independent company and its shareholders may no longer participate directly in its growth;

•

that, under the terms of the merger agreement and the voting agreement, neither EP MedSystems nor the shareholders that executed the voting agreement can solicit other acquisition proposals, EP MedSystems must pay to St. Jude Medical a $4 million termination fee if the merger agreement is terminated under certain circumstances and certain holders of EP MedSystems’ common stock have agreed to vote for the merger, all of which may deter others from proposing an alternative transaction that may be more advantageous to EP MedSystems’ shareholders;

•	the possibility that the merger might not be consummated and the effect of public announcement of the merger on:

¡ EP MedSystems’ sales, operating results and stock price;

¡ EP MedSystems’ ability to attract and retain key management, sales and marketing and technical personnel; and

¡ the progress of certain development projects;

•	the risk that the potential benefits sought in the merger might not be fully realized;

•	the risk that, notwithstanding the long-term benefits of the merger, the combined company’s financial results and stock price might decline in the short term;

•	the possibility of substantial charges to be incurred in connection with the merger, including transaction expenses arising from the merger;

•	the risk that despite the efforts of the combined company, key personnel might not remain employed by the combined company;

•	the risk that the companies might not be able to obtain the necessary approvals required to complete the merger, including shareholder approvals and antitrust regulatory approvals;

•

that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by EP MedSystems’ shareholders. In addition, there are several unique closing conditions in the merger agreement relating to certain FDA issues and certain specified contracts not having been terminated or repudiated;

•	the possibility of disruption to EP MedSystems’ operations following announcement of the merger, and the resulting effect on EP MedSystems if the merger does not close;

•

that the merger and St. Jude Medical’s and EP MedSystems’ businesses are subject to other risks, as described in the section of this proxy statement/prospectus entitled “Risk Factors” and in each company’s reports filed with the SEC;

•	risks associated with fluctuations in St. Jude Medical’s stock price prior to closing of the merger; and

•	various other risks.

          In approving the merger agreement, EP MedSystems’ board of directors was aware of the interests of EP MedSystems’ management in the merger, as described in the section entitled “—Interest of EP MedSystems Directors and Officers in the Merger.”

          The foregoing discussion of the information and factors considered by the EP MedSystems board of directors is not intended to be exhaustive but includes the material factors considered by the EP MedSystems board of directors. In its deliberations, the EP MedSystems board of directors gave the greatest weight to the value to be received by EP MedSystems shareholders in the merger, having made a fundamental commitment to consummate a sale transaction that was most favorable to the shareholders of EP MedSystems from a financial point of view. In view of the wide variety of factors considered in connection with their evaluation of the proposed merger, the EP MedSystems board of directors did not find it practical to, and did not, quantify or otherwise assign relative weights to any of the other specified factors considered in reaching their determinations. Individual directors may have given differing weights to different factors, although all directors were committed to maximizing shareholder value. In addition, the EP MedSystems board of directors did not reach any specific conclusion with respect to each of the factors considered. Instead, the EP MedSystems board of directors conducted an overall analysis of the value to be received by EP MedSystems shareholders in the merger and the other factors described above and determined that the potential benefits outweighed the potential risks of the merger.

Opinion of EP MedSystems’ Financial Advisor

          EP MedSystems retained Piper Jaffray to act as its financial advisor, and, if requested, to render to its board of directors an opinion as to the fairness, from a financial point of view, of the aggregate merger consideration to be paid to the holders of EP MedSystems’ common stock (other than St. Jude Medical and its affiliates) in connection with the merger.

          The full text of Piper Jaffray’s written opinion dated April 8, 2008, is attached as Annex C and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety. The Piper Jaffray opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of April 8, 2008, of the aggregate merger consideration to be paid to the holders of EP MedSystems common stock (other than St. Jude Medical and its affiliates) in connection with the merger. The Piper Jaffray opinion was directed to EP MedSystems’ board of directors and was not intended to be, and does not constitute, a recommendation as to how you should act or vote with respect to the merger, what form of merger consideration you should elect with respect to the merger, or any other matter.

          In arriving at its opinion and performing the related financial analyses, Piper Jaffray performed the following, among other things:

• reviewed and analyzed the financial terms of a draft of the merger agreement as of April 7, 2008;

• reviewed and analyzed certain financial and other data with respect to EP MedSystems and St. Jude Medical which was publicly available;

          •          reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of EP MedSystems and St. Jude Medical that were publicly available, as well as those that were furnished to Piper Jaffray by EP MedSystems;

          •          reviewed the current and historical reported prices and trading activity of the common stock of EP MedSystems and of St. Jude Medical and similar information for certain other companies deemed by Piper Jaffray to be comparable to EP MedSystems;

• compared the financial performance of EP MedSystems and St. Jude Medical with that of certain other publicly traded companies that Piper Jaffray deemed relevant; and

• reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant.

          In addition, Piper Jaffray conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion. Piper Jaffray also conducted discussions with members of senior management and representatives of EP MedSystems and St. Jude Medical concerning their respective financial condition, historical and current operating results, businesses and prospects.

          The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which opinion was orally reviewed with EP MedSystems’ board of directors at a meeting held on April 8, 2008 and formally delivered to in writing later that day. The preparation of analyses relating to a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to EP MedSystems’ board of directors on April 8, 2008.

          This summary includes information presented in tabular format. In order to fully understand the financial analyses presented by Piper Jaffray, these tables must be read together with the text of each analysis summary and considered as a whole. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or EP MedSystems’ board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 4, 2008, and is not necessarily indicative of current market conditions.

                    Transaction Overview

          In performing its analysis, Piper Jaffray noted that EP MedSystems’ stockholders could elect, subject to certain procedures and limitations described in this proxy statement/prospectus under the heading “— The Transaction Documents – The Merger Agreement – Elections and Prorations”, to receive consideration valued under the merger agreement at $3.00 per share, payable in cash or in shares of St. Jude Medical common stock, with the number of such shares determined by dividing $3.00 by the average closing price of St. Jude Medical common stock during the 10 trading days ending on and including the second trading day prior to the consummation of the merger. Therefore, as of date of Piper Jaffray’s fairness opinion on April 8, 2008, the implied value of the merger consideration to be received, whether in shares of St. Jude Medical common stock or in cash, for each share of EP MedSystems common stock was $3.00, which is referred to below as the “implied value” of the merger consideration.

          EP MedSystems had approximately 31.5 million fully diluted shares of common stock outstanding, calculated using the treasury stock method and the implied value of the merger consideration. In addition, as of March 31, 2008, EP MedSystems had approximately $5.2 million in cash and $2.7 million of short term borrowings based on its management’s estimates. Based on this information and the implied value of the merger consideration, Piper Jaffray noted that the proposed merger consideration implied a diluted equity value for EP MedSystems of approximately $94.5 million and an enterprise value of approximately $92.0 million.

          With the consent of EP MedSystems’ board of directors, because of the “fixed value” nature of the merger consideration and the small number of shares of St. Jude Medical common stock anticipated to be issued in the merger relative to the total market capitalization and historical average daily trading volume of St. Jude Medical common stock, Piper Jaffray did not conduct significant due diligence on St. Jude Medical, or perform accretion/dilution, contribution, or exchange ratio analyses for the merger.

                    Analysis of EP MedSystems

Historical Trading Analysis

          Piper Jaffray reviewed the historical closing prices and trading volumes for the shares of EP MedSystems common stock for three years ended April 4, 2008 in order to provide background information on the prices at which EP MedSystems common stock has historically traded. The following table summarizes some of these historical closing prices relative to the implied value of the merger consideration for EP MedSystems common stock.

Price per Share

Merger Consideration implied value	$3.00
Closing price on April 4, 2008	$1.55
30 trading day average prior to April 4, 2008	$1.58
60 trading day average prior to April 4, 2008	$1.59
90 trading day average prior to April 4, 2008	$1.74
High for the year prior to April 4, 2008:	$2.28
High for the 3 years prior to April 4, 2008:	$3.62
Low for the year prior to April 4, 2008:	$1.26
Low for the 3 years prior to April 4, 2008:	$1.12

Selected Publicly Traded Companies Analysis

          Piper Jaffray reviewed certain financial data, ratios and valuation multiples for EP MedSystems and compared them to corresponding financial data, ratios and valuation multiples for certain publicly traded companies operating in the medical technology sector which Piper Jaffray believed were similar to EP MedSystems’ business and financial profile. Although no company is exactly comparable to EP MedSystems, Piper Jaffray selected companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following general criteria:

•	companies that focus on cardiovascular and peripheral vascular applications with commercialized products;

•	companies with revenue for the last twelve months less than $100 million;

•	companies with more than 20% revenue growth compared to the prior year in 2007 and expected in 2008 based on consensus Wall Street analyst estimates; and

•	companies with gross margins for the last twelve months greater than 50%.

          Based on these criteria, Piper Jaffray identified and analyzed the following nine companies:

•	AtriCure, Inc.
•	ATS Medical, Inc.
•	Cambridge Heart, Inc.
•	CryoCath Technologies Inc. (1)
•	Endologix, Inc.
•	Micrus Endovascular Corp.
•	The Spectranetics Corp.
•	Stereotaxis, Inc.
•	VNUS Medical Technologies, Inc.

(1)

Although CryoCath Technologies Inc. had less than 20% revenue growth in 2007 and expected in 2008, it was included in the analysis because it met all other selection criteria. CryoCath’s growth rate in 2007, and expected growth rate in 2008 and 2009 based on consensus Wall Street analyst estimates, was 14.1%, 14.5% and 51.5%, respectively.

          Among other things, Piper Jaffray estimated for each of the selected companies the ratio of its enterprise value to its revenue for 2007, 2008 and 2009 to obtain a range of valuation multiples. The enterprise value for each of the selected companies was based on its closing stock price on April 4, 2008 and other publicly available information; the revenue for 2007 was based on publicly available information; and the revenue for 2008 and 2009 was based on consensus Wall Street analyst estimates, where available. Piper Jaffray then estimated the corresponding multiple for EP MedSystems using the forecasts provided by EP MedSystems’ management and its enterprise value based on its closing stock price on April 4, 2008 and based on the implied value of the merger consideration.

The estimated multiples for EP MedSystems, along with the lowest, mean, median and highest of the estimated multiples for the selected companies, are presented in the table below.

	EP MedSystems (1)	Selected Companies

Enterprise Value as a Multiple of:		Low	Median	Mean	High

2007 actual revenues	4.9x	2.2x	3.7x	4.0x	6.6x
2008 projected revenues (2)	3.8x	1.8x	2.9x	3.2x	5.2x
2009 projected revenues (2)	3.1x	1.4x	2.2x	2.3x	3.6x

(1)	Calculated using the implied enterprise value of EP MedSystems based on the implied value of the merger consideration of $3.00 per share.

(2)

Revenues for EP MedSystems for 2008 and 2009 are based on the forecasts provided by EP MedSystems management. Revenues for the selected companies for calendar years 2008 and 2009 are based on consensus Wall Street analyst estimates.

          Based on the estimates and assumptions used, this analysis showed that the multiple of EP MedSystems’ enterprise value implied by the merger consideration relative to its revenue for 2007 and its forecasted revenue for 2008 and 2009 was, in each case, within the range of corresponding multiples for the selected companies.

Selected Transactions Analysis

          Piper Jaffray reviewed transactions involving target companies in the medical technology sector that it deemed comparable to EP MedSystems. Piper Jaffray selected these transactions by searching SEC filings, public company disclosures, press releases, industry and press reports, databases and other sources and by applying the following criteria:

•	transactions that were announced or completed from January 1, 1998 to April 4, 2008;

•	transactions involving target companies with enterprise values between $50 million and $300 million;

•	transactions involving target companies with revenue greater than $0 and less than $100 million during the last twelve months preceding announcement of such transaction; and

•	transactions involving target companies with projected revenue growth between 20% and 60% for the twelve months following announcement of such transaction.

          Based on these criteria, Piper Jaffray identified and analyzed the following 20 transactions:

Target	Acquiror

Angio-Seal, a business unit of Tyco International Ltd.	St. Jude Medical
Cross Medical Products, Inc.	Interpore International, Inc.
Diagnostic System Laboratories, Inc.	Beckman Coulter, Inc.
Disc-O-Tech Medical Technologies Ltd.	Kyphon Inc.
Endocardial Solutions, Inc.	St. Jude Medical
EndoSonics Corp.	JOMED N.V.
Exogen, Inc.	Smith & Nephew plc
Heartport, Inc.	Johnson & Johnson
HemoSense, Inc.	Inverness Medical Innovations, Inc.
Horizon Medical Products, Inc.	RITA Medical Systems, Inc.
Implant Innovations, Inc.	Biomet, Inc.
Innerdyne, Inc.	Tyco International Ltd.
Innovasive Devices, Inc.	Johnson & Johnson
IntraTherapeutics, Inc.	Sulzer Medica AG
Invivo Corp.	Intermagnetics General Corp.
Orthologic Corp.’s Bone Growth Stimulation Business	DJ Orthopedics, Inc.
SeraCare, Inc.’s plasma operations	Probitas Pharma, S.A.
STC Technologies, Inc.	Epitope, Inc.
Suros Surgical Systems, Inc.	Hologic, Inc.
Tutogen Medical, Inc.	Regeneration Technologies, Inc.

          Among other things, Piper Jaffray calculated for the target company in each transaction the ratio of its enterprise value to its revenue for the twelve months preceding such transaction, as well as the ratio of its enterprise value to its projected revenue for the twelve months following such transaction. Piper Jaffray then compared the results of these calculations with similar calculations for EP MedSystems based on its enterprise value implied by the implied value of the merger consideration. The analysis indicated the following multiples:

	EP MedSystems (1)	Selected Transactions

Enterprise Value as a Multiple of:		Low	Median	Mean	High

Last 12 months revenue (2)	4.9x	2.2x	4.5x	4.8x	8.8x
Forward 12 months revenue (3)	3.8x	1.7x	3.4x	3.9x	11.8x

(1)	Calculated using the implied enterprise value of EP MedSystems based on the implied value of the merger consideration of $3.00 per share.

(2)

Last 12 months revenue for EP MedSystems is for the 12 months ending December 31, 2007. Last 12 months revenue for each the selected target companies is based on reported SEC sources for the 12 months preceding announcement of each transaction.

(3)

Forward 12 months revenue for EP MedSystems is for the 12 months commencing January 1, 2008 and is based on the forecasts furnished to Piper Jaffray by EP MedSystems management. Forward 12 month revenue for each of the selected target companies is based on consensus Wall Street analyst estimates for the 12 months following the announcement of each transaction.

          Based on the estimates and assumptions used, this analysis showed that the multiple of EP MedSystems’ enterprise value implied by the merger consideration relative to its revenue for 2007 and its forecasted revenue for 2008 was, in each case, within the range of corresponding multiples for the target companies in the selected transactions.

Premiums Paid Analysis

          Piper Jaffray reviewed publicly available information for selected completed or pending transactions to determine the premium paid in each transaction over the market price of the target company prior to announcement of the transaction. Piper Jaffray selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	transactions involving target companies with Standard Industrial Classification codes relating to medical technology;

•	transactions involving a change in control; and

•	medical technology transactions announced since January 1, 2001 involving public target companies that had an enterprise value between $50 million and $2 billion.

          Based on these criteria, Piper Jaffray performed its analysis on the following 40 transactions:

Target	Acquiror

Adeza Biomedical Corp.	Cytyc Corp.
Advanced Neuromodulation Systems, Inc.	St. Jude Medical
Animas Corp.	Johnson & Johnson
Arrow International, Inc.	Teleflex Inc.
Bio-Logic Systems Corp.	Natus Medical Inc.
Biosite Inc.	Beckman Coulter, Inc.
Biosite Inc.	Inverness Medical Innovations, Inc.
Cholestech Corp.	Inverness Medical Innovations, Inc.
Closure Medical Corp.	Johnson & Johnson
Conor Medsystems, Inc.	Johnson & Johnson
CTI Molecular Imaging, Inc.	Siemens AG
Diagnostic Products Corp.	Siemens AG

Target	Acquiror

Digene Corp.	Qiagen N.V.
DJO Inc.	ReAble Therapeutics, Inc.
Encore Medical Corp.	Blackstone Capital Partners V L.P.
Endocardial Solutions, Inc.	St. Jude Medical
Enpath Medical, Inc.	Greatbatch, Inc.
FoxHollow Technologies, Inc.	ev3 Inc.
HemoSense, Inc.	Inverness Medical Innovations, Inc.
Intermagnetics General Corp.	Royal Philips Electronics N.V.
IntraLase Corp.	Advanced Medical Optics, Inc.
IsoTis, Inc.	Integra Lifesciences Holdings Corp.
Laserscope	American Medical Systems Holdings, Inc.
Lifecore Biomedical, Inc.	Warburg Pincus LLC
Lifeline Systems Inc.	Royal Philips Electronics N.V.
Microtek Medical Holdings, Inc.	Ecolab Inc.
Molecular Devices Corp.	MDS Inc.
Ocular Sciences, Inc.	The Cooper Companies, Inc.
ORTHOsoft Inc.	Zimmer Holdings, Inc.
Possis Medical, Inc.	MEDRAD, Inc.
Quinton Cardiology Systems, Inc.	Cardiac Science, Inc.
RITA Medical Systems, Inc.	AngioDynamics, Inc.
Sola International Inc.	Carl Zeiss AG & EQT III Ltd.
Tripath Imaging, Inc.	Becton, Dickinson & Co.
Tutogen Medical, Inc.	Regeneration Technologies, Inc.
VIASYS Healthcare Inc.	Cardinal Health, Inc.
Vision Systems Ltd.	Ventana Medical Systems, Inc.
VISX, Inc.	Advanced Medical Optics, Inc.
WaveLight AG	Alcon, Inc.
ZEVEX International, Inc.	Moog Inc.

          The table below summarizes the premiums paid in these transactions and the premium that would be paid to EP MedSystems’ shareholders based on the $3.00 per share implied value of the merger consideration payable in the merger:

Premium of transaction price compared to closing price of target company common stock:	EP MedSystems (1)	Selected Transactions

		Low	Median	Mean	High

One week prior to transaction announcement (1)	101.3%	5.5%	28.8%	33.2%	78.0%
Four weeks prior to transaction announcement (2)	93.5%	2.8%	30.9%	35.6%	71.1%

(1)	Based on implied value of merger consideration of $3.00 per share.

(2)	EP MedSystems’ premium based on closing price of $1.49 on March 28, 2008, which is one week prior to April 4, 2008.

(3)	EP MedSystems’ premium based on closing price of $1.55 on March 7, 2008, which is four weeks prior to April 4, 2008.

          Based on the estimates and assumptions used, this analysis showed that the premiums over the market prices at the selected dates for EP MedSystems common stock implied by the merger consideration was within the range of premiums paid in the selected transactions.

Discounted Cash Flows Analysis

          Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical enterprise values for EP MedSystems on a stand-alone basis based on the net present value discounted back to March 31, 2008 of (1) the projected free cash flows from the second quarter of 2008 through December 31, 2012 and (2) a terminal value for EP MedSystems at December 31, 2012. Piper Jaffray obtained the free cash flows projections from the forecasts provided by EP MedSystems’ management. Piper Jaffray used terminal revenue multiples ranging from 2.5x to 3.5x to determine terminal value at December 31, 2012. Piper Jaffray applied discount rates to the free cash flows and the terminal value ranging from 18% to 26%, which were based on the weighted average cost of capital for EP MedSystems plus the Morningstar Micro-Cap Size Premium. Piper Jaffray also used an assumed tax rate of 40.0% and assumed that EP MedSystems had $54.7 million of available net operating loss carry forwards as of March 31, 2008 to offset future taxable income without any limitation or expiration. Piper Jaffray applied discount rates ranging from 10% to 20% to the future tax benefits from net operating loss carry forwards to determine the present value of those benefits.

          Using the assumptions and methods described above, Piper Jaffray calculated an estimated range of theoretical enterprise values for EP MedSystems. Using the enterprise value, Piper Jaffray then subtracted interest-bearing debt and added cash and marketable securities as of March 31, 2008 to arrive at an estimated range of equity values for EP MedSystems. Piper Jaffray then divided the estimated range of equity value by the number of outstanding shares of EP MedSystems’ common stock as of March 31, 2008 (calculated using the treasury stock method) to obtain an estimated range of per share equity values. The following table summarizes the ranges of theoretical enterprise value, equity value and per share equity value for EP MedSystems that resulted from this analysis:

Measure	Theoretical Range Indicated by Discounted Cash Flow Analysis

Enterprise Value	$51.0 million to $99.6 million
Equity Value	$53.5 million to $102.0 million
Per Share Equity Value	$1.74/share to $3.22/share

                    Analysis of St. Jude Medical

Historical Trading Analysis

          Piper Jaffray reviewed the historical closing prices and trading volumes for the shares of St. Jude Medical common stock for the three years ended April 4, 2008 in order to provide background information on the number of shares of St. Jude Medical common stock anticipated to be issued in the merger and on the prices at which St. Jude Medical common stock has historically traded. The following table summarizes some of these historical closing prices and trading volumes for St. Jude Medical common stock.

	Price per Share	Daily Average Trading Volume

Closing price on April 4, 2008	$45.22	5.1 million shares
30 trading day average prior to April 4, 2008	$42.93	2.4 million shares
60 trading day average prior to April 4, 2008	$42.35	3.1 million shares
90 trading day average prior to April 4, 2008	$41.68	2.8 million shares

Selected Publicly Traded Companies Analysis

          Piper Jaffray reviewed certain financial data, ratios and valuation multiples for St. Jude Medical and compared them to corresponding financial data, ratios and valuation multiples for certain publicly traded companies which Piper Jaffray believed were similar to St. Jude Medical’s size, growth and business profile. Although no company is exactly comparable to St. Jude Medical, Piper Jaffray selected companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following general criteria:

•	companies with significant operations in the medical technology sector; and

•	companies with market capitalizations greater than $10 billion.

          Based on these criteria, Piper Jaffray identified and analyzed the following 10 companies:

•	Abbott Laboratories
•	Alcon, Inc.
•	Baxter International Inc.
•	Becton, Dickinson & Co.
•	Boston Scientific Corp.
•	Johnson & Johnson
•	Medtronic, Inc.
•	Smith & Nephew plc
•	Stryker Corp.
•	Zimmer Holdings, Inc.

          Using publicly available information and closing stock prices on April 4, 2008, Piper Jaffray calculated the ratio of enterprise value to revenue and the ratio of equity value to net income for each selected company and St. Jude Medical for calendar years 2007, 2008 and 2009. For the purpose of this comparison, (i) Piper Jaffray used consensus Wall Street analyst estimates for St. Jude Medical for 2008 and 2009 and (ii) enterprise value was calculated as equity value plus interest-bearing debt, minus cash and marketable securities. The following table summarizes the results of this analysis:

	St. Jude Medical (1)	Selected Companies (1)

Financial Data		Low	Median	Mean	High

Enterprise Value/2007 Revenue	4.5x	3.1x	3.9x	4.3x	7.9x
Enterprise Value/2008 Revenue	4.1x	3.0x	3.6x	3.9x	7.1x
Enterprise Value/2009 Revenue	3.7x	2.8x	3.3x	3.6x	6.5x
Equity Value/2007 Net Income	25.1x	15.9x	21.1x	22.1x	27.8x
Equity Value/2008 Net Income	21.3x	14.8x	18.7x	19.2x	23.6x
Equity Value/2009 Net Income	18.7x	14.0x	16.5x	16.9x	20.6x

(1)	Based on SEC filings and consensus Wall Street analyst estimates.

                         Limitations, Disclaimers and Assumptions

          Although the material analyses performed by Piper Jaffray in rendering its opinion are included in the summary above, it does not contain a complete description of the analyses performed by Piper Jaffray in connection with its opinion and is qualified in its entirety by reference to the written opinion of Piper Jaffray attached as Annex C hereto. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray’s analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis.

          None of the selected companies or transactions used in the analyses above is directly comparable to EP MedSystems, St. Jude Medical, or the transactions contemplated in the merger agreement. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the value of the selected companies and target companies in the selected transactions.

          In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon the forecasts furnished to Piper Jaffray by EP MedSystems’ management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. Such forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the EP MedSystems, St. Jude Medical, or Piper Jaffray. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

          Piper Jaffray has relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to it or discussed with or reviewed by it. Piper Jaffray has further relied upon the assurances of the management of EP MedSystems that the financial information provided has been prepared on a reasonable basis in accordance with industry practice and that they are not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of its opinion, Piper Jaffray has assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by it that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of EP MedSystems as to the expected future results of operations and financial condition of EP MedSystems, to which such financial forecasts, estimates and other forward-looking information relate. Piper Jaffray expresses no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray has further assumed that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. With the consent of EP MedSystems, Piper Jaffray has relied on advice of the outside counsel and the independent accountants to EP MedSystems, and on the assumptions of the management of EP MedSystems, as to all accounting, legal, tax and financial reporting matters with respect to EP MedSystems and the merger agreement.

          Piper Jaffray assumed that the merger would be completed on the terms set forth in the draft merger agreement as of April 7, 2008 reviewed by Piper Jaffray, without amendments and with full accuracy of the representations therein and full satisfaction of all covenants and conditions without any waiver. Piper Jaffray also assumed that all necessary regulatory approvals and consents required for the merger would be obtained. Piper Jaffray’s opinion was necessarily based on the information available to it and the facts and circumstances that existed and that were subject to evaluation as of April 8, 2008. Events occurring after April 8, 2008 could materially affect the assumptions used by Piper Jaffray in preparing its opinion.

          In arriving at its opinion, Piper Jaffray did not do any of the following:

•	receive or perform any appraisals or valuations of any specific assets or liabilities of EP MedSystems or St. Jude Medical;

•	evaluate the solvency of EP MedSystems or St. Jude Medical;

•

express an opinion regarding the liquidation value of EP MedSystems, St. Jude Medical or any other entity, as the analyses performed by Piper Jaffray in connection with its opinion were going concern analyses;

•

undertake an independent analysis of or consider any litigation, regulatory action, unasserted claims or other contingent liabilities, to which EP MedSystems, St. Jude Medical or any of their affiliates is a party or may be subject;

•

express any opinion as to the price at which shares of EP MedSystems common stock or shares of St. Jude Medical common stock may trade following announcement of the merger or at any future time, or as to the effect that any changes to such price may have on the value of the merger consideration at the time the merger is consummated;

•	undertake to update, reaffirm or revise its opinion or otherwise comment upon any events occurring after April 8, 2008;

•	address the basic business decision to proceed with or effect the merger;

•	address the merits of the merger relative to any alternative transaction or business strategy that may be available to EP MedSystems;

•	address St. Jude Medical’s ability to fund the merger consideration;

•	consider any projections of cost savings or operating synergies that could result from the merger;

•	address any terms contemplated by the merger agreement or related to the merger other than the amount of the merger consideration;

•

address the fairness of the amount or nature of compensation to EP MedSystems’ officers, directors or employees, or any class of such persons, relative to the compensation to be received by holders of EP MedSystems common stock;

•	express an opinion as to whether any alternative transaction might produce consideration for the shareholders of EP MedSystems in excess of the amount contemplated in the merger; or

•	address the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituents of EP MedSystems, relative to the merger consideration.

Information about Piper Jaffray

          Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings and secondary distributions of securities and private placements. EP MedSystems selected Piper Jaffray to render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of its experience and reputation in acting as a financial advisor in connection with mergers and acquisitions. Piper Jaffray’s fairness opinion was approved for issuance by the Piper Jaffray Opinion Committee.

          Piper Jaffray acted as financial advisor to EP MedSystems in connection with the merger and will receive a fee of $1.0 million from EP MedSystems, which is contingent upon the consummation of the merger. Piper Jaffray will also receive a fee of $250,000 from EP MedSystems for providing its opinion, which will be credited against the fee for financial advisory services. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in the opinion. EP MedSystems has agreed to indemnify Piper Jaffray against certain liabilities in connection with its services and to reimburse it for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of EP MedSystems and St. Jude Medical for its own account or the accounts of its customers and, accordingly, Piper Jaffray may at any time hold a long or short position in such securities. Piper Jaffray may, in the future, provide investment banking and financial advisory services to St. Jude Medical or its affiliates, for which it would expect to receive compensation.

          Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Piper Jaffray’s research analysts may hold opinions or make statements or investment recommendations with respect to EP MedSystems, St. Jude Medical, or the merger that differ from the statements made in Piper Jaffray’s fairness opinion.

Interests of EP MedSystems Directors and Officers in the Merger

          In considering the recommendations of the EP MedSystems board of directors regarding the merger, you should be aware that the directors and officers of EP MedSystems have interests in the merger that differ from those of other shareholders of EP MedSystems, as described below. The board of directors was aware of these matters and considered them in recommending and approving the merger.

          As a result of these interests, the directors and executive officers discussed below could be more likely to vote to adopt the merger agreement and to approve and authorize the merger than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of EP MedSystems shareholders generally. EP MedSystems shareholders should consider whether or not these interests may have influenced these directors and officers to support or recommend the merger.

                    Indemnification

          The merger agreement provides that, after the merger, St. Jude Medical will, as permitted by law honor the provisions contained in EP MedSystems’ certificate of incorporation and bylaws in effect on the date of the merger agreement to indemnify its officers and directors.

          St. Jude Medical has agreed to maintain in effect the current EP MedSystems directors’ and officers’ liability insurance for a period of six years after the completion of the merger. However, St. Jude Medical is not required to expend for such purpose an amount in the aggregate in excess of 200% of the premium paid by EP MedSystems for 2007.

                    Employment Agreements

          At the time it entered into the merger agreement, St. Jude Medical entered into employment agreements with David Bruce, Bryan Byrd and James Caruso. Each employment agreement becomes effective if and when the merger occurs. Mr. Bruce’s employment agreement runs for a term of one year, and Mr. Byrd’s employment agreement runs for a term of two years. Mr. Caruso’s employment agreement runs until December 31, 2009. Each of Mr. Bruce, Mr. Byrd and Mr. Caruso will be entitled to a specified base salary under the employment agreements. Mr. Byrd will be entitled to a bonus based on a percentage of base salary and/or other performance based criteria and Messrs. Bruce and Caruso will be entitled to certain bonuses based on the completion of certain milestones in connection with the successful integration of EP MedSystems into St. Jude Medical’s operations. In addition to cash compensation, Mr. Byrd will be entitled to receive options to purchase shares of St. Jude Medical common stock.

          Each employment agreement provides that, upon St. Jude Medical’s termination of the employee’s employment without cause or the employee’s resignation for good reason before the end of the employee’s term, the employee will be entitled to the greater of (a) a cash payment equal to his base salary for the remainder of the term of the employment agreement, or (b) the amounts, if any, payable under the terms of St. Jude Medical’s severance plan. An employee will be considered to have resigned for good reason if there occurs a substantial and continuing diminution in the nature of his responsibilities or status, his place of employment is relocated outside the agreed-to location, or if St. Jude Medical materially breaches the employment agreement.

          Each employee has agreed not to compete with St. Jude Medical during the term of his or her employment. Additionally, each employee agreed not to solicit any employee, supplier or customer of St. Jude Medical or any of its current or future affiliates, until the later of (a) two years after the effective date of the employment agreement, (b) one year after the date that is last day the employee is entitled to severance payments under the agreement if terminated for good reason or “without cause,” and (c) the date that is one year after the employee is terminated for any other reason.

          Each employee has agreed that his employment agreement with St. Jude Medical will supersede any prior employment or other similar agreements to which he was a party with EP MedSystems.

                    Other Interests

          Certain of the directors and executive officers of EP MedSystems will receive a change of control payment and all directors, officers and employees of EP MedSystems will receive acceleration of the vesting of their options under existing agreements with EP MedSystems. Pursuant to such existing agreements, certain directors and officers will each receive a payment of two times his current base salary with EP MedSystems at the effective time of the merger due to a change in control of EP MedSystems.

          As a result of these interests, these directors and officers of EP MedSystems could be more likely to vote to adopt the merger agreement and authorize the merger than if they did not hold these interests, and may have reasons for doing so that are not the same as your interests. EP MedSystems shareholders should consider whether theses interests may have influenced these directors and officers to support or recommend the merger.

Merger Consideration

          Form of Consideration. If the merger is completed, each EP MedSystems shareholder will have the right to elect to receive either cash or St. Jude Medical common stock in exchange for each share of EP MedSystems common stock held by such holder. Each share of EP MedSystems common stock outstanding immediately prior to the effective time of the merger, subject to customary exceptions in the merger agreement, will be exchanged for either (a) $3.00 in cash or (b) a fraction of a share of St. Jude common stock equal to the exchange ratio, subject to adjustments and the proration described below. In this proxy statement/prospectus, St. Jude Medical and EP MedSystems refer to this fraction of St. Jude Medical common stock to be issued for each share of EP MedSystems common stock that receive stock consideration as the “exchange ratio.” The exchange ratio will be determined by dividing $3.00 by the average closing sale price of one share of St. Jude common stock on the NYSE for the 10 consecutive trading days ending on and including the second trading day prior to the closing of the merger.

          The number of shares of St. Jude Medical common stock that EP MedSystems shareholders will receive in the merger if they make a stock election will (subject to proration and adjustment as described below) equal the number determined by multiplying the exchange ratio by the number of shares of EP MedSystems common stock owned.

          Type of Consideration. The maximum aggregate amount of cash consideration payable pursuant to the merger will be (a) $3.00 multiplied by (b) 60% of the total number of shares of EP MedSystems common stock converted pursuant to the merger, and the maximum aggregate amount of stock consideration issuable pursuant to the merger will be (x) a number of shares of St. Jude Medical common stock equal to the exchange ratio described above multiplied by (y) 40% of the total number of EP MedSystems common stock converted pursuant to the merger. If the elections of EP MedSystems shareholders would result in payment of cash or shares of St. Jude Medical common stock in excess of those amounts, the cash consideration and stock consideration will be prorated as described under “— The Transaction Documents – The Merger Agreement – Election and Proration.”

          Fractional Shares. Certificates for fractional shares of St. Jude Medical common stock will not be issued in the merger. EP MedSystems shareholders who would otherwise receive a fractional share will, instead, be entitled to receive a cash payment equal to the shareholder’s proportionate interest in the sale or sales in the open market, on behalf of all holders of the aggregate fractional shares of St. Jude Medical common stock issued pursuant to the merger.

          Adjustments. If between the date of the merger agreement and the effective date of the merger, the issued and outstanding St. Jude Medical common stock or EP MedSystems common stock is changed into a different number of shares or different class by reason of any reclassification, stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change, the exchange ratio will be appropriately adjusted to provide the holders of EP MedSystems common stock the same economic effect as contemplated by the merger agreement prior to such event.

Election Procedures

          EP MedSystems shareholders as of the record date will receive a form of election and letter of transmittal, a form of which is attached to this proxy statement/prospectus as Annex B, for purposes of making a cash election and/or stock election for merger consideration. EP MedSystems shareholders who vote against the approval and adoption of the merger agreement are still entitled to make elections with respect to their shares.

          The form of election permits each holder who, at or prior to the election deadline, is a record holder (or, in the case of nominee record holders, the beneficial owner, through proper instructions and documentation to the nominee record holder) of EP MedSystems common stock to specify (a) the number of such holder’s shares of EP MedSystems common stock with respect to which such holder makes a cash election and/or (b) the number of such holder’s shares of EP MedSystems common stock with respect to which such holder makes a stock election. A shareholder who submits a form of election is not required to elect the same form of merger consideration for all of his or her shares. The form of election allows an election to be made for cash consideration for a portion of the holder’s shares and stock consideration for the remaining portion of the holder’s shares, and permits the holder to designate the particular shares for each such election.

          If the merger is completed, EP MedSystems shareholders who fail to submit properly completed elections at or prior to the election deadline will still be entitled to receive the merger consideration for each of their shares of EP MedSystems common stock in accordance with the procedures described above in “— The Transaction Documents – The Merger Agreement – Consequences of No Election.”

          Exchange Agent. U.S. Bank National Association will serve as the exchange agent for purposes of receiving election forms, determining in accordance with the merger agreement the merger consideration to be received by each holder of shares of EP MedSystems common stock, and exchanging the applicable merger consideration for certificates formerly representing shares of EP MedSystems common stock if the merger is completed.

          Election Deadline. The election deadline will be 5:00 p.m., Eastern Standard Time, on the date that is 2 business days immediately prior to the closing date of the merger. St. Jude Medical and EP MedSystems will publicly announce the anticipated election deadline at least 5 business days prior to the anticipated closing date of the merger.

          Form of Election. The form of election must be properly completed and signed and accompanied by:

•	certificates representing all of the shares of EP MedSystems common stock covered by the form of election; or

•

a properly completed and signed notice of guaranteed delivery, as described in the instructions accompanying the form of election, from a firm which is a member of a registered national securities exchange or a commercial bank or trust company having an office or correspondent in the United States, provided that the actual stock certificates are in fact delivered to the exchange agent by the time set forth in the notice of guaranteed delivery.

          In order to make a cash election or a stock election, the properly completed and signed form of election, together with one of the items described above, must be actually received by the exchange agent at or prior to the election deadline in accordance with the instructions accompanying the form of election. Each EP MedSystems shareholder bears the risk of delivery of all of the materials that are required to be submitted to the exchange agent in order to properly make an election. If any certificates representing shares of EP MedSystems common stock have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to St. Jude Medical, of that fact by such EP MedSystems shareholder and, if required, the posting of a bond, the above delivery requirement will be satisfied.

          If an EP MedSystems shareholder holds shares of EP MedSystems common stock in “street name” and wishes to make an election, such holder should contact the holder’s bank, broker or other nominee and follow the instructions provided by it.

          Inability to Transfer After Election is Made. Once a cash election or a stock election is properly made with respect to any share of EP MedSystems common stock, the electing shareholder will not be able to sell or otherwise transfer that share, unless the election is properly revoked at or before the election deadline or unless the merger agreement is terminated.

          Election Revocation and Changes. Generally, an election may be revoked or changed with respect to all or any portion of the shares of EP MedSystems common stock covered by the election by the holder who submitted the applicable form of election, but only by written notice received by the exchange agent at or prior to the election deadline. If an election is revoked, or the merger agreement is terminated, and any stock certificates have been transmitted to the exchange agent, the exchange agent will promptly return those certificates to the shareholders who submitted them (except, in the case of a revocation, to the extent (if any) a subsequent cash election and/or stock election is properly made with respect to any or all of the shares of EP MedSystems common stock represented by such certificates).

          A shareholder may revoke any form of election with respect to all or any portion of the shares of EP MedSystems common stock by submitting to the exchange agent a written notice of revocation which is received by the exchange agent at or prior to the stated election deadline. If the merger agreement is terminated pursuant to its terms, all certificates for EP MedSystems common stock will be returned to the appropriate holder.

          EP MedSystems shareholders will not be entitled to revoke or change their elections following the election deadline. As a result, during the short interval between the election deadline and the effective time of the Merger, EP MedSystems shareholders who have properly made elections will not be able to revoke their elections or sell the shares of EP MedSystems common stock covered by their elections.

No Appraisal Rights

          EP MedSystems shareholders will not be entitled to any dissenters’ appraisal rights under the New Jersey Business Corporations Act or any other applicable law in connection with the merger.

Accounting Treatment of the Merger

          The merger will be treated as a purchase for accounting purposes. Therefore, the purchase price will be allocated to EP MedSystems assets and liabilities based on their estimated fair market values at the completion of the merger. Any excess of the purchase price over these fair market values will be accounted for as goodwill.

Regulatory Approvals

          Under the HSR Act, the merger may not be consummated unless certain filings have been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. St. Jude Medical and EP MedSystems have filed notification and report forms under the HSR Act with the FTC and with the Antitrust Division of the U.S. Department of Justice.

          The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking the divestiture of substantial assets of St. Jude Medical or EP MedSystems or seeking operating restrictions on St. Jude Medical’s or EP MedSystems’ businesses. St. Jude Medical is not required to agree to any divestiture of assets or limitations on its business in order to secure approval of the merger by antitrust authorities. In addition, certain private parties as well as state attorneys general and other antitrust authorities may challenge the transaction under antitrust laws under certain circumstances.

          The parties do not believe that any antitrust filings are required in any other jurisdiction prior to the completion of the merger, other than a filing with the Federal Cartel Office in Germany, but will make any such filings if it is subsequently determined that they are required.

          St. Jude Medical and EP MedSystems believe that the completion of the merger will not violate any antitrust laws. There can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

Federal Securities Law Consequences

          The shares of St. Jude Medical common stock that may be issued in the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under the Securities Act.

Other Effects of the Merger

                    Listing of Shares

          St. Jude Medical will use its reasonable best efforts to cause the shares of St. Jude Medical common stock issuable in connection with the merger to be approved for listing on the NYSE, subject to official notice of issuance, upon the effective time of the merger. St. Jude Medical will file a listing application with the NYSE to list the shares of St. Jude Medical common stock to be issued in the merger.

                    Delisting of EP MedSystems Common Shares

          If the merger is completed, EP MedSystems common stock will be delisted from the Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

          The following discussion is a summary of material U.S. federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code, the related Treasury regulations, administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and the conclusions discussed below and the tax consequences of the merger to EP MedSystems shareholders. This discussion applies only to EP MedSystems shareholders that hold their shares of EP MedSystems common stock, and will hold the shares of St. Jude Medical common stock received in the merger, as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not address all federal income tax consequences of the merger that may be relevant to particular holders, including holders that are subject to special tax rules. Some examples of holders that are subject to special tax rules are:

•	dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations;

•	mutual funds;

•	holders of shares of EP MedSystems stock as part of a position in a “straddle” or as part of a “hedging” or “conversion” transaction;

•	holders who have a “functional currency” other than the U.S. dollar;

•	holders who are foreign persons;

•	holders who are subject to the alternative minimum tax;

•	holders who own their shares indirectly through partnerships, trusts or other entities that may be subject to special treatment; and

•	holders who acquired their shares of EP MedSystems stock through stock option or stock purchase programs or otherwise as compensation.

          In addition, we are not addressing any consequences arising under the laws of any state, local or foreign jurisdiction. EP MedSystems shareholders are urged to consult their own tax advisors as to specific tax consequences to them of the merger, including the applicability and effect of any state, local or foreign tax laws and of changes in applicable tax laws.

Tax Consequences of the Merger

          The obligations of EP MedSystems and St. Jude Medical to complete the merger are conditioned upon the delivery of opinions to St. Jude Medical and EP MedSystems by Gibson, Dunn & Crutcher LLP and Morgan, Lewis & Bockius LLP that, for federal income tax purposes, the merger together with the second merger will be treated as a single integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. These opinions of counsel, attached to this proxy statement/prospectus as Annex D and Annex E, respectively, will be given in reliance on customary representations and covenants set forth in certificates executed by officers of EP MedSystems and St. Jude Medical and on assumptions as to certain factual matters including the following: (i) the merger and the second merger will take place in accordance with all of the terms and conditions as described in this prospectus without the waiver or modification of any of those terms or conditions, (ii) none of St. Jude Medical, EP MedSystems or any related party acquires or redeems shares of St. Jude Medical common stock issued to EP MedSystems stockholders pursuant to the merger, and (iii) after the merger and the second merger, St. Jude Medical will continue the historic business of EP MedSystems.

          Neither St. Jude Medical nor EP MedSystems intends to obtain a ruling from the Internal Revenue Service with respect to the federal income tax consequences of the merger. Opinions of counsel are not binding on the courts or the Internal Revenue Service, nor do they preclude the Internal Revenue Service from adopting a position contrary to that expressed in the opinions. No assurance can be given that contrary positions will not successfully be asserted by the Internal Revenue Service or adopted by a court if the issues are litigated. In addition, the opinions of counsel will be delivered prior to the consummation of the proposed transaction and therefore are prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. The summary below assumes that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

          The U. S. federal income tax consequences of the merger, and the second merger to each stockholder will vary depending on whether the stockholder receives cash, common stock, or a combination of cash and common stock in exchange for the stockholder’s shares of common stock. At the time that a stockholder makes an election to receive cash or stock, the stockholder will not know if, and to what extent, the proration procedures will alter the mix of consideration to be received. As a result, the tax consequences to each stockholder will not be ascertainable with certainty until the stockholder knows the amount of cash and/or stock that will be received as a result of the merger.

          Consequences to EP MedSystems Shareholders

          Holders who Exchange EP MedSystems Shares Solely for Cash

          Holders of EP MedSystems shares who exchange all of their EP MedSystems shares solely for cash in the merger will generally recognize gain or loss equal to the difference between the amount of cash received and the tax basis for the EP MedSystems shares exchanged. The amount and character of gain or loss will be computed separately for each block of EP MedSystems shares that was purchased by the holder in the same transaction. Any recognized gain or loss will be capital gain or loss and any such capital gain or loss will be long term if, as of the date of sale or exchange, such shareholder has held the EP MedSystems shares for more than one year or will be short term if, as of such date, such shareholder has held the EP MedSystems shares for one year or less.

          Holders who Exchange EP MedSystems Shares Solely for St. Jude Medical Common Stock

          Holders of EP MedSystems shares who exchange all of their EP MedSystems shares solely for shares of St. Jude Medical common stock in the merger will not recognize gain or loss for federal income tax purposes, except with respect to cash, if any, they receive in lieu of a fractional share of common stock. Each holder’s aggregate tax basis in the common stock received in the merger will be the same as his or her aggregate tax basis in the EP MedSystems shares surrendered in the transaction, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period of the common stock received in the merger by a holder of EP MedSystems shares will include the holding period of the EP MedSystems shares that he or she surrendered. If a shareholder has differing tax bases and/or holding periods in respect of the shareholder’s EP MedSystems shares, the shareholder should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular shares of common stock that the stockholder receives.

          Holders who Exchange EP MedSystems Shares for St. Jude Medical Common Stock and Cash

          EP MedSystems shareholders who exchange EP MedSystems shares for a combination of common stock and cash pursuant to the merger will recognize gain, but not loss, in the exchange. The gain, if any, recognized will equal the lesser of (a) the amount of cash received in the transaction and (b) the amount of gain realized in the transaction. The amount of gain that is realized in the exchange will equal the excess of (i) the sum of the cash plus the fair market value of the St. Jude Medical common stock received in the exchange over (ii) the tax basis of the EP MedSystems shares surrendered in the exchange. For this purpose, a shareholder must calculate gain or loss separately for each identifiable block of EP MedSystems shares that such shareholder surrenders pursuant to the transaction, and a shareholder cannot offset a loss realized on one block of such shares against a gain recognized on another block of such shares. Any gain recognized generally will be treated as capital gain, except that the shareholder’s gain could be treated as a dividend if the receipt of the cash has the effect of the distribution of a dividend for federal income tax purposes (under Sections 302 and 356 of the Code). The aggregate tax basis in the common stock received pursuant to the merger (including the basis in any fractional share for which cash is received) will be equal to the aggregate tax basis in the EP MedSystems shares surrendered in the transactions, decreased by the amount of cash received and increased by the amount of gain, if any, recognized or any amount treated as a dividend. The holding period of the common stock received in the merger by a holder of EP MedSystems shares will include the holding period of the EP MedSystems shares that he or she surrendered in exchange therefor. Cash received and gain realized in connection with the receipt of cash in lieu of a fractional share of common stock are not taken into account in making the computations of gain realized or recognized and basis in the shares received. Rather, such cash and gain are treated as described below. If a shareholder has differing tax bases and/or holding periods in respect of the shareholder’s EP MedSystems shares, the shareholder should consult with a tax advisor in order to identify the tax bases and/or holding periods of the particular shares of St. Jude Medical common stock that the shareholder receives.

          The Receipt of Cash in Lieu of a Fractional Share

          A holder of EP MedSystems shares who receives cash in lieu of a fractional share of St. Jude Medical common stock will generally recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the common stock that is allocable to the fractional share. That gain or loss generally will constitute capital gain or loss.

          Consequences to St. Jude Medical and EP MedSystems

          None of St. Jude Medical, Epicurus Merger Corporation or EP MedSystems will recognize any gain or loss solely as a result of the merger.

*   *   *

          If the Internal Revenue Service determines successfully that the merger is not a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, EP MedSystems shareholders would be required to recognize gain or loss with respect to each share of EP MedSystems common stock surrendered in the merger in an amount equal to the difference between the tax basis in that share of stock and the fair market value of the St. Jude Medical common stock received in exchange therefor. In such event, a EP MedSystems shareholder’s aggregate tax basis in the St. Jude Medical common stock received in the merger would equal its fair market value, and the shareholder’s holding period for the St. Jude Medical common stock would begin the day after the merger.

Information Reporting and Backup Withholding

          Certain EP MedSystems shareholders may be subject to information reporting with respect to the amount of cash, if any, received instead of a fractional share interest in shares of St. Jude Medical common stock. EP MedSystems shareholders may be subject to backup withholding, unless the shareholder (i) provides a correct taxpayer identification number and any other required information or (ii) comes within certain exempt categories and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under such rules is not an additional tax and may be refunded or credited against such shareholders’ federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

THE TRANSACTION DOCUMENTS

The Merger Agreement

          The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. You should read the merger agreement in its entirety, as it is the legal document governing this merger and the provisions of the merger agreement are complicated and not easily summarized.

                         The Merger

          Epicurus Merger Corporation, a wholly-owned subsidiary of St. Jude Medical, will merge with and into EP MedSystems following:

•	The adoption of the merger agreement and the approval of the merger by the EP MedSystems shareholders; and

•	The satisfaction or waiver of the other conditions to the merger.

          As a result, EP MedSystems will be the surviving corporation and will become a wholly-owned subsidiary of St. Jude Medical following the merger. As soon as practicable following the merger, EP MedSystems will be merged with and into a wholly-owned subsidiary of St. Jude Medical, which we refer to as the second merger.

                         Effective Time and Timing of Closing

          The closing of the merger will take place on the second business day after all conditions to the merger have been satisfied or waived, unless the merger agreement has been terminated under the terms of the merger agreement or St. Jude Medical and EP MedSystems agree to a different date. See “Closing Conditions” below for a more complete description of the conditions that must be satisfied or waived prior to closing.

          As soon as practicable after the satisfaction or waiver of the conditions to the merger, St. Jude Medical and EP MedSystems will file a certificate of merger with the Department of Treasury of the State of New Jersey in accordance with the relevant provisions of the New Jersey Business Corporations Act and make all other required filings or recordings. The merger will become effective when the certificate of merger is filed.

          St. Jude Medical and EP MedSystems are working toward completing the merger as soon as possible and hope to complete the merger early in the third quarter of 2008. However, because the merger is subject to governmental and other regulatory approvals, and the satisfaction of other conditions, St. Jude Medical and EP MedSystems cannot predict the exact timing of the merger or whether the merger will occur at all.

                         Merger Consideration

          If the merger is completed, each EP MedSystems shareholder will have the opportunity to elect to receive, for each share of EP MedSystems common stock, either:

•	$3.00 in cash, without interest; or

•	a fraction of a share of newly issued St. Jude Medical common stock equal to the exchange ratio, subject to adjustments described below,

          subject to the proration and election procedures described in this prospectus and the related form of election. In this proxy statement/prospectus, St. Jude Medical and EP MedSystems refer to the fraction of St. Jude Medical common stock to be issued for each share of EP MedSystems common stock that receive stock consideration as the “exchange ratio.” The exchange ratio will be determined by dividing $3.00 by the average closing sale price of one share of St. Jude Medical common stock on the NYSE for the 10 consecutive trading days ending on and including the second trading day prior to the closing of the merger.

          The number of shares of St. Jude Medical common stock that EP MedSystems shareholders will receive in the merger if they make a stock election will (subject to proration and adjustment as described below) equal the number determined by multiplying the exchange ratio by the number of shares of EP MedSystems common stock owned.

          Certificates for fractional shares of St. Jude Medical common stock will not be issued in the merger. EP MedSystems shareholders who would otherwise receive a fractional share will, instead, be entitled to receive a cash payment equal to the shareholder’s proportionate interest in the sale or sales in the open market, on behalf of all holders of the aggregate fractional shares of St. Jude Medical common stock issued pursuant to the merger.

          If between the date of the merger agreement and the effective date of the merger, the issued and outstanding St. Jude Medical common stock or EP MedSystems common stock is changed into a different number of shares or different class by reason of any reclassification, stock split, reverse stock split, stock dividend, reorganization, recapitalization or like change, the exchange ratio will be appropriately adjusted to provide the holders of EP MedSystems common stock the same economic effect as contemplated by the merger agreement prior to such event.

          In the merger:

¡	60% of the shares of EP MedSystems common stock to be exchanged in the merger will be exchanged for cash, and

¡	40% of the shares of EP MedSystems common stock to be exchanged in the merger will be exchanged for shares of St. Jude Medical common stock;

          therefore, elections will be subject to proration if shareholders of EP MedSystems common stock, in the aggregate, elect to receive more than the maximum amount of consideration to be paid as cash or shares of St. Jude Medical common stock.

          This 60% cash/40% stock ratio will be tested based on the price of St. Jude Medical common stock on the trading day that closes immediately before the effective time of the merger. If the product of (a) the number of shares of St. Jude Medical common stock to be issued in the merger as stock consideration and (b) the “testing price” (as defined below) of St. Jude Medical common stock as reported on the NYSE for the trading session that closes immediately before the effective time of the merger (or other applicable valuation date under Treasury Regulation Section 1.368-1(e)(2) for purposes of testing the continuity of interest requirement under Treasury Regulation Section 1.368-1(e)) (such date we refer to as the “valuation date” and such product we refer to as the “value of stock consideration”) is less than 40% of the sum of the value of stock consideration and the amount of “non-stock consideration” (as defined below), then the amount of cash consideration to be paid in the merger in exchange for shares of EP MedSystems common stock will be reduced and the number of shares of St. Jude Medical common stock issued in the merger in exchange for shares of EP MedSystems common stock shall be increased pro-rata based on the cash consideration to which any EP MedSystems shareholder is otherwise entitled so as to cause such percentage to be equal to 40%. The additional shares of St. Jude Medical common stock to be issued in lieu of cash in exchange for shares of EP MedSystems common stock pursuant to the preceding sentence will be determined using a per share value equal to the exchange ratio.

          We use “non-stock consideration” to mean (a) any cash consideration paid pursuant to the merger, (b) any cash and the fair market value of any property that is distributed, transferred or paid by EP MedSystems to its shareholders (whether in a redemption transaction or as a dividend distribution) in connection with the merger, and (c) any other cash or property (other than shares of St. Jude Medical common stock) that is transferred, paid or distributed by St. Jude Medical (or any person related to St. Jude Medical within the meaning of Treasury Regulation Section 1.368-1(e)(3)) to EP MedSystems shareholders in exchange for shares of EP MedSystems common stock in connection with the merger (including any payments of expenses incurred in connection with the disposition of fractional shares in the merger). We use “testing price” to mean the lowest of the following amounts: (x) the closing trading price of St. Jude Medical common stock on the valuation date, (y) the average between the high and low trading price of St. Jude Medical common stock on the valuation date, and (z) the volume weighted average of the trading price of all shares of St. Jude Medical common stock traded on the valuation date.

          If the closing of the merger were to occur on May    , 2008, under the formula using the average closing price per share of St. Jude Medical common stock on the NYSE over 10 consecutive trading days ending on and including the second trading day prior to May     , 2008, the exchange ratio would be     of a share of St. Jude Medical common stock. Please note that the actual final exchange ratio will differ from this example calculation.

          Due to the proration mechanisms in the merger, the elections of other EP MedSystems shareholders will impact whether an EP MedSystems shareholder receives the type of consideration elected, or is prorated so that a portion of such shareholder’s shares of EP MedSystems common stock are exchanged for another form of consideration. EP MedSystems shareholders should consider the potential effects of proration and should obtain current market quotations for shares of St. Jude Medical common stock before electing the form of merger consideration they wish to receive.

                    Elections and Proration

          If EP MedSystems shareholders elect to receive more than the aggregate amount of cash or shares of St. Jude Medical common stock available in the merger, the total cash or stock consideration, as the case may be, will be apportioned among the shareholders who elect each form of consideration as follows:

          Over-Election of St. Jude Medical Common Stock

                    The maximum aggregate shares of St. Jude Medical common stock issuable pursuant to the merger shall be:

•	a fraction of a share of newly issued St. Jude Medical common stock equal to the exchange ratio, multiplied by

•	40% of the total number of shares of EP MedSystems common stock that are exchanged pursuant to the merger.

If EP MedSystems shareholders elect to receive shares of St. Jude Medical common stock in excess of the maximum aggregate shares of St. Jude Medical common stock issuable pursuant to the merger, then:

•

all shares of EP MedSystems common stock covered by elections to receive cash and all shares of EP MedSystems common stock for which no election was made will be exchanged for $3.00 per share in cash; and

•	for each election to receive shares of St. Jude Medical common stock:

¡ the number of shares of EP MedSystems common stock subject to such election that will be converted into the right to receive shares of St. Jude Medical common stock shall be:

▪ the total number of shares of EP MedSystems common stock subject to such election to receive St. Jude Medical common stock multiplied by a fraction:

• the numerator of which shall be the maximum number of shares of St. Jude Medical common stock issuable in the merger, and

•

the denominator of which shall be the product of the aggregate number of shares of EP MedSystems common stock subject to all elections to receive St. Jude Medical common stock, multiplied by the exchange ratio, rounded down to the nearest share of EP MedSystems common stock.

•

all other shares of EP MedSystems common stock subject to such election, other than that number converted into the right to receive shares of St. Jude Medical common stock as set forth above, shall be converted into the right to receive $3.00 in cash.

          All such prorations shall be applied on a pro rata basis, such that each EP MedSystems shareholder who elected to receive St. Jude Medical common stock bears its proportionate share of the proration.

          Over Election of Cash

          The maximum aggregate amount of cash payable pursuant to the merger shall be:

•	$3.00 multiplied by

•	60% of the total number of shares of EP MedSystems common stock that are exchanged pursuant to the merger.

          If holders of shares of EP MedSystems common stock elect to receive cash in excess of the maximum aggregate amount of cash payable in the merger, then:

•

all shares of EP MedSystems common stock covered by elections to receive St. Jude Medical common stock and all shares of EP MedSystems common stock for which no election was made will be exchanged for a fraction of a share of newly issued St. Jude Medical common stock equal to the exchange ratio; and

•	for each election to receive cash:

	¡	the number of shares of EP MedSystems common stock that shall be converted into the right to receive cash shall be:

		•	the total number of shares of EP MedSystems common stock subject to such election to receive cash multiplied by a fraction:

			¡	the numerator of which shall be the maximum aggregate cash payable in the merger, and

			¡	the denominator of which shall be the product of the aggregate number of shares of EP MedSystems common stock subject to all elections to receive cash, multiplied by $3.00,

rounded down to the nearest share of EP MedSystems common stock.

•

all other shares of EP MedSystems common stock subject to such cash election, other than the number converted into the right to receive cash consideration as set forth above, shall be converted into the right to receive a fraction of a share of newly issued St. Jude Medical common stock equal to the exchange ratio.

          All prorations shall be applied on a pro rata basis, such that each EP MedSystems shareholder who elects to receive cash bears its proportionate share of the proration.

          Revocation; Consequences of No Election

          A shareholder may revoke any form of election with respect to all or any portion of the shares of EP MedSystems common stock by submitting to the exchange agent a written notice of revocation which is received by the exchange agent at or prior to the stated election deadline. If the merger agreement is terminated pursuant to its terms, all certificates for EP MedSystems common stock will be returned to the appropriate holder.

          EP MedSystems shareholders who do not make an election will be allocated whatever form of merger consideration is remaining (or a proportionate share of each form of merger consideration if neither is oversubscribed), after taking into account the preferences of the EP MedSystems shareholders who made valid elections. If neither form of consideration is oversubscribed, EP MedSystems shareholders who do not make an election will each receive the remaining cash and shares of St. Jude Medical common stock on a pro rata basis such that after all shares of EP MedSystems common stock for which no election is made are exchanged, 60% of the aggregate shares of EP MedSystems common stock will be exchanged for cash and 40% of the aggregate shares of EP MedSystems common stock will be exchanged for shares of St. Jude Medical common stock.

                    Treatment of EP MedSystems Stock Options

          Each outstanding option to purchase EP MedSystems common stock will be cancelled and the holder of such option will receive, as soon as practicable after the effective time of the merger, an amount in cash equal to the product of (a) the excess, if any, of $3.00 over the exercise price per share of EP MedSystems common stock under the applicable stock option, and (b) the number of shares of EP MedSystems common stock subject to the applicable stock option.

                    Representations and Warranties

          EP MedSystems. The merger agreement contains a number of representations and warranties made by EP MedSystems, including the following:

•	due organization, valid existence, good standing and qualification to do business of EP MedSystems and its subsidiaries;

•	capital structure of EP MedSystems and its subsidiaries;

•	corporate power and authority to enter into the merger agreement and authorization, execution, delivery and enforceability of the merger agreement;

•	governmental consents and filings required for the merger;

•	accuracy of its SEC reports, financial statements and the information provided for inclusion in this proxy statement/prospectus by EP MedSystems;

•	absence of conflicts caused by the merger with corporate governance documents, contracts or laws;

•	absence of violations or breaches of or defaults under corporate governance documents, contracts or laws;

•	absence of certain adverse changes or events since December 31, 2007;

•	compliance with any and all government permits and applicable law;

•	tax matters;

•	absence of undisclosed litigation, including claims for breaches of product warranties;

•	disclosure of all material contracts in connection with the business;

•	employee benefits matters;

•	compliance with worker safety laws;

•	product matters;

•	labor and employment matters;

•	inventory matters;

•	environmental matters;

•	intellectual property matters;

•	supplier and distribution matters;

•	title to property;

•	insurance matters;

•	required vote of EP MedSystems shareholders;

•	absence of unlawful business practices;

•	brokers’ fees;

•	receipt of a fairness opinion from a financial advisor;

•	interested party transactions;

•	the effect of state takeover laws on the merger; and

•	absence of facts or actions that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

          St. Jude Medical and Merger Sub. The merger agreement also contains representations and warranties by St. Jude Medical and Merger Sub, including:

•	due organization, valid existence, good standing and qualification to do business of St. Jude Medical and Merger Sub;

•	capital structure of St. Jude Medical;

•	corporate power and authority to enter into the merger agreement and authorization, executing, delivery and enforceability of the merger agreement;

•	governmental consents and filings required for the merger;

•	absence of conflicts caused by the merger with corporate governance documents, contracts or laws;

•	absence of violations or breaches of or defaults under corporate governance documents, contracts or laws;

•	compliance with applicable law;

•	accuracy of St. Jude Medical’s SEC reports, financial statements and the information provided for inclusion in this proxy statement/prospectus by St. Jude Medical;

•	absence of undisclosed liabilities;

•	absence of certain adverse changes or events since December 31, 2007;

•	absence of litigation that would have a “material adverse effect” (as defined below in “— Closing Conditions — Material Adverse Effect”);

•	brokers’ fees;

•	absence of activities of Merger Sub prior to the merger; and

•	absence of facts or actions that would prevent the merger from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code.

          The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to our obligations to complete the merger and the basis for certain rights to terminate the merger agreement.

                              Conduct of Business Pending the Merger

          Covenants of EP MedSystems. Except as contemplated by the merger agreement, EP MedSystems has agreed that, until completion of the merger or termination of the merger agreement, it will conduct its and its subsidiaries’ business in the ordinary course of business, consistent with past practice, and, to the extent consistent therewith, will use commercially reasonable efforts to preserve its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and distributors. In addition, until the merger is completed or the merger agreement is terminated, EP MedSystems has agreed that it and its subsidiaries will be subject to specific restrictions relating to:

•

the split, combination or reclassification of capital stock, the declaration or payment of any dividend or distribution or the redemption, repurchase or acquisition of any securities of EP MedSystems or any of its subsidiaries;

•

the issuance, sale or delivery of any capital stock (including through the issuance or granting of options, warrants or otherwise), except pursuant to the exercise of EP MedSystems stock options outstanding on the date of the merger agreement and grant of new options to employees within limits set forth in the merger agreement;

•	changes in corporate structure or ownership of EP MedSystems or any subsidiary;

•	the pledge or encumbrance of capital stock or the mortgage, pledge or encumbrance of assets or properties;

•	changes in their certificates of incorporation or bylaws;

•	loans or capital contributions to or investments in any other person other than in the ordinary course of business consistent with past practice;

•	subjecting any of its material properties, assets or rights to any lien, or otherwise sell, lease or mortgage such properties, assets or rights;

•	any merger, liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	the incurrence or assumption of indebtedness in excess of $25,000;

•	the authorization of capital expenditures in excess of $75,000 in the aggregate, except with respect to up to $125,000 of loaner/demo equipment;

•

except as required by law, the settlement or compromise of any pending or threatened suit, action or claim other than those the ordinary course of business consistent with past practice or cancel any material indebtedness;

•	materially modifying or termination of any material contract (except certain specified contracts which may not be modified in any way without the consent of St. Jude Medical);

•	commencement of any litigation or proceeding or settle any litigation or proceeding that would involve payment in the excess of $25,000 individually or $50,000 in the aggregate;

•	changes in method or principle of accounting, except as required by a change in law or United States generally accepted accounting principles;

•	settlement or compromise any tax liability, filing any amended tax return, making any material tax election or failing to pay taxes when due;

•	knowing violation or knowing failure to perform any duty or obligation imposed by applicable law;

•	changing its fiscal year;

•

granting compensation or benefits to any officer, director, employee or independent contractor not previously receiving such compensation or benefits or paying any such persons any severance, change in control or termination payments;

•

paying any benefit or grant or amending any award with respect to stock options or other stock-related awards, except as required to comply with EP MedSystems plans in effect as of the date of the merger agreement;

•	adopting or entering into any collective bargaining agreements;

•	taking any action to accelerate the vesting or payment of any compensation or benefit under any contract or EP MedSystems plans;

•

the execution, adoption, amendment or termination of any employee benefit plan, agreement or other arrangement for the benefit of any director, officer, employee or independent contractor, other than as required by applicable law;

•	hiring any new employees or independent contractors;

•	allowing any insurance policy to be amended or terminated without replacing such policy with a policy providing equal coverage;

•	entering into agreements or arrangements that contain noncompetition or non-solicitation restrictions;

•	waiving or modifying any material benefits of any confidentiality, standstill or similar contract;

•	entering into any new line of business outside of its existing business;

•	entering into a new lease or amending a current lease that would require payments in excess of $25,000;

•	creating a subsidiary or investing in another person or entity;

•	the modification of standard warranty terms in a material manner that is adverse to EP MedSystems or its subsidiaries;

•	allowing any of its intellectual property rights to be disclosed, other than under appropriate non-disclosure agreements;

•	entering into any exclusive license or other agreements;

•	entering into development services or incorporating any software into its products, except for in the ordinary course of business consistent with past practice;

•	entering into any license, distributorship or sales contracts that would relate to any products of St. Jude Medical;

•	selling or transferring any intellectual property other than sales of its products and non-exclusive licenses in the ordinary course of business consistent with past practices;

•	granting “most favored nation” pricing to any person or entity;

•	entering into or amending any contract with an affiliated person or entity;

•	failing to make a timely filing with the SEC as required under applicable law;

•	knowingly taking any action that would result in a failure to maintain trading of shares of EP MedSystems common stock on the Nasdaq National Market; or

•	taking or agreeing to take any of the above actions.

          Covenants of St. Jude Medical. Except as contemplated by the merger agreement, St. Jude Medical has agreed that, until the completion of the merger or termination of the merger agreement, it will conduct its and its subsidiaries’ business in all material respects in the ordinary course and will seek to preserve its current business organization, except as would not cause a “material adverse effect” for St. Jude Medical, which we describe below in “Closing Conditions – Material Adverse Effect.” In addition, until the merger is completed or the merger agreement is terminated, St. Jude Medical has agreed that it and its subsidiaries will be subject to specific restrictions relating to:

•	amending their certificate of incorporation in any manner that would adversely affect St. Jude Medical’s ability to consummate the merger;

•	declaring or paying any dividends on, or other distributions in respect of, any of its capital stock;

•	acquiring any business organization or dispose of assets if such acquisition or disposition would materially delay or impeded the consummation of the merger; or

•	taking or agreeing to take any of the above actions.

                              Offers for Alternative Transactions

          EP MedSystems has agreed not to:

•	solicit, initiate or knowingly encourage or facilitate the submission of any proposal for a “third party acquisition,” as defined below;

•	enter into, continue or otherwise participate in any discussions or negotiations in connection with a third party acquisition proposal; or

•	resolve or agree to take any of the above-described actions.

          However, if EP MedSystems receives an unsolicited bona fide written proposal for a third party acquisition, EP MedSystems may:

•

furnish information with respect to EP MedSystems pursuant to a confidentiality agreement in reasonably customary form and containing terms no less favorable as the confidentiality agreement in place between St. Jude Medical and EP MedSystems; and

•	engage in discussions and negotiations with the person that made such proposal;

          but only if:

•	the EP MedSystems board of directors determines in good faith, after receiving advice from outside legal counsel, that failure to take any action would be a breach of its fiduciary duties; and

•	the EP MedSystems board of directors determines in good faith that such proposal for a third party acquisition constitutes or is reasonably likely to result in a superior proposal (as defined below).

          A “third party acquisition” means the occurrence of any of the following:

•

the acquisition by any person other than St. Jude Medical or any of its affiliates of any portion of the assets of EP MedSystems and its subsidiaries, taken as a whole, representing 10% or more of the aggregate fair market value of EP MedSystems’ business immediately prior to such acquisition;

•	the acquisition by a third party of 10% or more of the outstanding shares of any class of capital stock or equity of EP MedSystems; or

•

the acquisition by EP MedSystems or any of its subsidiaries, individually or taken together, whose businesses constitute 10% or more of the net revenues, net income or total assets (based on fair market value) of EP MedSystems and its subsidiaries, taken as a whole, immediately prior to such transaction, in each case other than the transactions contemplated by the merger agreement.

           A “superior proposal” means an unsolicited bona fide binding written third party proposal that the EP MedSystems board of directors determines in good faith, after consulting outside counsel and its financial advisor, taking into account all legal, financial, regulatory and other aspects of the proposal, is more favorable to the EP MedSystems shareholders from a financial point of view than the merger and is reasonably likely to be completed on a timely basis; provide that references to 10% as described above for a “third party acquisition” are deemed to be references to 60% for such proposal to constitute a “superior proposal.”

          Additionally, if EP MedSystems receives (a) any proposal or inquiry regarding a third party acquisition or (b) a request for nonpublic information by any person making or considering to make a third party acquisition proposal, EP MedSystems will provide St. Jude Medical, within 24 hours, with the material terms of the proposal or request, including the value and form of proposed consideration and the identity of the person making such proposal or request. EP MedSystems also agreed to provide St. Jude Medical with a copy of any written third party acquisition proposal, including updates, and to keep St. Jude Medical fully informed of the status of such proposal.

                              EP MedSystems Board of Directors Recommendations

The merger agreement requires the EP MedSystems board of directors:

•	to recommend that its shareholders approve the merger agreement;

•	not to withdraw or modify, or to propose to withdraw or modify, its recommendation of the merger in a manner adverse to St. Jude Medical; and

•	not to approve or recommend any third party acquisition.

However, the EP MedSystems board of directors may withdraw its recommendation of the merger or recommend a superior proposal if:

•	the board of directors determines in good faith, after consulting outside counsel, that failure to take such action would be a breach of its fiduciary duties;

•

it provides St. Jude Medical prior written notice specifying the material terms and conditions of the superior proposal, including the value and form of consideration and identification of the person making the superior proposal (and all written materials delivered by the person making such proposal); and

•

St. Jude Medical does not, within five business days after receipt of the notice of a superior proposal (during which time St. Jude Medical will have the right to participate in good faith negotiations with EP MedSystems’ financial and legal advisors to make adjustments to the merger agreement), make a proposal to adjust the terms and conditions of the merger agreement that the EP MedSystems board of directors determines in good faith (after consultation with outside counsel and its financial advisors) to be at least as favorable as the superior proposal, giving effect to payment of the termination fee under the merger agreement.

          The merger agreement also permits EP MedSystems to comply with Rule 14e-2 or Rule 14d-9 under the Securities Exchange Act of 1934 in connection with any third party acquisition proposal.

                         Indemnification and Insurance

          The merger agreement provides that the surviving corporation after the merger will, as permitted by law, assume all indemnification obligations of EP MedSystems existing in favor of the current directors and officers of EP MedSystems as provided in EP MedSystems’ certificate of incorporation and bylaws in effect as of the date of the merger agreement until the applicable statute of limitations has run.

          St. Jude Medical has agreed to continue to maintain in effect the current EP MedSystems directors’ and officers’ liability insurance for a period of six years after the completion of the merger. However, St. Jude Medical may substitute policies of an insurance company which material terms are no less favorable in any material respect to such officers and directors than EP MedSystems’ policy on the date of the merger agreement. Additionally, St. Jude Medical is not required to expend an amount, in the aggregate, in excess of 200% of the current premium paid by EP MedSystems.

                         Employee Benefits

          After completion of the merger and for a period of 12 months following the effective date, EP MedSystems employees who ultimately become employees of St. Jude Medical will receive employee benefits maintained by St. Jude Medical that are substantially similar to those received by similarly situated employees of St. Jude Medical to the extent permitted by applicable law and the terms of St. Jude Medical’s benefit plans. Additionally, to the extent permitted by applicable law and the terms of St. Jude Medical’s plans, St. Jude Medical will recognize the service of such employees for purposes of eligibility for accrued but unused vacation, participation under any health or welfare plan, matching contributions under certain cash or deferred arrangements, and determining any severance amount payable. To the extent consistent with applicable law, tax qualification requirements and St. Jude Medical’s benefit plans, St. Jude Medical will use commercially reasonable efforts to waive all limitations as to pre-existing conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent that such conditions and exclusions were satisfied or did not apply under the group health plans maintained by EP MedSystems prior to the effective time of the merger.

                        Other Covenants

          The merger agreement contains a number of other covenants by EP MedSystems and St. Jude Medical, including:

•

Preparation of Registration Statement and Proxy Statement. St. Jude Medical agreed to promptly prepare and file the registration statement following the execution of the merger agreement and EP MedSystems agreed to promptly prepare and file the proxy statement included as part of the registration statement. Both parties also agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC as promptly as practicable, and St. Jude Medical agreed to take any action required by applicable state securities laws. EP MedSystems will furnish information regarding EP MedSystems and its shareholders as reasonably requested.

•

Meeting of Shareholders. As promptly as practicable after the registration statement becomes effective, EP MedSystems will take all actions necessary to hold the EP MedSystems special meeting to consider and vote upon the approval of the merger agreement, the merger and related transactions.

•

Access to Information. Both parties have agreed to provide information reasonably requested by the other party, with all such information subject to the parties’ previously executed confidentiality agreement. EP MedSystems has agreed to provide certain financial information concerning its business and properties to St. Jude Medical prior to the effective time of the merger.

•	Reasonable Efforts. St. Jude Medical and EP MedSystems will use all commercially reasonable efforts to:

	¡	obtain all required consents, approvals or waivers from third parties as required under any material contracts;

¡

take all actions and to do all things necessary or advisable, including making any filings or obtaining any approvals or waivers, under applicable laws promptly to complete the merger and the other transactions contemplated by the merger agreement;

	¡	vigorously resist and contest any proceeding and seek to have vacated any decree or judgment that prohibits the consummation of the merger;

	¡	execute and deliver any additional instruments necessary to consummate the merger; and

	¡	cooperate in the preparation and filing of this proxy statement/prospectus.

•

Takover Laws. EP MedSystems has agreed to use reasonable best efforts to ensure that no law restricting the acquisition of companies or similar takeover laws will apply to the merger agreement, and if such law is applicable, will use reasonable best efforts to ensure that the merger is consummated as promptly as practicable and minimize the effects of such laws.

•

Notification of Matters. The parties agree to promptly notify one another of (a) any notice or other communication with a governmental entity in connection with the merger, (b) any litigation commenced or threatened relating to the merger or (c) any change, condition or event that would render a representation or warranty of the other party to be untrue or could result in such party’s failure to comply with any covenant or condition in the merger agreement.

•

Tax-Free Reorganization. EP MedSystems and St. Jude Medical have agreed to use their best efforts to qualify the merger, and shall not take any action that could prevent the merger from qualifying, as a reorganization under Section 368(a) of the Internal Revenue Code.

•

Public Announcements. EP MedSystems and St. Jude Medical have agreed to the extent reasonably practicable to consult with one another before issuing any press release or otherwise making any public statements about the merger or related transactions, and will not release any such press release without prior consultation, unless otherwise required by any applicable laws or regulations.

•

Section 16 Matters. Prior to the effective time of the merger, the EP MedSystems board of directors will take all steps necessary to cause the merger, including any disposition of shares of EP MedSystems common stock by officers or directors of EP MedSystems who are subject to Section 16 of the Securities Exchange Act of 1934, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action letter dated January 12, 1999 issued by the SEC regarding such matters.

•

Directors. Prior to the effective time of the merger, EP MedSystems will cause each member of the board of directors to execute and deliver a letter effectuating his or her resignation as an EP MedSystems board member effective immediately prior to the effective time.

•

Second Merger. As soon as reasonably practicable after the effective time of the merger, St. Jude Medical agrees to cause EP MedSystems to be merged with and into the surviving corporation, a wholly-owned subsidiary of St. Jude Medical.

•

Shareholder Litigation. EP MedSystems will give St. Jude Medical an opportunity to participate in the defense or settlement of any shareholder litigation against EP MedSystems and/or its directors relating to the merger, and will not agree to any settlement without St. Jude Medical’s prior written consent.

•

Stock Exchange Listing. St. Jude Medical has agreed to use reasonable best efforts to cause the new shares of St. Jude Medical common stock to be issued in the merger to be approved for listing on the NYSE upon the effective time of the merger.

•

Meetings with the FDA. If EP MedSystems is unable to resolve certain issues related to the FDA in connection with any Form FDA 483 or a certain Warning Letter, dated September 27, 2006 prior to the effective time of the merger, EP MedSystems will allow St. Jude Medical to meet with any FDA representatives (with a representative of EP MedSystems in attendance) to discuss the nature and extent of the issues on EP MedSystems. EP MedSystems agrees to cooperate with St. Jude Medical as it may reasonably request to promptly resolve such issues to the satisfaction of St. Jude Medical.

•

Termination of 401(k) Plans. If St. Jude Medical provides EP MedSystems with written notice prior to the effective time of the merger, EP MedSystems will adopt resolutions to terminate any applicable 401(k) plan and fully vest plan participants immediately prior to the effective time.

                               Closing Conditions

          Mutual Conditions. Our respective obligations to complete the merger are subject to the satisfaction or waiver of various conditions, including the following:

•	Shareholder Approval. The EP MedSystems shareholders having approved the merger agreement.

•

Antitrust. Expiration or termination of any applicable waiting period under the HSR Act and all consents required under any other antitrust law have been obtained or applicable waiting periods expired.

•	No Injunction or Restraint. The absence of any statute, rule, regulation, executive order, decree, ruling or injunction prohibiting, restraining, enjoining or restricting the completion of the merger.

•

Registration Statement Effective. This proxy statement/prospectus having become effective under the Securities Act and it shall not be the subject of any stop order or proceedings seeking a stop order.

          Additional Conditions to Obligations of St. Jude Medical and Merger Sub to Complete the Merger. The conditions to St. Jude Medical’s and Merger Sub’s obligations to complete the merger are also subject to the satisfaction or waiver by St. Jude Medical of certain conditions, including the following:

•	Representations and Warranties

	¡	As of the date of the merger agreement and as of the effective time of the merger the following the representations and warranties of EP MedSystems are true and correct:

		▪	organization;

		▪	capitalization, except with regard to shares of EP MedSystems common stock issued and outstanding, which shall be true and correct in all material respects;

		▪	authority;

		▪	absence of a violation of EP MedSystems’ organizational documents;

		▪	absence of any untrue statement of material fact in EP MedSystems’ reports filed with the SEC;

		▪	conformity with the US generally accepted accounting principles with respect to those consolidated financial statements in any report filed with the SEC;

		▪	absence of a change in the capital stock of EP MedSystems except for issuance of shares pursuant to any stock options in the ordinary course of business consistent with past practices;

		▪	no dividend or distribution declared or paid by EP MedSystems;

▪

no adoption of, or amendment to, any EP MedSystems pension plan, welfare plan, or any other bonus, compensation, stock, severance or similar plan, or granting of increased compensation (except in the ordinary course of business, consistent with past practice) or severance or termination agreements;

		▪	no amendment to any outstanding security of EP MedSystems;

		▪	compliance with governmental entities with regard to EP MedSystems’ products and under any Federal Health Care Program;

		▪	compliance with regard to tax matters;

		▪	absence of any untrue statement of material fact in the information supplied by EP MedSystems for this registration statement/proxy statement; and

		▪	all actions to prevent the applicability of limitations on the merger under any takeover laws.

¡

All other representations and warranties set forth in the merger agreement as summarized above in “Representations and Warranties – EP MedSystems” are true and correct as of the date of the merger agreement and as of the effective time of the merger except for such failures to be true and correct have not had and would not reasonably be expect to have, individually or in the aggregate, a “material adverse effect” on EP MedSystems, which we define below in “– Material Adverse Effect;”

•	Performance of Obligations. EP MedSystems has performed in all material respects all obligations required to be performed under the merger agreement;

•

Consents and Approvals. St. Jude Medical and Merger Sub have obtained any and all consents and approvals under applicable law, and no other required consents or approvals contain any restrictions that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on EP MedSystems or St. Jude Medical;

•

No Litigation. No litigation or other proceeding is pending or threatened with a reasonable likelihood of success that would (a) prohibit or materially delay the consummation of the merger (or make the merger materially more costly), (b) prohibit or materially limit the ownership of EP MedSystems, St. Jude Medical or their respective subsidiaries of any material portion of the business or assets of EP MedSystems, St. Jude Medical or their respective subsidiaries, or (c) impose material limitations on St. Jude Medical to acquire or hold any shares of EP MedSystems common stock;

•

No Material Adverse Effect. From the date of the merger agreement to the effective time, there has not been any event, change or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on EP MedSystems;

•

Legal Opinion of Counsel. St. Jude Medical has received a written opinion from its legal counsel, Gibson, Dunn & Crutcher LLP, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code and each of St. Jude Medical, Merger Sub and EP MedSystems will be a party to the reorganization within the meaning of Section 368(b) of the Code;

•

Employment Agreements. No employee of EP MedSystems that has entered into an employment agreement with St. Jude Medical has challenged the validity or enforceability of such agreement or otherwise expressed his intent not to continue employment with St. Jude Medical or the surviving corporation;

•

Certain Material Contracts. None of the third parties to certain specified material contracts have terminated or repudiated (or given notice of its intent to terminate or repudiate) such contracts; and

•

Outstanding FDA Issues. The FDA shall not have restricted EP MedSystems’ ability (a) to manufacture, market, sell or otherwise distribute any of its products previously approved or cleared by the FDA, or (b) to obtain approval for the marketing or sale of any products not yet approved or cleared by the FDA.

          Additional Conditions to Obligations of EP MedSystems to Complete the Merger. The conditions to EP MedSystems’ obligations to complete the merger are also subject to the satisfaction or waiver by EP MedSystems of certain conditions, including the following:

•

Representations and Warranties. The representations and warranties of St. Jude Medical set forth in the merger agreement are true and correct (without giving effect to any qualifications or limitations as to materiality or a material adverse effect on St. Jude Medical) as of the date of the merger agreement and at the effective time, and except for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on St. Jude Medical;

•	Performance of Obligations. St. Jude Medical and Merger Sub have performed in all material respects all obligations required under the merger agreement;

•	Authorization for Listing. The shares of St. Jude Medical common stock to be issued to EP MedSystems shareholders have been authorized for listing on the NYSE; and

•

Legal Opinion of Counsel. EP MedSystems has received a written opinion from its legal counsel, Morgan, Lewis & Bockius LLP, to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Code and each of St. Jude Medical, Merger Sub and EP MedSystems will be a party to the reorganization within the meaning of Section 368(b) of the Code.

          Frustration of Closing Conditions. None of St. Jude Medical, Merger Sub or EP MedSystems may rely on a failure of the above conditions to be satisfied if such failure was caused by the party’s breach of the merger agreement.

          Material Adverse Effect. A “material adverse effect” with respect to EP MedSystems or St. Jude Medical means any circumstance involving, change in or effect on EP MedSystems or any of its subsidiaries or St. Jude Medical or any of its subsidiaries, as the case may be:

•	that materially impairs the ability of EP MedSystems or St. Jude Medical to consummate, or prevents or materially delays, the merger or would reasonably be expected to do so; or

•

that is or would reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of EP MedSystems or St. Jude Medical and their respective subsidiaries, taken as a whole, other than such changes, effects or circumstances reasonably attributable to:

¡	economic, capital market or political conditions generally in the U.S. or foreign economies in any locations where EP MedSystems or St. Jude Medical have material operations or sales;

¡	conditions generally affecting the industry in which EP MedSystems or St. Jude Medical operate;

▪

provided that the changes, effects or circumstances in the above two exceptions do not have a materially disproportionate effect (relative to other industry participants) on EP MedSystems or St. Jude Medical, taken as a whole;

¡	the announcement or pendency of the merger (and with respect to EP MedSystems, to the extent the same causes cancellation or delay in placing customer or potential customer orders);

¡	EP MedSystems’ or St. Jude Medical’s compliance with its obligations, or the satisfaction of the conditions to the merger;

¡

any action taken by EP MedSystems or St. Jude Medical with the prior written consent of the other party, to the extent such change, effect or circumstance could reasonably have been expected by such other party prior to its prior written consent (and except, with regard to EP MedSystems that consent to action taken to respond to a “material adverse effect” will not be deemed any waiver by St. Jude Medical as to the event or circumstance giving rise to such “material adverse effect”);

¡

in the case of EP MedSystems, the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence on the date of the merger agreement or disclosed in the party’s disclosure letter;

¡	any change in the trading price or trading volume of EP MedSystems’ or St. Jude Medical’s common stock in and of itself; or

¡

any failure, in and of itself, by EP MedSystems or St. Jude Medical to meet published revenue or earnings projections or any internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance;

▪

it being understood that, with respect to trading price, trading volume or published revenue or earnings projections, the facts or circumstances giving rise or contributing to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a “material adverse effect.”

          Termination and Termination Fee

          Right to Terminate. The merger agreement may be terminated at any time before completion of the merger in any of the following ways:

•	by mutual written consent of St. Jude Medical and EP MedSystems;

•	by either St. Jude Medical or EP MedSystems if:

¡

the merger has not been completed by the later of (a) August 31, 2008 and (b) 75 calendar days after the waiting period required by the HSR Act has expired, referred to as the “Outside Date,” and the failure of the merger to be completed is not due to the breach of the merger agreement by the terminating party;

	¡	any governmental order or ruling enjoining or prohibiting the merger has become final and nonappealable; or

	¡	the EP MedSystems shareholders do not approve the merger agreement at the EP MedSystems special meeting;

•	by St. Jude Medical (so long as St. Jude Medical has not breached any of its obligations contained in the merger agreement in any material respect), if:

¡

EP MedSystems breaches any representation, warranty or covenant contained in the merger agreement, the breach would result in a failure of any condition set forth above under “— Closing Conditions — Additional Conditions to Obligations of St. Jude Medical to Complete the Merger — Representations and Warranties — Performance of Obligations, “ (other than the non-solicitation and EP MedSystems shareholders meeting covenants), and such breach or failure cannot be cured by the earlier of the Outside Date or 15 days after written notice of breach;

	¡	the EP MedSystems board of directors

		•	has withdrawn or adversely modified its recommendation that EP MedSystems shareholders vote in favor of the merger;

		•	recommends or submits a superior proposal to a vote of EP MedSystems shareholders;

•

fails to publicly reaffirm its recommendation of the merger within 10 business days after a request by St. Jude Medical to do so, or within 10 business days after the date any third party acquisition proposal is first commenced or given to EP MedSystems shareholders;

		•	has breached any of its non-solicitation obligations or covenant to effect an EP MedSystems shareholder meeting; or

		•	authorizes or publicly proposes any of the above.

¡

if the FDA restricts EP MedSystems’ ability (a) to manufacture, market, sell or otherwise distribute its products previously approved or cleared by the FDA for marketing and sale, or (b) to obtain approval for the market and sale of products not yet approved or cleared by the FDA;

•	by EP MedSystems, so long as EP MedSystems has not breached any of its obligations contained in the merger agreement in any material respect, if:

¡

St. Jude Medical breaches any representation, warranty or covenant contained in the merger agreement, the breach would result in a failure of any condition set forth above under “— Closing Conditions — Additional Conditions to Obligations of EP MedSystems to Complete the Merger — Representations and Warranties; — Performance of Obligations”, such breach or failure, either individually or in the aggregate with any other breaches or failures, would result in the failure of St. Jude Medical to satisfy its closing conditions and such breach or failure cannot be cured by the earlier of the Outside Date or 15 days after written notice of breach; or

¡

at any time prior to obtaining approval by EP MedSystems shareholders, the EP MedSystems board of directors makes a recommendation not to consummate the merger under the provisions set forth above under “— EP MedSystems Board of Directors Recommendations.”

          Should any of these potential grounds for termination occur, St. Jude Medical’s and EP MedSystems’ board of directors may elect to exercise their respective rights to terminate the merger agreement.

          Termination Fee. EP MedSystems has agreed to pay St. Jude Medical a fee of $4 million in liquidated damages if the merger agreement is terminated pursuant to one of the circumstances described below. Payment of this fee is required under the following circumstances whether or not EP MedSystems shareholders have approved the merger agreement:

•

(a) a third party acquisition proposal (or an intention to make a third party acquisition proposal) is made to EP MedSystems shareholders, publicly disclosed or otherwise communicated to the senior management or board of directors of EP MedSystems, (b) either party then terminates because either (i) the merger has not been consummated on or before the Outside Date or (ii) approval by EP MedSystems shareholders of the merger is not obtained, and (c) within 12 months after the date of such termination, EP MedSystems enters into, or submits to its shareholders for adoption, an agreement in respect of such third party acquisition proposal or a transaction in respect of such third party acquisition proposal is consummated;

•

St. Jude Medical terminates because of any of the actions by the EP MedSystems board of directors described above, including (a) the board’s withdrawal or adverse modification of its recommendation that EP MedSystems shareholders vote in favor of the merger, (b) the board fails to publicly reconfirm its recommendation to approve the merger within 10 business days after a reasonable request by St. Jude Medical, or (c) the board recommends or submits to a vote of its shareholders a superior proposal; or

•

EP MedSystems terminates because at any time prior to obtaining approval by EP MedSystems shareholders, the EP MedSystems board of directors makes a recommendation not to consummate the merger under the provisions set forth above under “— EP MedSystems Board of Directors Recommendations.”

                              Amendment and Waiver

          We may amend the merger agreement in writing by action taken by our respective boards of directors at any time, but, after approval of the merger agreement by EP MedSystems shareholders, we may not make any amendment that by law requires further approval by EP MedSystems’ shareholders without the further approval of those shareholders.

          At any time before the effective time of the merger, each party may:

•	extend the time for the performance of any obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

                              Costs and Expenses

          In general, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses, except that those expenses incurred in connection with filing the registration statement, printing and mailing this proxy statement/prospectus and making required filings under the HSR Act or other similar foreign merger notification laws will be shared equally by St. Jude Medical and EP MedSystems.

Voting Agreement

          The following is a summary of certain material provisions of the Voting Agreement, dated as of April 8, 2008, by and among St. Jude Medical, on the one hand, and David A. Jenkins and Linda A. Jenkins, as shareholders of EP MedSystems, on the other hand. This summary is qualified in its entirety by reference to the voting agreement, a copy of which is incorporated into this proxy statement/prospectus by reference.

                              Agreement to Vote

          David A. Jenkins, the chairman of the EP MedSystems board of directors, and his wife, Linda A. Jenkins, have entered into a voting agreement with St. Jude Medical. Pursuant to the agreement, Mr. and Mrs. Jenkins have agreed to vote, at the EP MedSystems shareholders meeting, 2,241,984 of their shares of EP MedSystems common stock (a) in favor of the merger, (b) against any third party acquisition proposal, as defined in the merger agreement and as discussed under “— The Merger Agreement —Offers for Alternative Transactions,” (c) against any proposal for recapitalization, reorganization, liquidation, dissolution or other business combination between EP MedSystems and any other person or entity, (d) against any action that could reasonably be expected to delay or prevent the merger or cause a breach in any material respect of any covenant, representation or warranty of EP MedSystems in the merger agreement as discussed under “— The Merger Agreement —Representations and Warranties of EP MedSystems,”(e) against any change in the present capitalization or dividend policy of EP MedSystems and (f) any other change in EP MedSystems’ corporate structure or business. Mr. and Mrs. Jenkins’ obligation to vote in this manner applies whether or not the EP MedSystems board of directors continues to recommend the merger to EP MedSystems shareholders. The 2,241,984 shares of EP MedSystems common stock covered by the voting agreement represent approximately 7.37% of the outstanding shares of EP MedSystems common stock as of the EP MedSystems record date.

          Mr. and Mrs. Jenkins have also granted St. Jude Medical an irrevocable proxy to vote the shares of EP MedSystems common stock covered by the voting agreement, including additional shares of EP MedSystems common stock subsequently acquired, in favor of the merger and against any alternative transaction.

                    Transfer Restrictions

          The voting agreement, subject to certain customary exceptions, restricts or limits the ability of Mr. and Mrs. Jenkins to sell, transfer, pledge, assign or otherwise dispose of any of their shares of EP MedSystems common stock covered by the voting agreement, or to agree to do the foregoing.

                    No Solicitation

          Mr. and Mrs. Jenkins agree not to solicit, initiate, facilitate or encourage any inquiries or proposals from any person relating to a third party acquisition proposal or otherwise facilitate an acquisition proposal, except as permitted by the merger agreement.

                    Termination

          The irrevocable proxy and voting agreement will terminate upon the earlier to occur of:

•	the effective time of the merger;

•	the termination of the merger agreement in accordance with its terms; and

•	written notice of termination of the voting agreement by St. Jude Medical to Mr. and Mrs. Jenkins.

COMPARATIVE RIGHTS OF ST. JUDE MEDICAL AND EP MEDSYSTEMS SHAREHOLDERS

          The rights of EP MedSystems and St. Jude Medical shareholders are generally governed by the laws of each company’s respective state of incorporation as well as each company’s respective certificate or articles of incorporation and bylaws. Upon completion of the merger, shareholders of EP MedSystems who receive stock consideration will become shareholders of St. Jude Medical, and the St. Jude Medical certificate of incorporation and bylaws will govern the rights of such former EP MedSystems shareholders. No changes to the St. Jude Medical articles of incorporation or bylaws will be adopted in connection with the merger.

          The following is only a summary comparison of the material rights of EP MedSystems and St. Jude Medical shareholders arising from the governing organizational instruments of each company. The following summary is not intended to be a complete discussion of the respective certificates of incorporation and bylaws of EP MedSystems and St. Jude Medical. We encourage you to read carefully the certificates of incorporation and bylaws of EP MedSystems and St. Jude Medical. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. For information on how to obtain these documents, see the section entitled “Where You Can Find More Information. You are encouraged to obtain and read these documents along with this entire joint proxy/prospectus, as this summary may not contain all of the information important to you.

          If your shares are held by a broker or other financial intermediary in street name rather than directly by you as a person whose name is entered on the share register of either EP MedSystems or St. Jude Medical, you must rely on procedures established by that broker or financial intermediary in order to assert your rights as a shareholder against either EP MedSystems or St. Jude Medical, as applicable.

Corporate Governance

          EP MedSystems. The rights of EP MedSystems shareholders are governed by the laws of the State of New Jersey, the EP MedSystems amended and restated certificate of incorporation, as amended, and the EP MedSystems bylaws, as amended.

          St. Jude Medical. The rights of St. Jude Medical shareholders are governed by the laws of the State of Minnesota, the amended and restated St. Jude Medical articles of incorporation, and the St. Jude Medical bylaws. The articles of incorporation and the bylaws of St. Jude Medical after the merger will be identical in all respects to those of St. Jude Medical prior to the merger.

Authorized Capital Stock

          EP MedSystems. 55,000,000 shares, of which 50,000,000 are shares of common stock, without par value, and 5,000,000 are shares of preferred stock, without par value. The board of directors of EP MedSystems has the full authority permitted by law, by duly adopted resolutions, to divide the authorized but unissued shares of preferred stock into series, to provide for the issuance thereof, and to determine with respect to each such series the voting powers, if any, designations, preferences and relative, participating, optional or other special rights.

          1,400,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock. EP MedSystems may not declare or pay any cash dividends or other distributions on its common stock until the holders of Series A Convertible Preferred Stock have first received a cumulative cash dividend on each share of preferred stock in an amount at least equal to the per share amount, if any, of the dividends or other distributions to be declared, paid or set aside for the common stock, or if greater, an amount equal to that paid on any other outstanding shares of the corporation. In the event of a liquidation, dissolution, winding up, merger or sale of all or substantially all of the assets of EP MedSystems, each holder of Series A Convertible Preferred Stock will be entitled to receive, out of the assets of the corporation available for distribution to its shareholders, an amount per share equal to $2.048 for each outstanding preferred share plus all dividends which have been declared on such shares but not paid, if any, prior to any payment to holders of the common stock. Each holder of Series A Convertible Preferred Stock is entitled to notice of all shareholder meetings and to vote on all matters submitted to the shareholders together with the holders of common stock as a single class. Each holder of Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the preferred shares held by such holder are then convertible. The holder of any shares of Series A Convertible Preferred Stock has the right, at its option, to convert any such shares into such number of fully paid and nonassessable shares of common stock as is determined by the conversion price applicable to such shares upon at least 20 days’ prior written notice to the corporation. In certain circumstances, EP MedSystems has the right, at its option, to require the conversion of outstanding shares of Series A Convertible Preferred Stock into an equal number of fully paid and nonassessable shares of common stock upon 20 days’ prior written notice to the holder. The conversion price of the Series A Convertible Preferred Stock is subject to adjustment for certain dilutive issuances and stock splits and combinations.

          St. Jude Medical. 525,000,000 shares, of which 500,000,000 are shares of common stock, par value $0.10 per share, and 25,000,000 are shares of preferred stock, par value $1.00 per share. The board of directors of St. Jude Medical is expressly authorized to establish the number of shares to be included in each series of preferred stock, if any, and to fix the designation and relative powers, preferences and rights relating to the shares of each such series.

Annual Meetings of Shareholders

          EP MedSystems. Annual meetings of EP MedSystems shareholders are held each year on a date and time designated by the board of directors. Written notice of the annual meeting stating the place, date and hour of the meeting will be given to each EP MedSystems shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

          St. Jude Medical. Annual meetings of St. Jude Medical shareholders are held each calendar year at a time and place designated by the board of directors; provided, however, that the interval between two consecutive annual meetings may not be more than 14 months nor less than 10 months. Written notice stating the time and place of the annual meeting will be mailed to each shareholder of record at least 10 days before the date of the meeting.

Special Meetings of Shareholders

          EP MedSystems. Special meetings of EP MedSystems shareholders may be called only by the board of directors, the chairman of the board or the president of EP MedSystems. Written notice of the special meeting stating the place, date, and hour of the meeting as well as the purpose for which it is called will be given to each EP MedSystems shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

          St. Jude Medical. Special meetings of St. Jude Medical shareholders may be called by the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote. Written notice stating the time, place and purpose of the special meeting will be mailed to each shareholder of record at least 10 days before the date of the meeting.

Quorum Requirements

          EP MedSystems. The presence in person or by proxy of the holders of a majority of the shares of EP MedSystems common stock issued, outstanding and entitled to vote at any shareholders’ meeting constitutes a quorum for the transaction of business, except as otherwise provided by statutes, or the certificate of incorporation or bylaws of EP MedSystems.

          St. Jude Medical. The presence in person or by proxy of the holders of a majority of the shares of St. Jude Medical common stock entitled to vote at any shareholders’ meeting constitutes a quorum for the transaction of business.

Shareholder Action by Written Consent

          EP MedSystems. Any action required or permitted to be taken at any annual or special meeting of shareholders may not be taken by written consent of the shareholders.

          St. Jude Medical. The articles of incorporation and bylaws of St. Jude Medical do not address whether, how and under what circumstances shareholders may act by written consent. As a result, under Minnesota law, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken by written action only if such written action is signed by all shareholders entitled to vote on that action.

Amending the Certificate of Incorporation and Bylaws

          EP MedSystems. The board of directors is expressly empowered to adopt, amend or repeal bylaws of EP MedSystems, without the approval of shareholders. The shareholders also have the power to adopt, amend or repeal bylaws of the EP MedSystems.

          St. Jude Medical. Except as set forth under “Special Voting Requirements and Provisions” below, any provisions contained in the articles of incorporation of St. Jude Medical may be amended solely by the affirmative vote of the holders of a majority of the stock entitled to vote. The board of directors may alter or amend the bylaws of St. Jude Medical and may make or adopt additional bylaws subject to the power of the shareholders to change or repeal the bylaws, except that the board of directors may not adopt, amend, or repeal any bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications or terms of office. The shareholders may alter or amend the bylaws of St. Jude Medical and may make or adopt additional bylaws by a majority vote at any annual meeting of the shareholders or at any special meeting called for that purpose.

Special Voting Requirements and Provisions

          EP MedSystems. The affirmative vote of the holders of a majority of all shares issued, outstanding and entitled to vote, voting together as a single class, will be required to alter, amend or adopt any provisions inconsistent with, or appeal Article X of the certificate of incorporation of EP MedSystems (relating to the classified board of directors).

          St. Jude Medical. Notwithstanding any other provision of the articles of incorporation of St. Jude Medical or of law which might otherwise permit a lesser vote or no vote, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all then outstanding shares entitled to vote generally in the election of directors, voting as a single class, will be required to alter, amend, or repeal Article IX (Management and Additional Powers) or Article XIII (Fair Price Provisions) of the articles of incorporation of St. Jude Medical.

Number and Election of Directors

          EP MedSystems. The number of directors of EP MedSystems will be fixed by a resolution duly adopted by the board of directors, but may not be less than 3 nor more than 11. The board of directors is classified, with respect to the time for which the directors severally hold office, into 3 classes as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the classes of directors whose terms then expire are elected to serve three year terms and until their respective successors are duly elected and qualified. Directors then in office may, by majority vote, increase or decrease the number of directors without a vote of shareholders; provided, however, that any such decrease may not eliminate or shorten the term of any director in office. Any increase or decrease in the number of directors will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

          St. Jude Medical. The number of directors of St. Jude Medical will be fixed solely by resolution of the board of directors, acting by a majority of directors then in office, but may not be less than 3. A majority of the board of directors must be comprised of independent directors. The board of directors is classified into 3 classes, with the term of office of one class expiring each year. At each annual meeting of shareholders, the successors to the classes of directors whose terms then expire are elected to serve three year terms and until their respective successors are elected and qualified. No decrease in the number of directors may have the effect of shortening the term of any incumbent director.

Notice Requirements for Shareholder Nomination of Directors and Other Proposals

          EP MedSystems. Nominations of persons for election to the board of directors of EP MedSystems may be made at the direction of the board of directors, by any nominating committee or person(s) appointed by the board, or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the requisite notice procedures. For shareholder nominations, a shareholder must deliver written notice to the principal executive office of EP MedSystems not less than 60 days prior to the scheduled annual meeting; provided, however, that if there is less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting, written notice of the shareholder must be so delivered not later than the close of business on the 10th day following the earlier of such notice or disclosure to be timely. The written notice to the secretary of EP MedSystems must set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director (i) the name, age, and business and resident addresses of the person, (ii) the number of shares of capital stock of EP MedSystems which are beneficially owned by the person, and (iii) any other information relating to the person that is required to be disclosed in proxy solicitations for the election of directors under Rule 14a of the Securities and Exchange Act of 1934, as amended; (b) as to the shareholder giving the notice, (i) the name and business address and resident address of the shareholder, and (ii) the class and number of shares of capital stock of EP MedSystems which are beneficially owned by the shareholder on the date of such shareholder notice.

          St. Jude Medical. Nominations for the election of directors may be made by the board of directors, by a committee to be appointed by the board of directors, or by any shareholder entitled to vote generally in the election of directors. For shareholder nominations, a shareholder must deliver written notice to the secretary of St. Jude Medical not less than 50 nor more than 75 days before the date of the meeting; provided, however, that if there is less than 60 days’ notice or prior public disclosure of the date of the meeting, written notice of the shareholder must be delivered not later than the close of business on the 10th day following the earlier of such notice or disclosure to be timely. The written notice to the secretary of St. Jude Medical must set forth (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of St. Jude Medical entitled to vote at such meeting and intends to appear in person or by proxy to nominate the person(s) specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation and employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the SEC; and (vi) the consent of reach nominee to serve as a director of St. Jude Medical.

Board Vacancy

          EP MedSystems. Vacancies and newly-created directorships will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum. Any director so elected will hold office until the next succeeding annual meeting of shareholders and until such director’s successor has been duly elected and qualified.

          St. Jude Medical. Vacancies and newly-created directorships will be filled by election of the board of directors. Any director so elected will serve the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned, and until such director’s successor has been elected and qualified. Any newly-created directorships will be assigned among the classes by a majority of the directors then in office, even though less than a quorum, to make all classes as nearly equal in number as possible. For vacancies and newly-created directorships, the board of directors will give notice to the shareholders of St. Jude Medical of any increase in the number of directors and of any pertinent information regarding any director so elected by the board to fill a vacancy.

Removal of Directors

          EP MedSystems. The certificate of incorporation and bylaws of EP MedSystems do not address whether, how and under what circumstances directors may be removed.

          St. Jude Medical. Any director may be removed from office at any time, but only for cause and only by the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all then outstanding shares entitled to vote generally in the election of directors, voting as a single class.

Indemnification and Liability of Directors and Officers

          EP MedSystems. The certificate of incorporation of EP MedSystems provides that EP MedSystems shall, to the fullest extent permitted by law, indemnify each present or future director, officer, employee or agent (“Corporate Agents”) against all expenses and liabilities in connection with any proceeding involving the Corporate Agent by reason of his being or having been such a Corporation Agent, other than a proceeding by or in the right of EP MedSystems, if (i) such Corporate Agent acted in good faith and in a manner he reasonably believed to be in the best interests of EP MedSystems; and (ii) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his conduct was unlawful. However, no indemnification will be provided in respect of any claim, issue or matter as to which such Corporate Agent is adjudged to be liable to EP MedSystems, unless and only to the extent that the court determines such Corporate Agent is fairly and reasonably entitled to indemnity. EP MedSystems has the power to purchase insurance on behalf of any Corporate Agent, whether or not EP MedSystems would otherwise have the power to indemnify him.

          The certificate of incorporation of EP MedSystems further provides that no director or officer shall be personally liable to the EP MedSystems or its shareholders for damages except for liability arising from any breach of duty based upon an act or omission (1) in breach of the duty of loyalty to the corporation, (2) not in good faith or involving a knowing violation of the law, or (3) resulting in receipt by such director or officer of an improper personal benefit.

          The bylaws of EP MedSystems provide that EP MedSystems shall, to the fullest extent permitted by the New Jersey Business Corporation Act, indemnify each present or future director, officer, scientific advisory board member, employee, agent or corporate agent of the corporation. The bylaws further provide that, to the fullest extent permitted by the New Jersey Business Corporation Act, no director or officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders.

          St. Jude Medical. The articles of incorporation of St. Jude Medical provide that no director shall be personally liable to St. Jude Medical or its shareholders for damages except for liability arising from (1) any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violating of the law, (3) any illegal distribution or sale of securities, or (3) any transaction from which the director derived any improper personal benefit.

          The bylaws of St. Jude Medical provide that St. Jude Medical shall indemnify each director, officer, employee or agent of St. Jude Medical made or threatened to be made a party to a proceeding by reason of previous or current official capacity with St. Jude Medical against liabilities and reasonable expenses incurred by the person in connection with the proceeding if such person (1) has not been indemnified by another organization or employee benefit plan for the same liabilities and expenses; (2) acted in good faith; (3) received no improper personal benefit and satisfied the procedures for transactions involving conflicts of interest, if applicable; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in or not opposed to the best interests of the corporation.

Business Combinations

          EP MedSystems. The certificate of incorporation and bylaws of EP MedSystems do not address whether, how and under what circumstances shareholder approval is required for any business combination.

          St. Jude Medical. The affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding shares entitled to vote generally in the election of directors, voting as a single class, is required for any merger, consolidation or statutory exchange of shares of the corporation, excluding the merger of a wholly-owned subsidiary of the corporation into the corporation or the merger of two or more wholly-owned subsidiaries of the corporation.

LEGAL MATTERS

          The validity of the shares of St. Jude Medical common stock to be issued in the merger will be passed upon for St. Jude Medical by Gibson, Dunn & Crutcher LLP, San Francisco, California, counsel to St. Jude Medical.

          Gibson, Dunn & Crutcher LLP, counsel to St. Jude Medical, is expected to render an opinion that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

          Morgan, Lewis & Bockius LLP, counsel to EP MedSystems, is expected to render an opinion that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

EXPERTS

          The consolidated financial statements of St. Jude Medical, Inc. and subsidiaries incorporated by reference in St. Jude Medical’s Annual Report (Form 10-K) for the year ended December 29, 2007 (including the schedule appearing therein), and the effectiveness of St. Jude Medical’s internal control over financial reporting as of December 29, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements and schedule of EP MedSystems, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

          This proxy statement/prospectus incorporates documents by reference which are not presented in or delivered with this proxy statement/prospectus. You should rely only on the information contained in this proxy statement/prospectus and in the documents that we have incorporated by reference into this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this proxy statement/prospectus.

          St. Jude Medical and EP MedSystems file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. The St. Jude Medical and EP MedSystems filings are also available at the Internet website maintained by the SEC at http://www.sec.gov.

          St. Jude Medical has filed a registration statement on Form S-4 under the Securities Act to register with the SEC the shares of St. Jude Medical common stock that EP MedSystems shareholders will receive in connection with the merger. This proxy statement/prospectus is a part of the registration statement of St. Jude Medical on Form S-4 and is a prospectus of St. Jude Medical and a proxy statement of EP MedSystems for the EP MedSystems special meeting.

          The SEC permits St. Jude Medical and EP MedSystems to incorporate by reference information into this proxy statement/prospectus. This means that the companies may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or by information contained in documents filed with or furnished to the SEC after the date of this proxy statement/ prospectus that is incorporated by reference in this proxy statement/prospectus.

          This proxy statement/prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about St. Jude Medical and EP MedSystems and their financial conditions.

St. Jude Medical SEC Filings (File No. 001-12441)	Period or Filing Date

Quarterly Report on Form 10-Q	Three Months Ended March 29, 2008
Annual Report on Form 10-K	Year Ended December 29, 2007
Proxy Statement for 2008 Annual Meeting of Shareholders	Filed on March 25, 2008
Current Report on Form 8-K

Filed on May 5, 2008, May 12, 2008, April 16, 2008 (except with respect to Item 2.02 thereof), February 25, 2008 (except with respect to Item 8.01 thereof), January 23, 2008 (except with respect to Item 2.02 thereof) and January 8, 2008

Description of St. Jude Medical common stock set forth in its Registration Statement on Forms 8-A and 8-A/As	Filed on April 28, 1978, June 10, 1987 and June 28, 1991 as amended, including any amendment or report filed for the purpose of updating such description

EP MedSystems SEC Filings (File No. 000-28260)	Period or Filing Date
Quarterly Report on Form 10-Q	Three Months Ended March 31, 2008
Annual Report on Form 10-K	Year Ended December 31, 2007
Proxy Statement for 2007 Annual Meeting of Shareholders	Filed on August 2, 2007
Current Reports on Forms 8-K	Filed on March 3, 2008, March 5, 2008. April 9, 2008 (as amended on April 11, 2008)
Description of EP MedSystems common stock set forth in its Registration Statement on Form 8-A	Filed on April 19, 1996

          St. Jude Medical and EP MedSystems also incorporate by reference into this proxy statement/prospectus additional documents that either company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement/prospectus and the date of the EP MedSystems special meeting. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

          You may not have been sent some of the documents incorporated by reference, but you can obtain any of them through St. Jude Medical or EP MedSystems as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement/prospectus. Shareholders may obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing, by telephone or via the Internet from the appropriate company at the following addresses:

FOR ST. JUDE MEDICAL:	FOR EP MEDSYSTEMS:
ST. JUDE MEDICAL, INC.	EP MEDSYSTEMS, INC.
One Lillehei Plaza	575 Route 73 North, Bldg-D
St Paul MN 55117	West Berlin, NJ 08091
Attention: Investor Relations	Attention: Investor Relations
Telephone Number: (651) 483-2000	Telephone Number: (856) 753-8533
Internet Website: www.sjm.com	Internet Website: www.epmedsystems.com

          The information contained in the websites of St. Jude Medical and EP MedSystems does not constitute a part of this proxy statement/prospectus.

          If you would like to request documents from St. Jude Medical or EP MedSystems, please do so by    , 2008 to receive them before the EP MedSystems special meeting.

          This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding St. Jude Medical has been provided by St. Jude Medical and information contained in this proxy statement/prospectus regarding EP MedSystems has been provided by EP MedSystems.

          You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus to vote on the merger. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated    , 2008. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to EP MedSystems shareholders nor the issuance by St. Jude Medical of shares of St. Jude Medical common stock in connection with the merger will create any implication to the contrary.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 21st day of May, 2008.

ST. JUDE MEDICAL, INC.

By:
/s/ Daniel J. Starks
Daniel J. Starks
President, Chief Executive Officer and Chairman

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel J. Starks, John C. Heinmiller and Pamela S. Krop, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4, and any and all amendments (including post-effective amendments) thereto, relating to the registration of shares of common stock of St. Jude Medical, Inc., in connection with the acquisition by St. Jude Medical, Inc. of EP MedSystems, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 21, 2008:

/s/ Daniel J. Starks	/s/ John C. Heinmiller
Daniel J. Starks	John C. Heinmiller
President, Chief Executive Officer and Chairman	Executive Vice President and Chief Financial Officer
(principal executive officer)	(principal financial and accounting officer)

/s/ John W. Brown	/s/ Barbara B. Hill
John W. Brown	Barbara B. Hill
Director	Director

/s/ Richard R. Devenuti	/s/ Michael A. Rocca
Richard R. Devenuti	Michael A. Rocca
Director	Director

/s/ Stuart M. Essig	/s/ Stefan K. Widensohler
Stuart M. Essig	Stefan K. Widensohler
Director	Director

/s/ Thomas H. Garrett III	/s/ Wendy L. Yarno
Thomas H. Garrett III	Wendy L. Yarno
Director	Director

ANNEX A     AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

among

ST. JUDE MEDICAL, INC.

EPICURUS MERGER CORPORATION

and

EP MEDSYSTEMS, INC.

Dated as of APRIL 8, 2008

A-i

A-ii

INDEX OF DEFINED TERMS

Definition	Location

1995 Directors’ Plan	3.2(a)
1995 Stock Plan	3.2(a)
2002 Stock Plan	3.2(a)
2006 Directors’ Plan	3.2(a)
2006 Stock Plan	3.2(a)
510(k)’s	3.8(b)
Acquisition Proposal	5.2(g)
Adverse Recommendation Change	5.2(b)(i)
Affiliate	8.3(a)
Affiliated Person	3.23(a)

A-iii

Definition	Location

Agreement	Preamble
Alternative Acquisition Agreement	5.2(b)(ii)
Average Stock Price	2.1(b)(ii)
Book-Entry Shares	2.3(b)(ii)
Business Day	8.3(b)
Cash Consideration	2.1(b)(i)
Cash Election	2.1(b)(i)
Cash Proration Factor	2.1(c)(i)
Certificate	2.3(b)(i)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	Recitals
Company	Preamble
Company Balance Sheet Date	3.7(a)
Company Board	Recitals
Company Business Personnel	3.15(a)
Company Charter Documents	3.1
Company Fairness Opinion	3.27
Company Financial Advisor	3.27
Company Letter	Article III
Company Material Adverse Change	3.7(b)
Company Material Adverse Effect	3.7(b)
Company Multipemployer Plan	3.12(c)
Company Patents	3.16(b)
Company Permits	3.8(a)
Company Plan	3.12(c)
Company Registered Copyrights	3.16(b)
Company Registered IP	3.16(b)
Company Registered Marks	3.16(b)
Company SEC Reports	3.5(a)
Company Shareholder Approval	3.17
Company Shareholders Meeting	3.28(a)(ii)
Company Stock Option Plans	3.2(a)
Company Stock Options	3.2(b)
Compensation Agreements	3.11(a)
Confidentiality Agreement	5.4(ii)
Continuing Employees	5.16(a)
Contract	8.3(c)
control	8.3(d)
Copyrights	3.16(a)
Effective Time	1.3
Election	2.1(b)(ii)
Election Deadline	2.3(b)
Employment or Consulting Agreements	Recitals
Environmental Law	3.20(a)

A-iv

Definition	Location

Environmental Permit	3.20(a)
ERISA	3.12(a)
ERISA Affiliate	3.12(c)
Excess Parent Stock	2.1(f)
Exchange Act	2.3(c)
Exchange Agent	2.3(a)
Exchange Fund	2.3(a)
Exchange Ratio	2.1(b)(ii)
FDA	3.8(b)
Financial Statements	3.5(a)
Form of Election	2.3(b)
GAAP	3.5(a)
Governmental Entity	3.4
Hamblett Warrant	3.2(a)
Hazardous Substances	3.20(a)
HSR Act	3.4
Hummel Warrant	3.2(a)
Impairments	3.24(d)
Indebtedness	3.7(c)
Insurance Policies	3.22
Intellectual Property	3.16(a)
IRS	3.9(a)
KFP Warrant	3.2(a)
knowledge	8.3(e)
Laurus Warrant	3.2(a)
Law	3.4
Leased Property	3.24(c)
Liens	3.24(a)
made available to Parent	8.3(f)
Marks	3.16(a)
Material Contracts	3.11(b)
Maximum Cash Consideration	2.1(c)
Maximum Stock Consideration	2.1(c)
Merger	Recitals
Merger Consideration	2.1(b)(ii)
Merger Sub	Preamble
Merger Sub Common Stock	2.1(a)
New Jersey Department of Treasury	1.3
NJBCA	1.1
Non-Stock Consideration	2.1(h)
NYSE	2.1(f)
Outside Date	7.1(b)(i)
Owned Property	3.24(b)
Parent	Preamble
Parent Charter Documents	4.4
Parent Equity Plans	4.2(a)(iv)

A-v

Definition	Location

Parent Letter	Article IV
Parent Material Adverse Change	4.1(a)
Parent Material Adverse Effect	4.1(a)
Parent Preferred Stock	4.2(a)
Parent SEC Reports	4.6
Parent Stock	4.2(a)
Parent Stock Options	4.2(a)(iv)
Patents	3.16(a)
Permitted Liens	3.24(f)
Person	8.3(g)
PMS’s	3.8(b)
Proceeding	3.10
Property Leases	3.24(d)
Proxy Statement	3.28(a)(ii)
Real Property	3.24(c)
Reorganization	Recitals
Representatives	5.2(a)
S-4	2.3(b)
Sarbanes-Oxley Act	3.5(c)
SEC	2.3(b)
Second Merger	Recitals
Securities Act	3.2(b)
Shares	2.1(b)
Specified Contracts	6.2(i)
SSA	3.8(a)
Stock Consideration	2.1(b)(ii)
Stock Election	2.1(b)(ii)
Stock Proration Factor	2.1(c)(ii)
Subsidiary	8.3(h)
Superior Proposal	5.2(g)
Surviving Corporation	1.1
Takeover Laws	3.29
Tax Return	3.9(b)
Taxes	3.9(b)
Termination Fee	7.3(b)(iii)
Testing Price	2.1(h)
Trade Secrets	3.16(a)
Treasury Shares	2.1(e)
Valuation Date	2.1(h)
Value of Stock Consideration	2.1(h)
Voting Agreement	Recitals
Warning Letter	3.8(b)
Warrants	3.2(a)
Worker Safety Laws	3.13
WSF Warrant	3.2(a)

A-vi

AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 8, 2008, between St. Jude Medical, Inc., a Minnesota corporation (“Parent”), Epicurus Merger Corporation, a New Jersey corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”) and EP MedSystems, Inc., a New Jersey corporation (the “Company”).

RECITALS

          WHEREAS, the parties intend that Merger Sub will be merged with and into the Company, with the Company surviving that merger, on the terms and subject to the conditions set forth herein (the “Merger”);

          WHEREAS, the Boards of Directors of Parent and Merger Sub have each unanimously approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger and the Second Merger;

          WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Second Merger, and (iii) resolved and agreed to recommend adoption of this Agreement by the shareholders of the Company;

          WHEREAS, as soon as practicable following the Merger, Parent shall, and shall cause the Surviving Corporation to, adopt an agreement and plan of merger and reorganization whereby the Company will be merged with and into a wholly-owned subsidiary of Parent (the “Second Merger”), with such entity surviving the Second Merger as a wholly-owned subsidiary of Parent;

          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein;

          WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, a certain shareholder of the Company is entering into an agreement (the “Voting Agreement”) pursuant to which such Person has agreed, among other things, to vote the Shares held by such Person in favor of the Merger;

          WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain employees of the Company are entering into employment and/or consulting agreements (the “Employment or Consulting Agreements”) with Parent; and

          WHEREAS, Parent, Merger Sub and the Company intend for federal income tax purposes that the Merger and the Second Merger (collectively, the “Reorganization”), qualify as a “reorganization” described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), within the manner described in Revenue Ruling 2001-46, and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the regulations promulgated under the Code.

          NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

AGREEMENT

ARTICLE I
THE MERGER

          Section 1.1 The Merger. The name of the corporation proposing to merge is Epicurus Merger Corporation. The name of the corporation in which Merger Sub proposes to merge is EP MedSystems, Inc., which shall be the Surviving Corporation. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the New Jersey Business Corporation Act, N.J.S.A. 14A:1-1 et seq. (the “NJBCA”), at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly-owned Subsidiary of Parent.

          Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place as soon as practicable but in no event later than the second (2nd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions). The Closing shall take place at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

          Section 1.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the “Certificate of Merger”) with the Department of Treasury of the State of New Jersey (the “New Jersey Department of Treasury”), executed in accordance with the relevant provisions of the NJBCA, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the NJBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Department of Treasury of the State of New Jersey or at such other date or time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

          Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          Section 1.5 Certificate of Incorporation; Bylaws.

                    (a) The certificate of incorporation of the Company shall be amended and restated at the Effective Time as set forth on Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law.

                    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable Law, except that such Bylaws shall be amended to reflect that the name of Surviving Corporation shall be EP MedSystems, Inc.

          Section 1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

          Section 1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          Section 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

                    (a) Each share of common stock, without par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                    (b) Each share of common stock, without par value, of the Company (such shares, collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time (other than Treasury Shares) shall automatically be converted into the right to receive the following consideration:

                              (i) Each Share with respect to which an election to receive cash (a “Cash Election”) has been properly made, and not revoked, pursuant to Section 2.3 shall (subject to Section 2.3) be converted into the right to receive $3.00 in cash, without interest, (such per share amount is hereinafter referred to as the “Cash Consideration”).

                              (ii) Each Share with respect to which an election to receive stock consideration (a “Stock Election”, and together with a Cash Election, an “Election”) has been properly made, and not revoked, pursuant to Section 2.3 shall (subject to Section 2.3) be converted into the right to receive a number of validly issued, fully paid and nonassessable shares of Parent Stock equal to the Exchange Ratio, subject to adjustment in accordance with Section 2.1(g) (such per share amount, together with any cash in lieu of fractional shares of Parent Stock to be paid pursuant to Section 2.1(f), is hereinafter referred to as the “Stock Consideration”). For purposes of this Agreement and subject to Section 2.1(h), the “Exchange Ratio” means $3.00 divided by the average of the closing sale prices of one share of Parent Stock on the NYSE Composite Transactions reporting system for each of the ten (10) trading days ending on and including the second trading day prior to the Closing Date (such average price, the “Average Stock Price”). For purposes of this Agreement, the term “Merger Consideration” with respect to a Share shall mean either the Cash Consideration (with respect to a Share representing the right to receive the Cash Consideration) or the Stock Consideration (with respect to a Share representing the right to receive the Stock Consideration).

                    (c) The maximum aggregate amount of cash payable pursuant to the Merger shall be (x) $3.00 multiplied by (y) 60% of the total number of Shares converted pursuant to the Merger (other than Treasury Shares) (such amount, the “Maximum Cash Consideration”). The maximum aggregate amount of Stock Consideration issuable pursuant to the Merger shall be (x) a number of shares of Parent Stock equal to the Exchange Ratio multiplied by (y) 40% of the total number of Shares converted pursuant to the Merger (other than Treasury Shares) (such amount being referred to as the “Maximum Stock Consideration).

                              (i) If the total number of Shares with respect to which Cash Elections have been made would require aggregate cash in excess of the Maximum Cash Consideration, such Cash Elections shall be subject to proration as follows. For each Cash Election, the number of Shares that shall be converted into the right to receive the Cash Consideration shall be (A) the total number of Shares subject to such Cash Election multiplied by (B) the Cash Proration Factor, rounded down to the nearest Share. The “Cash Proration Factor” means a fraction (x) the numerator of which shall be the Maximum Cash Consideration and (y) the denominator of which shall be the product of the aggregate number of Shares subject to all Cash Elections made by all holders of Shares, multiplied by the Cash Consideration. All Shares subject to a Cash Election that is subject to proration pursuant to this Section 2.1(c), other than Shares converted into the right to receive the Cash Consideration in accordance with this Section 2.1(c), shall be converted into the right to receive the Stock Consideration. All prorations resulting from this Section 2.1(c) shall be applied on a pro rata basis, such that each Company shareholder who surrenders Shares subject to a Cash Election bears its proportionate share of proration, based on the proportion of the total Shares surrendered subject to a Cash Election bears to the number of Shares subject to a Cash Election that are surrendered by such Company shareholder, and shall be further subject to Section 2.1(h), if applicable.

                              (ii) If the total number of Shares with respect to which Stock Elections have been made would require aggregate Stock Consideration in excess of the Maximum Stock Consideration, such Stock Elections shall be subject to proration as follows. For each Stock Election, the number of Shares that shall be converted into the right to receive the Stock Consideration shall be (A) the total number of Shares subject to such Stock Election multiplied by (B) the Stock Proration Factor, rounded down to the nearest Share. The “Stock Proration Factor” means a fraction (x) the numerator of which shall be the Maximum Stock Consideration and (y) the denominator of which shall be the product of the aggregate number of Shares subject to all Stock Elections made by all holders of Shares, multiplied by the Stock Consideration. All Shares subject to a Stock Election that is subject to proration pursuant to this Section 2.1(c), other than that number converted into the right to receive the Stock Consideration in accordance with this Section 2.1(c), shall be converted into the right to receive the Cash Consideration. All prorations resulting from this Section 2.1(c) shall be applied on a pro rata basis, such that each Company shareholder who surrendered Shares subject to a Stock Election bears its proportionate share of proration, based on the proportion of the total Shares surrendered subject to a Stock Election bears to the number of Shares subject to a Stock Election that are surrendered by such Company shareholder, and shall be further subject to Section 2.1(h), if applicable.

                    (d) Each Share cancelled in exchange for the right to receive Merger Consideration but which is not surrendered subject to a valid Election prior to the Election Deadline, shall be deemed to be surrendered subject to the following Elections:

                              (i) If the Cash Elections exceed the Maximum Cash Consideration such that proration of Cash Elections occurs pursuant to Section 2.1(c)(i), Shares validly surrendered without a valid Election made in accordance with Section 2.3 will be deemed surrendered subject to a Stock Election;

                             (ii) If the Stock Elections exceed the Maximum Stock Consideration such that proration of Stock Elections occurs pursuant to Section 2.1(c)(ii), Shares validly surrendered without a valid Election made in accordance with Section 2.3 will be deemed surrendered subject to a Cash Election; and

                              (iii) If no proration occurs, Shares validly surrendered without a valid Election will be deemed surrendered in part subject to a Cash Election and in part subject to a Stock Election to the extent of the Cash Consideration and Stock Consideration remaining after taking into account the Cash Elections and Stock Elections made by those Company shareholders who affirmatively made valid Elections in connection with the Merger. The remaining available Cash Consideration and Stock Consideration will be allocated on a pro rata basis among the Shares surrendered by those Company shareholders who validly surrendered Shares but did not surrender subject to a valid Election, such that each such Share is exchanged for the same proportion of Cash Consideration and Stock Consideration, based on the respective percentages of available Cash Consideration and Stock Consideration remaining after taking into account the affirmative Elections of Company shareholders.

                    (e) Each Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time (collectively, “Treasury Shares”) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                    (f) In lieu of any fractional share of Parent Stock that otherwise would be issuable pursuant to the Merger, each holder of Shares who otherwise would be entitled to receive a fraction of a share of Parent Stock pursuant to the Merger will be paid an amount in cash (without interest) equal to such holder’s respective proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent for the Merger, on behalf of all such holders, of the aggregate fractional shares of Parent Stock issued pursuant to the Merger.

As soon as practicable following the completion of the Merger, the Exchange Agent shall determine the excess of (i) the number of whole shares of Parent Stock issuable to the former holders of Shares pursuant to the Merger including fractional shares, over (ii) the aggregate number of whole shares of Parent Stock to be distributed to former holders of Shares (such excess being collectively called the “Excess Parent Stock”). The Exchange Agent shall as promptly as reasonably practicable sell the Excess Parent Stock at the prevailing prices on the New York Stock Exchange (the “NYSE”). The sales of the Excess Parent Stock by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent and costs associated with calculating and distributing the respective cash amounts payable to the applicable former holders of Shares, incurred in connection with such sales of Excess Parent Stock. Until the proceeds of such sales have been distributed to the former holders of Shares to whom fractional shares of Parent Stock otherwise would have been issued in the Merger, the Exchange Agent will hold such proceeds in trust for such former holders. As soon as practicable after the determination of the amount of cash to be paid to former holders of Shares in respect of any fractional shares of Parent Stock, the Exchange Agent shall distribute such amounts to such former holders.

                    (g) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Stock or the Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Cash Consideration, the Stock Consideration, the Maximum Cash Consideration, the Maximum Stock Consideration, the Cash Proration Factor and the Stock Proration Factor shall be appropriately adjusted to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such action.

                    (h) Notwithstanding anything in this Agreement to the contrary, if the product of (A) the number of shares of Parent Stock to be issued in the Merger in exchange for Shares and (B) Testing Price of Parent Stock as reported on the NYSE for the trading session that closes immediately before the Effective Time (or other applicable valuation date under Treasury Regulation Section 1.368-1(e)(2) for purposes of testing the continuity of interest requirement under Treasury Regulation Section 1.368-1(e)) (such date the “Valuation Date” and such product the “Value of Stock Consideration”) is less than 40% of the sum of the Value of Stock Consideration and the amount of Non-Stock Consideration (as defined below), then the amount of Cash Consideration to be paid in the Merger in exchange for Shares shall be reduced and the number of shares of Parent Stock issued in the Merger in exchange for Shares shall be increased pro-rata based on the Cash Consideration to which any Company shareholder is otherwise entitled pursuant to the Merger so as to cause such percentage to be equal to 40%. The additional shares of Parent Stock to be issued in lieu of cash in exchange for Shares pursuant to the preceding sentence shall be determined using a per share value equal to the Exchange Ratio. For purposes of this paragraph, the “Non-Stock Consideration shall mean (a) any cash consideration paid pursuant to the Merger, (b) any cash and the fair market value of any property that is distributed, transferred or paid by the Company to its shareholders (whether in a redemption transaction or as a dividend distribution) in connection with the Merger, and (c) any other cash or property (other than shares of Parent Stock) that is transferred, paid or distributed by Parent (or any Person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3)) to holders of Shares in exchange for Shares in connection with the Merger (including any payments of expenses incurred in connection with the disposition of fractional shares in the Merger). The “Testing Price” shall be the lowest of the following amounts: (i) the closing Parent Stock trading price on the Valuation Date, (ii) the average between the high and low Parent Stock trading price on the Valuation Date, and (iii) the volume weighted average of the trading price of all shares of Parent Stock traded on the Valuation Date.

                    (i) Subject to the limitations in this Section 2.1, each Company shareholder is entitled to make a Cash Election with respect to any whole number of the Shares held by such shareholder and make a Stock Election with respect to the balance of the Shares held by such shareholder. In addition, each Company shareholder is entitled to designate the particular Shares held by such shareholder that are the subject of either a Cash Election or a Stock Election, consistent with the provisions of Treasury Regulations §§ 1.356-1(b) and 1.358-2(a)(2)(ii).

          Section 2.2 Treatment of Options and Other Equity-Based Awards.

                    (a) At the Effective Time, each Company Stock Option granted under any Company Stock Option Plan, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and, in exchange therefor, the Surviving Corporation shall pay to each former holder of any such cancelled Company Stock Option as soon as practicable following the Effective Time an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the excess of the Cash Consideration over the exercise price per Share under such Company Stock Option and (ii) the number of Shares subject to such Company Stock Option; provided that if the exercise price per Share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Stock Option shall be cancelled without any cash payment being made in respect thereof.

                    (b) Prior to the Effective Time, the Company shall deliver all required notices (which notices shall have been approved by Parent, in its reasonable discretion) to each holder of Company Stock Options setting forth each holder’s rights pursuant to the respective Company Stock Option Plan, stating that such Company Stock Options shall be treated in the manner set forth in this Section 2.2.

                    (c) The Company shall take all actions necessary to implement the provisions of this Section 2.2 and to ensure that, as of the Effective Time, (i) the Company Stock Option Plans shall terminate and (ii) no holder of a Company Stock Option or any participant in any Company Stock Option Plan or any other employee incentive or benefit plan, program or arrangement or any non-employee director plan maintained by the Company shall have any rights to acquire, or other rights in respect of, the capital stock of the Company, the Surviving Corporation or any of their Subsidiaries, except the right to receive the payment contemplated by Section 2.2(a) in cancellation and settlement thereof.

          Section 2.3 Election Procedures.

                    (a) At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with a bank or trust company designated by Parent and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Shares, for exchange in accordance with this ARTICLE II through the Exchange Agent, (i) certificates representing a number of shares of Parent Stock equal to the Maximum Stock Consideration issuable to the Company shareholders pursuant to Section 2.1 and (ii) an amount of cash sufficient to deliver to holders of Shares of the Maximum Cash Consideration to which they are entitled pursuant to Section 2.1. Parent further agrees to provide to the Exchange Agent, from time to time as needed, immediately available funds sufficient to pay any dividends and other distributions pursuant to Section 2.3(d). Any cash and certificates representing Parent Stock deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund”. Pursuant to irrevocable instructions, the Exchange Agent shall promptly deliver the Merger Consideration from the Exchange Fund to the former Company shareholders who are entitled thereto pursuant to Section 2.1. Except as contemplated by Section 2.3(d) and Section 2.1(f) hereof, the Exchange Fund shall not be used for any other purpose.

                    (b) Parent shall prepare and file as an exhibit to the registration statement on Form S-4 to be filed with the United States Securities Exchange Commission (the “SEC”) by Parent in connection with the issuance of shares of Parent Stock in connection with the Merger (the “S-4”) a form of election, and other appropriate and customary transmittal materials, in such form and containing such provisions as Parent and the Company shall mutually agree (collectively, the “Form of Election”). The Form of Election shall permit each Person who, at or prior to the Election Deadline, is a record holder (or, in the case of nominee record holders, the beneficial owner, through proper instructions and documentation) of (i) an outstanding certificate or outstanding certificates (each, a “Certificate”) representing outstanding Shares or (ii) uncertificated Shares represented by book-entry (“Book-Entry Shares”) to specify (x) the number of such holder’s Shares with respect to which such holder makes a Cash Election and/or (y) the number of such holder’s Shares with respect to which such holder makes a Stock Election. The Form of Election shall specify that delivery shall be effected, and risk of loss and title to a Certificate or Book Entry Share shall pass, only upon proper delivery of the completed Form of Election and any Certificate to the Exchange Agent. The Company shall mail the Form of Election with the Proxy Statement to all Persons who are record holders of Shares as of the record date for the Company Shareholders Meeting and shall use commercially reasonable efforts to provide the Form of Election to all Persons who become holders of Shares during the period between the record date for the Company Shareholders Meeting and the Election Deadline. As used in this Agreement, “Election Deadline” means 5:00 p.m., Eastern Standard Time, on the date that is two (2) Business Days immediately preceding the Closing Date (or on such other date as the parties hereto mutually agree).

                    (c) Any Election shall have been properly made only if the Exchange Agent shall have received at its designated office, by the Election Deadline, a Form of Election properly completed and signed and accompanied by Certificates representing the Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm that is an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that such Certificates are in fact delivered to the Exchange Agent by the time set forth in such guarantee of delivery). After an Election is properly made with respect to any Share, no further registration of transfers of such share shall be made on the stock transfer books of the Company, unless and until such Election is properly revoked.

                    (d) No dividends or other distributions declared or made after the Effective Time with respect to the Parent Stock with a record date after the Effective Time shall be paid to any holder of any unsurrendered Certificate who is entitled to receive Parent Stock upon such surrender, and no cash payment in respect of fractional shares shall be paid to any such holder pursuant to Section 2.1(f), unless and until the holder of such Certificate shall surrender such Certificate in accordance with Section 2.3(b). Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder thereof (i) promptly whole shares of Parent Stock to be issued in exchange therefor, without interest, (ii) promptly, (A) the amount of any cash payable pursuant to any Cash Election and any cash payable with respect to a fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.1(f), and (B) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock and (iii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to the date of surrender of such holder’s Certificate and a payment date occurring after the date of surrender, payable with respect to such whole shares of Parent Stock.

                    (e) Any Election may be revoked with respect to all or any portion of the Shares subject thereto (but only in whole share amounts) by the holder who submitted the applicable Form of Election by such holder submitting to the Exchange Agent a written notice of such revocation received by the Exchange Agent at or prior to the Election Deadline. In addition, all Elections shall automatically be revoked if this Agreement is terminated in accordance with ARTICLE VII. If an Election is revoked with respect to any Shares, the Certificates representing such shares shall be promptly returned to the holder that submitted the same to the Exchange Agent, except to the extent (if any) a subsequent Election is properly made with respect to any or all of the Shares represented by such Certificate.

                    (f) The good faith determination of the Exchange Agent (or the joint determination of Parent and the Company, in the event that the Exchange Agent declines to make any such determination) shall be conclusive and binding as to whether or not Elections shall have been properly made or revoked pursuant to this Section 2.3 and as to when Elections and revocations were received by the Exchange Agent. The Exchange Agent shall have reasonable discretion to disregard immaterial defects in the Forms of Election. The Exchange Agent (or Parent and the Company jointly, in the event that the Exchange Agent declines to make the following computations) shall also make all computations as to the proration contemplated by Section 2.1, and absent manifest error such computations shall be conclusive and binding on Parent, the Company and all holders of Shares. The Exchange Agent may, with the written agreement of Parent after Parent’s reasonable consultation with the Company, make any rules that are consistent with this Section 2.3 for the implementation of the Elections provided for in this Agreement and shall be necessary or desirable to effect the Elections.

                    (g) Parent and the Company shall publicly announce the anticipated date of the Election Deadline at least five (5) Business Days prior to the anticipated Closing Date. If the Closing Date is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date, and Parent and the Company shall promptly announce any such delay and, when determined, the rescheduled Election Deadline.

          Section 2.4 Payment.

                    (a) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares, formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this ARTICLE II.

                    (b) The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent, upon demand. In the event the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Exchange Agent hereunder, Parent shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.

                    (c) Any portion of the Exchange Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates or Book-Entry Shares six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this ARTICLE II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws), as general creditors thereof, for payment of the Merger Consideration with respect to Shares formerly represented by such Certificate or Book-Entry Share, without interest.

                    (d) None of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                    (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

          Section 2.5 Transfer Taxes; Withholding Rights. If any Merger Consideration is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered or held, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to Parent or the Exchange Agent any transfer or other taxes required by reason of the payment of cash or the issuance of Parent Stock in a name other than that of the registered or beneficial holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, Company Stock Options or otherwise pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

          Section 2.6 Treatment of Warrants. The parties acknowledge and agree that any Shares issued upon exercise of the Warrants prior to the Election Deadline could be surrendered in the Merger subject to an Election. Any outstanding Warrant, other than the Hummel Warrant, shall continue to have, and be subject to, the same terms and conditions set forth in the Warrant immediately prior to the Effective Time except that such Warrant will be exercisable for an amount equal to (i) the amount and form of Merger Consideration that is payable with respect to any Share that is validly surrendered in the Merger without a valid Election pursuant to Section 2.1(d) multiplied by (ii) the number of Shares that were issuable upon exercise of such Warrant immediately prior to the Effective Time. The number of shares of Parent Stock issuable upon exercise of an Warrant in accordance with this Section 2.6 shall be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Parent Stock on or subsequent to the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          Except as set forth in the corresponding section or subsection of the letter dated the date hereof and delivered on the date hereof by the Company to Parent, which relates to this Agreement and is designated therein as the Company Letter (the “Company Letter), the Company represents and warrants to Parent and Sub as follows:

          Section 3.1 Organization, Standing and Power. The Company is a corporation incorporated in 1993, duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has previously made available to Parent accurate and complete copies of its Certificate of Incorporation and By-laws as currently in full force and effect (together, the “Company Charter Documents”). There have been no predecessor entities of the Company.

          Section 3.2 Capital Structure.

                    (a) The authorized capital stock of the Company consists of 55,000,000 shares, (i) of which 5,000,000 are designated as preferred stock, no par value, and (ii) of which 50,000,000 are designated as Shares. At the close of business on April 8, 2008, (i) 30,405,236 Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 50,000 Shares were held in the treasury of the Company, (iii) 1,000,000 Shares were reserved for issuance pursuant to the Company’s 2002 Stock Incentive Plan, as amended (the “2002 Stock Plan”), (iv) 1,500,000 Shares were reserved for issuance pursuant to the Company’s 2006 Stock Option Plan, as amended (the “2006 Stock Plan”), (v) 1,000,000 Shares were reserved for issuance pursuant to the Company’s Amended and Restated 1995 Long Term Incentive Plan, as amended (the “1995 Stock Plan”), (vi) 120,000 Shares were reserved for issuance pursuant to the Company’s 1995 Director Option Plan, as amended (the “1995 Directors’ Plan”), (vii) 1,000,000 Shares were reserved for issuance pursuant to the Company’s 2006 Director Plan, as amended (the “2006 Directors’ Plan”) (collectively with the 2002 Stock Plan, the 2006 Stock Plan, the 1995 Stock Plan, and the 1995 Directors’ Plan, the “Company Stock Option Plans”), (viii) 15,750 Shares are reserved for issuance pursuant to a warrant dated August 28, 2003 and reissued January 3, 2008 issued to Warrant Strategic Fund, LLC (the “WSF Warrant”), (ix) 25,000 Shares are reserved for issuance pursuant to a warrant dated February 28, 2008 issued to Keltic Financial Partners (the “KFP Warrant”), (x) 225,000 Shares are reserved for issuance pursuant to a warrant dated August 28, 2003 issued to Laurus Master Fund, Ltd. (the “Laurus Warrant”), (xi) 6,800 Shares are reserved for issuance pursuant to a warrant dated January 31, 2007 issued to Michael Hamblett (the “Hamblett Warrant”), and (xii) 10,000 Shares are reserved for issuance pursuant to a warrant dated October 4, 2004 issued to Dr. John Hummel (the “Hummel Warrant” and, together with the WSF Warrant, the KFP Warrant, the Laurus Warrant and the Hamblett Warrant, the “Warrants”). Each Warrant is currently exercisable in full. No Shares are held by any Subsidiary of the Company. All of the outstanding shares of capital stock of the Company are, and all shares reserved for issuance as noted above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

                    (b) Section 3.2(b) of the Company Letter contains a correct and complete list as of the date of this Agreement of each outstanding option to purchase Shares issued under the Company Stock Option Plans (collectively, the “Company Stock Options”), including the holder, date of grant, term, acceleration of vesting or exercisability, if any, whether such option is a nonqualified stock option or incentive stock option, any restrictions on the exercise or sale of such option or the underlying shares (other than any restrictions set forth in the Company Stock Option Plans), exercise price and number of Shares subject thereto. Each Company Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies and the exercise price of each other Company Stock Option is no less than the fair market value of a Share as determined of the date of grant of such Company Stock Option. All Company Stock Options and all Shares issued pursuant to the exercise of options granted under the Company Stock Option Plans have been granted or issued, respectively, and all Shares to be issued pursuant to the Company Stock Option Plans prior to the Closing will be issued, in compliance with the Securities Act of 1933, as amended (the “Securities Act”).

                    (c) Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of the Company or such Subsidiary on any matter. Except as set forth above in Section 3.2(a), there are no outstanding (A) shares of capital stock or other voting securities or equity interests of the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or other voting securities or equity interests of the Company or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any shares of capital stock of the Company or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries or rights or interests described in clause (C) or (E) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities.

                    (d) A list of all outstanding Shares subject to repurchase by the Company or that are otherwise subject to a risk of forfeiture or other condition under the Company Stock Option Plans or any restricted stock purchase agreement or other agreement to which the Company is a party is set forth in Section 3.2(d) of the Company Letter, including the holder, date of grant, acceleration of vesting or lapse of restrictions, if any, any restrictions on the sale of such shares (other than any restrictions set forth in the Company Stock Option Plans and in any individual grant agreement applicable thereto made available to Parent), and number of shares.

                    (e) Neither the Company nor any of its Subsidiaries is party to or bound by any debt agreements, convertible debt agreements, or other similar instruments which grant any rights to vote (contingent or otherwise) on matters on which shareholders of the Company may vote. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any Shares.

                    (f) Each outstanding share of capital stock of each Subsidiary of the Company is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. Section 3.2(f) of the Company Letter contains a correct and complete list as of the date of this Agreement of each of the Company’s Subsidiaries, including the number of outstanding shares of the stock of each such entity, the percentage interest represented by the Company’s ownership in the entity, and the date of acquisition of the ownership interest in any such entity.

                    (g) Section 3.2(g) of the Company Letter contains a correct and complete list as of the date of this Agreement of each entity in which the Company owns an equity interest (other than a Subsidiary), including the number of outstanding shares of the stock of each such entity, the percentage interest represented by the Company’s ownership in the entity, and the date of acquisition of the ownership interest in any such entity.

          Section 3.3 Authority.

                    (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to the approval of this Agreement by the Company’s shareholders if and to the extent required by the NJBCA. This Agreement has been duly and validly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub and the validity and binding effect of the Agreement on Parent and Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

                    (b) Without limiting the generality of the foregoing, on or prior to the date of this Agreement, the Company Board has unanimously (i) declared the Merger and the Second Merger advisable and fair to and in the best interest of the Company and its shareholders, and approved and adopted this Agreement in accordance with the NJBCA, (ii) resolved to recommend that the shareholders approve and adopt this Agreement and the Merger and the other transactions contemplated hereby (including the Second Merger), and (iii) has not withdrawn or modified such approval or resolution to recommend.

          Section 3.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made and any waiting periods thereunder have terminated or expired, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof and thereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (a) the Company Charter Documents, (b) any Material Contract, other than any Specified Contract, (c) any Specified Contract, or (d) any judgment, order, decree, statute, law, ordinance, rule, regulation or other legally enforceable requirement (“Law”) applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets, other than, in the case of clauses (b) and (d), any such violations, defaults, rights, losses, Liens or other occurrences that, individually or in the aggregate, would not have a Company Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a “Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger or the Second Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) for the filing of Articles of Merger with the Department of Treasury of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) under the Exchange Act, and (iv) any filings, authorizations, orders and approvals required under foreign antitrust or similar laws.

          Section 3.5 SEC Reports; Financial Statements.

                    (a) The Company has filed all required forms, reports and documents with the SEC since December 31, 2002 (the “Company SEC Reports”), each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Company SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of the Company included in the Company SEC Reports (the “Financial Statements”) fairly presented in all material respects, in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto and except that unaudited statements are subject to normal year-end adjustments that did not and would not, individually or in the aggregate, have a Company Material Adverse Effect, and do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

                    (b) The Company has heretofore made, and hereafter will make, available to Parent a complete and correct copy of any amendments or modifications that are required to be filed with or submitted to the SEC but have not yet been filed with or submitted to the SEC to agreements, documents or other instruments that previously had been filed with or submitted to the SEC by the Company pursuant to the Exchange Act.

                    (c) Each SEC Report containing financial statements that has been filed with or submitted to the SEC since July 31, 2002, was accompanied by the certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

                    (d) Since December 31, 2002, neither the Company nor any Subsidiary of the Company nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any Subsidiary of the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company or any Subsidiary of the Company, whether or not employed by the Company or any Subsidiary of the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any committee thereof or to any director or officer of the Company.

                    (e) To the knowledge of the Company, no employee of the Company or any Subsidiary of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Company nor any Subsidiary of the Company nor any officer, employee, contractor, subcontractor or agent of the Company or any such Subsidiary has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary of the Company in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

                    (f) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is subject to ongoing review or outstanding SEC comment or investigation. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since December 31, 2003.

                    (g) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 3.5(g). The Company and its Subsidiaries have implemented and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. No such disclosures have been made by management to the Company’s auditors or audit committee.

                    (h) No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

          Section 3.6 No Default. The Company is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of the Company Charter Documents or any Specified Contract. The Company is not in breach, default or violation in any material respect (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation in any material respect) of any term, condition or provision in any material respect of any term condition or provision of (i) any Material Contract, other than a Specified Contract, or (ii) any order, writ, injunction, decree, or other Law applicable to the Company or any of its properties or assets.

          Section 3.7 Absence of Certain Changes or Events.

                    (a) Except as and to the extent disclosed in the Company SEC reports filed on or before the date hereof, since December 31, 2007 (the “Company Balance Sheet Date”), (i) the Company and its Subsidiaries have not incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business, (ii) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance), (iii) there has been no change in the capital stock of the Company except for the issuance of Shares pursuant to Company Stock Options, in the ordinary course of business consistent with past practices; (iv) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock, (v) there has not been (A) any adoption of a new Company Plan, (B) any amendment to a Company Plan increasing benefits thereunder, (C) any granting by the Company or any of its Subsidiaries to any executive officer or other key employee of the Company or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the Company Balance Sheet Date, (D) any granting by the Company or any of its Subsidiaries to any such executive officer or other key employee of any increase in severance or termination agreements in effect as of the Company Balance Sheet Date, or (E) any entry by the Company or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer or other key employee, (vi) any amendment of any term of any outstanding security of the Company or any Subsidiary.

                    (b) Except and to the extent disclosed in the Company SEC Reports filed on or before the date hereof, since the Company Balance Sheet Date, there has been no event causing a Company Material Adverse Effect, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. For purposes of this Agreement, “Company Material Adverse Change” or “Company Material Adverse Effect” mean, when used with respect to the Company, any change or effect that (i) is or would reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, other than such changes, effects or circumstances reasonably attributable to:

(A) economic, capital market or political conditions generally in the United States or foreign economies in any locations where the Company and its Subsidiaries have material operations or sales; (B) conditions generally affecting the industry in which the Company and its Subsidiaries operate, provided the changes, effects or circumstances in clauses (A) and (B) do not have a materially disproportionate effect (relative to other industry participants) on the Company and its Subsidiaries, taken as a whole; (C) the announcement or pendency of the Merger or the Second Merger to the extent the same causes cancellation or delay in placing customer or potential customer orders; (D) the Company’s compliance with its obligations, or the satisfaction of the conditions to the Merger or the Second Merger, set forth in this Agreement; (E) any action taken by the Company or any of its Subsidiaries with the prior written consent of Parent, to the extent such change, effect or circumstance could reasonably have been expected by Parent prior to Parent’s prior written consent and except that consent to action taken to respond to a Company Material Adverse Effect or Company Material Adverse Change shall not be deemed any waiver by Parent as to the event or circumstance giving rise to such Company Material Adverse Effect or Company Material Adverse Change; (F) the payment of any amounts due to, or the provision of any other benefits to, any officers or employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence on the date of this Agreement and disclosed in the Company Letter; (G) any change in the trading price or trading volume of the Company’s common stock in and of itself; (H) any failure, in and of itself, by the Company to meet published revenue or earnings projections or any internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clauses (G) and (H), the facts of circumstances giving rise or contributing to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect or Company Material Adverse Change) or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays, the Merger, the Second Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so.

                    (c) Since the Company Balance Sheet Date, the Company has not incurred any liabilities (including Tax liabilities) of any nature, whether absolute or contingent, other than liabilities incurred in the ordinary course, none of which would, in the aggregate, have a Company Material Adverse Effect. The Company has no Indebtedness that is not reflected on the balance sheet of the Company as of the Company Balance Sheet Date. For the purposes of this Agreement “Indebtedness” means (i) all obligations for borrowed money (including unfunded credit commitments), (ii) all indebtedness, obligations or liability (whether or not evidenced by notes, bonds, debentures or similar instruments) whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several or secured or unsecured, that should be classified as liabilities in accordance GAAP, including any items so classified on a balance sheet, (iii) any reimbursement obligations in respect of letters of credit, surety bonds or obligations in respect of bankers acceptances, whether or not matured, (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (vi) all capital lease obligations.

          Section 3.8 Permits and Compliance.

                    (a) The Company and its Subsidiaries are and, since January 1, 2003, have been in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Since January 1, 2003, neither the Company nor any of its Subsidiaries has been in violation of (i) any Company Permits, or (ii) any applicable Law, including any consumer protection, equal opportunity, customs, export control, foreign trade, foreign corrupt practices (including the Foreign Corrupt Practices Act), patient confidentiality, health, health care industry regulation and third-party reimbursement laws including under any Federal Health Care Program (as defined in Section 1128B(f) of the U.S. Federal Social Security Act (together with all regulations promulgated thereunder, the “SSA”), except in the case of clauses (i) or (ii) as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                    (b) None of the Company or any of its Subsidiaries is subject to any consent decree from any Governmental Entity. None of the Company or any of its Subsidiaries has received any warning letter from the United States Food and Drug Administration (the “FDA”) during the last three years except for the Warning Letter dated September 27, 2006 (the “Warning Letter”). None of the Company or any of its Subsidiaries has received any communication from any regulatory agency or been notified during the last three (3) years that any product approval is withdrawn or modified or that such an action is under consideration. Without limiting the foregoing, but except as described in any Form-FDA 483s and/or the Warning Letter, the Company and each of its Subsidiaries is in compliance, in all material respects, with all current applicable statutes, rules, regulations, guidelines, policies or orders administered or issued by the FDA or comparable foreign Governmental Entity including FDA’s Quality System Regulation, 21 C.F.R. Part 820; the Company does not have knowledge of any facts which furnish any reasonable basis for any Form FDA-483 observations or regulatory or warning letters from the FDA, Section 305 notices, or other similar communications from the FDA or comparable foreign entity; and since April 1, 2002, there have been no recalls, field notifications, alerts or seizures requested or threatened relating to the Company’s or its Subsidiaries’ products.

                    (c) The Company’s and its Subsidiaries’ products, where required, are being marketed under valid pre market notifications under Section 510 (k) of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §360(k), and 21 C.F.R. Part 807, Subpart E (“510(k)’s”) or pre-market approval applications approved by the FDA in accordance with 21 U.S.C. §360(e) and 21 C.F.R. Part 814 (“PMA’s”). All 510(k)’s and PMA’s for the Company’s and its Subsidiaries’ products are exclusively owned by the Company or one of its Subsidiaries, and there is no reason to believe that FDA is considering limiting, suspending, or revoking any such 510(k)’s or PMA’s or changing the marketing classification or labeling of any such products. To the knowledge of the Company, there is no false information or significant omission in any product application or product-related submission to the FDA or comparable foreign Governmental Entity. The Company and its Subsidiaries have obtained all necessary regulatory approvals from any foreign regulatory agency related to the products distributed and sold by the Company or one of its Subsidiaries.

                    (d) Neither the Company nor any Subsidiary, nor to the knowledge of the Company, the officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. §1001.1001) of the Company or any Subsidiary: (i) have engaged in any activities which are prohibited under, or are cause for civil penalties or mandatory or permissive exclusion from, any Federal Health Care Program under Sections 1128, 1128A, 1128B, or 1877 of SSA or related state or local statutes, including knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease or order, of any item or service for which payment may be made in whole or in part under any such program; (ii) have had a civil monetary penalty assessed against them under Section 1128A of SSA; (iii) have been excluded from participation under any Federal Health Care Program; or (iv) have been convicted (as defined in 42 C.F.R. § 1001.2) of any of the categories of offenses described in Sections 1128(a) or 1128(b)(1), (b)(2), or (b)(3) of SSA.

                    (e) There are no contracts or agreements of the Company or its Subsidiaries having terms or conditions which would have a Company Material Adverse Effect or having covenants not to compete that impair the ability of the Company or any of its Subsidiaries to conduct its business as currently conducted or would reasonably be expected to impair Parent’s ability to conduct its businesses in any material respect.

          Section 3.9 Tax Matters.

                    (a) (i) The Company and its Subsidiaries have timely filed (taking account of extensions to file that have been properly obtained) all Tax Returns (as hereinafter defined) required to have been filed by them, and such Tax Returns are correct and complete in all material respects; (ii) the Company and each of its Subsidiaries has timely paid (taking account of extensions to pay that have been properly obtained) all Taxes (as hereinafter defined) required to have been paid by them that have been due; (iii) the Company and each of its Subsidiaries has complied in all material respects with all rules and regulations relating to the withholding of Taxes and the remittance of withheld Taxes; (iv) neither the Company nor any Subsidiary has waived any statute of limitations in respect of its Taxes, which remains open; (v) no federal, state, local, or foreign audits or administrative proceedings, of which the Company or any Subsidiary has notice, are pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and the Company and its Subsidiaries have not received a written notice of any proposed audit or proceeding from the Internal Revenue Service (“IRS”) or any other taxing authority; (vi) the Company and its Subsidiaries have complied with the requirements of Section 482 of the Code and similar laws of foreign jurisdictions with respect to intercompany transactions and have maintained complete and accurate records to substantiate the pricing of such transactions; (vii) no written claim has been made by any taxing authority in any jurisdiction where the Company and its Subsidiaries do not file Tax Returns that they are or may be subject to Tax by that jurisdiction; (viii) neither the Company nor any Subsidiary has been a member of an affiliated group of corporations (within the meaning of Section 1504(a)) filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined, or unitary income tax return under comparable provisions of state, local, or foreign tax Law) for any taxable period, other than a group the common parent of which is Company; (ix) the Company does not have any obligation under any agreement or arrangement with any other Person with respect to Taxes of such other Person (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provision of state, local or foreign tax Law) including any liability for Taxes of any predecessor entity; (x) the unpaid Taxes of the Company and its Subsidiaries do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary differences between book and Tax income) set forth or included in the Company’s most recent balance sheet as adjusted for the passage of time through the Closing Date, and (xi) Section 3.9(a) of the Company Letter sets forth all foreign jurisdictions in which the Company or any of its Subsidiaries are subject to Tax, are engaged in business or have a permanent establishment.

                    (b) For purposes of this Agreement: (i) “Taxes” means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, value-added, transfer, excise, capital, or net worth tax, or other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest thereon or penalty imposed with respect thereto by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined, or any other basis, and shall include any transferee or secondary liability in respect of any tax (whether imposed by Law, contractual agreement, or otherwise), and (ii) “Tax Return” means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including any information return, claim for refund, amended return or declaration of estimated Tax.

          Section 3.10 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, or against or involving any of the present or former directors, officers, employees, consultants, agents or shareholders of the Company or any of its Subsidiaries, as such, any of its or their properties, assets or business or any Company Plan. There is no action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (a “Proceeding”) (including claims for workers’ compensation) pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its or their respective present or former directors, officers, employees, consultants, agents or shareholders, as such, or any of the Company or its Subsidiaries’ properties, assets or business or any Company Plan.

          Section 3.11 Certain Agreements.

                    (a) Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the compensation of employees of the Company, including any employment agreement, severance agreement, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, pension plan (as defined in Section 3(2) of ERISA) or welfare plan (as defined in Section 3(1) of ERISA) (collectively the “Compensation Agreements”), any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Section 3.11(a) of the Company Letter sets forth (i) for each officer, director or employee who is a party to, or will receive benefits under, any Compensation Agreement as a result of the transactions contemplated herein, the total amount that each such Person may receive, or is eligible to receive, assuming that the transactions contemplated by this Agreement are consummated on the date hereof, and (ii) the total amount of Indebtedness owed to the Company or any of its Subsidiaries from each officer, director or employee of the Company or any of its Subsidiaries.

                    (b) Set forth in Section 3.11(b) of the Company Letter is a list of all Material Contracts to which the Company or any of its Subsidiaries is a party as of the date hereof or to which any of its assets are bound. Prior to the date hereof, the Company has made available to Parent true and complete copies of all such Material Contracts to Parent. “Material Contracts” means any of the following Contracts (other than purchase or sales orders entered into in the ordinary course) currently in effect and binding:

                              (i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) or disclosed by the Company on a Current Report of Form 8-K;

                              (ii) any Contract that involves a dollar amount in excess of $50,000 or extends for a period of 12 months or more (other than any contract or commitment that is terminable on 90 days notice without penalty);

                              (iii) any Contracts with employees, or other agreement with any agents or consultants involving annual compensation exceeding $50,000;

                              (iv) any Contract with sales or other agents, brokers, franchisees, distributors or dealers;

                              (v) any partnership or joint venture Contract;

                              (vi) any lease or other occupancy or use agreements related to Real Property, or any options, rights of first refusal or other interests in any Real Property;

                              (vii) any Contract giving any party the right to renegotiate or require a reduction in price or refund of payments previously made;

                              (viii) any Contract for the borrowing or lending of money and any guaranty agreement or other evidence of Indebtedness;

                              (ix) any Contract that contain any provisions requiring the Company or any of its Subsidiaries to indemnify any other party thereto other than (A) product warranties of the Company, (B) indemnities set forth in lease agreements related to Real Property provided pursuant to (vi) above;

                              (x) any Contract for the sale of goods or services to any Governmental Entity;

                              (xi) any Contract granting any Person a Lien on any of the material assets of the Company or any of its Subsidiaries;

                              (xii) any bonus, executive or deferred compensation, profit sharing, pension or retirement, stock option or stock purchase, hospitalization, insurance, medical reimbursement or other Contract providing employee or executive benefits to any officer or employee or former officer or former employee;

                              (xiii) any Contract that limits the ability of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Corporation) to compete in any line of business or with any Person or in any geographic area, or that restricts the right of the Company and its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Parent or any of its Subsidiaries, including the Surviving Corporation) to sell to or purchase from any Person or to hire any Person or that provides for any confidentiality, standstill or similar obligations;

                              (xiv) any Contract granting any right to use or practice any rights under any Intellectual Property (whether inbound or outbound);

                              (xv) any Contract not entered into in the ordinary course of business between the Company or any of its Subsidiaries, on the one hand, and any Affiliate thereof other than any Subsidiary of the Company; or

                              (xvi) any Contract that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, delay or impair the consummation of the transactions contemplated by this Agreement.

                    (c) Each Material Contract is a legal, valid and binding agreement of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries (or to the knowledge of the Company, any other party thereto) is in default under any Material Contract, and none of such Material Contracts has been canceled by the other party thereto; each Material Contract is in full force and effect and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default, event of default or other breach by the Company or any Subsidiaries party thereto which would entitle the other party to such Material Contract to terminate the same or declare a default or event of default thereunder; the Company and its Subsidiaries are not in receipt of any claim of default under any such Contract.

          Section 3.12 ERISA.

                    (a) Each Company Plan is listed in Section 3.12(a) of the Company Letter. With respect to each Company Plan, the Company has made available to Parent a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the applicable government agency (if applicable), (ii) each such Company Plan that has been reduced to writing and all amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to each such Company Plan, (iv) a written summary of each unwritten Company Plan, (v) the most recent summary plan description or other written explanation of each Company Plan provided to participants, (vi) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (vii) the most recent determination letter or opinion letter and request therefor, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code, (viii) any request for a determination currently pending before the IRS, (ix) all correspondence with the IRS, the Department of Labor, or Pension Benefit Guaranty Corporation relating to any outstanding controversy or with respect to any matter that has been resolved in the previous three years, and (x) all forms and certificate samples used to comply with Sections 4980, 9801 and 9802 of the Code. Each Company Plan complies in all material respects in form and has complied in operation in all material respects with ERISA, the Code and all other applicable statutes and governmental rules and regulations. Except as set forth in Section 3.12(a) of the Company Letter, no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived. Neither the Company nor any of its ERISA Affiliates (as hereinafter defined) has had any obligation to contribute to any Company Multiemployer Plan within the past six (6) years. No action has been taken, or is currently being considered, to terminate or withdraw from any Company Plan subject to Title IV of ERISA and there is no reason to believe the Pension Benefit Guaranty Corporation would initiate the termination of any such Plan. No Company Plan, nor any trust created thereunder, has incurred any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived.

                    (b) Except as listed in Section 3.12(b) of the Company Letter and except for routine contributions due and owing, with respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any Subsidiary or Company ERISA Affiliate or Company Plan fiduciary could be subject to any material liability under the terms of such Company Plans, ERISA, the Code or any other applicable Law. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending and the Company is not aware of any reason why any such Company Plan is not so qualified in operation. Except as disclosed in Section 3.12(b) of the Company Letter, neither the Company nor any of its Subsidiaries or ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by Section 4980B of the Code.

                    (c) As used herein, (i) “Company Plan” means a “pension plan” (as defined in Section 3(2) of ERISA (including a Company Multiemployer Plan)), a “welfare plan” (as defined in Section 3(1) of ERISA), and any other written or oral bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, restricted stock, stock appreciation right, holiday pay, vacation, severance, medical, dental, vision, disability, death benefit, sick leave, fringe benefit, personnel policy, insurance or other plan, program, agreement, arrangement or understanding, in each case established or maintained by the Company or any of its Subsidiaries or ERISA Affiliates or as to which the Company or any of its Subsidiaries or ERISA Affiliates has contributed or otherwise may have any liability, (ii) “Company Multiemployer Plan” means a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries or ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) “ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

                    (d) Section 3.12(d) of the Company Letter contains a list of all (i) severance and employment agreements with employees of the Company and each Subsidiary and Company ERISA Affiliate, (ii) severance programs and policies of the Company and each Subsidiary and Company ERISA Affiliate with or relating to its employees and (iii) plans, programs, agreements and other arrangements of the Company and each Subsidiary and Company ERISA Affiliate with or relating to its employees containing change of control or similar provisions.

                    (e) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract or arrangement that could result, separately or in the aggregate, in the payment, acceleration or enhancement of any benefit as a result of the transactions contemplated hereby including, without limitation, the payment of any “excess parachute payments” within the meaning of Section 280G of the Code.

                    (f) There is no Company Plan that is subject to the laws of a foreign government or jurisdiction.

          Section 3.13 Compliance with Worker Safety Laws. The properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, “Worker Safety Laws”). With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws.

          Section 3.14 Products. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received a claim for or based upon breach of product or service warranty or guaranty or similar claim, strict liability in tort, negligent design of product, negligent provision of services or any other allegation of liability, including or arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), or sale of its products or from the provision of services; and there is no basis for any such claim.

          Section 3.15 Labor and Employment Matters.

                    (a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the “Company Business Personnel”), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries or by any Person pursuant to the National Labor Relations Act or any comparable state agency or foreign Law pending or threatened in writing with respect to the Company Business Personnel. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that may interfere with the respective business activities of the Company or any of its Subsidiaries. The Company and its Subsidiaries have complied in all material respects with all Applicable Laws relating to the employment of labor.

                    (b) Except for such incorrect classifications as would not reasonably be expected to result in a liability of more than $100,000 in the aggregate, (i) all individuals who are performing consulting or other services for the Company or any Subsidiary of the Company are or were correctly classified by the Company as either “independent contractors” or “employees” as the case may be, and (ii) all employees of the Company and any Subsidiary of the Company have been correctly classified as “exempt” or “non-exempt” under the Fair Labor Standards Act.

                    (c) Section 3.15(c) of the Company Letter contains a list of the name of each officer, employee and independent contractor of the Company and each Subsidiary of the Company, together with such person’s position or function, annual base salary or wages and any incentives or bonus arrangement with respect to such person. The Company has made available to Parent all form 1099’s filed with the IRS for the past three years.

          Section 3.16 Intellectual Property.

                    (a) As used herein, the term “Intellectual Property” means all intellectual property rights arising under the laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress and similar rights and applications to register any of the foregoing (collectively, “Marks”; (ii) patents and patent applications and rights in respect of utility models or industrial designs (collectively, “Patents”; (iii) copyrights and registrations and applications therefor (collectively, “Copyrights” and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure, but excluding any Copyrights or Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”).

                    (b) Section 3.16(b)(1) of the Company Letter sets forth an accurate and complete list of all registered Marks and applications for registration of Marks owned by the Company or any of its Subsidiaries (collectively “Company Registered Marks”), Section 3.16(b)(2) of the Company Letter sets forth an accurate and complete list of all Patents owned by the Company or any of its Subsidiaries (collectively the “Company Patents”) and Section 3.16(b)(3) of the Company Letter sets forth an accurate and complete list of all registered Copyrights and all pending applications for registration of Copyrights owned by the Company or any of its Subsidiaries (collectively the “Company Registered Copyrights”) and, together with the Company Registered Marks and the Company Patents, the “Company Registered IP”). Except as set forth in Section 3.16(b)(4) of the Company Letter, no Company Registered IP has been or is now involved in any interference, reissue, reexamination, opposition or cancellation proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as set forth in Section 3.16(b)(4) of the Company Letter, the Company Registered IP is valid, subsisting and, to the knowledge of the Company, enforceable, and no notice or claim challenging the validity or enforceability or alleging the misuse of any of the Company Registered IP has been received by the Company or any of its Subsidiaries. Except as may be set forth in Section 3.16(b)(5) of the Company Letter, (i) the Company has not taken any action or failed to take any action that could reasonably be expected to result in the abandonment, cancellation, forfeiture, relinquishment, invalidation or unenforceability of any of the Company Registered IP, and (ii) all filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Company Registered IP have been timely paid.

                    (c) The Company and its Subsidiaries have taken reasonable steps to protect their rights in the Intellectual Property owned by the Company or its Subsidiaries and maintain the confidentiality of all of the Trade Secrets of the Company or its Subsidiaries. All current or former employees, consultants and contractors who have participated in the creation of any Intellectual Property that is used by the Company or its Subsidiaries have entered into proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms (which have previously been made available to Parent).

                    (d) To the knowledge of the Company, the Company or its Subsidiaries own, or possess adequate licenses or other valid rights to use, all of the Intellectual Property that is necessary for the conduct or contemplated conduct of the Company’s businesses. None of the Intellectual Property owned by the Company or its Subsidiaries is subject to any outstanding order, judgment, or stipulation restricting the use thereof by the Company or its Subsidiaries.

                    (e) The rights licensed under each agreement granting to the Company any material right or license under or with respect to any Intellectual Property owned by a third party shall be exercisable by the Surviving Corporation on and after the Closing to the same extent as by the Company or its Subsidiaries prior to the Closing. No loss or expiration of any such agreement is pending or reasonably foreseeable or, to the knowledge of the Company, threatened. Any and all license fees, royalties, or other amounts due with respect to any such licensed Intellectual Property licensed have been paid in full. Neither the Company nor any of its Subsidiaries has granted to any third party any exclusive rights under any Intellectual Property owned by the Company or its Subsidiaries or otherwise granted any rights under such Intellectual Property outside the ordinary course of business.

                    (f) To the knowledge of the Company, the Intellectual Property owned by or validly licensed to the Company and its Subsidiaries constitutes all the material Intellectual Property rights used in the conduct of the Company’s business as it is currently conducted and contemplated to be conducted.

                    (g) To the knowledge of the Company, none of the products or services distributed, sold or offered by the Company and its Subsidiaries, nor any technology, materials or Intellectual Property used, sold, distributed or otherwise commercially exploited by or for the Company and its Subsidiaries, in any material respect, infringes upon, misappropriates or violates any Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any of its Subsidiaries has received any notice or claim asserting or suggesting that any such infringement, misappropriation, violation, or dilution, unfair competition or trade practices has occurred, nor, to the knowledge of the Company, is there any reasonable basis therefor. To the knowledge of the Company, (i) no third party is, in any material respect, misappropriating or infringing any material Intellectual Property owned by the Company or its Subsidiaries and (ii) no third party has made any unauthorized disclosure of any Trade Secrets of the Company or its Subsidiaries.

          Section 3.17 Required Vote of Company Shareholders. The affirmative vote of holders of a majority of the votes cast by Company shareholders at the Company Shareholders Meeting (the “Company Shareholder Approval”) is required to approve this Agreement. No other vote of the security holders of the Company is required by Law, the Company Charter Documents or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby (including the Second Merger). No holders of Shares will have dissenters’ or appraisal rights under applicable Law as a result of the transactions contemplated by this Agreement.

          Section 3.18 Accounts Receivable. All of the accounts and notes receivable of the Company and its Subsidiaries set forth on the books and records of the Company and its Subsidiaries (net of the applicable reserves reflected on the books and records of the Company and in the Financial Statements) (i) represent sales actually made or transactions actually effected in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm’s length transactions, (ii) constitute valid claims, and (iii) are good and collectible at the aggregate recorded amounts thereof (net of such reserves) without right of recourse, defense, deduction, return of goods, counterclaim, or offset.

          Section 3.19 Inventories. All inventories of the Company and its Subsidiaries consist of items of merchantable quality and quantity usable or saleable (free of any material defect or deficiency) in the ordinary course of business, are saleable at prevailing market prices that are not less than the book value amounts thereof or the price customarily charged by the Company and its Subsidiaries therefor, conform to the specifications established therefor, and have been manufactured in accordance with applicable regulatory requirements. The quantities of all inventories, materials, and supplies of the Company and its Subsidiaries (net of the obsolescence reserves therefor shown in the Financial Statements and determined in the ordinary course of business consistent with past practice) are not obsolete, damaged, slow-moving, defective, or excessive, and are reasonable and balanced in the circumstances of the Company and its Subsidiaries.

          Section 3.20 Environmental Matters.

                    (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law; (ii) “Environmental Law” means any Law, past, present or future (up until the Effective Time) and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and (iii) “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

                    (b) To the Company’s knowledge, the Company and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability.

                    (c) Neither the Company nor any of its Subsidiaries has (i) to the Company’s knowledge, placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of their respective properties or any other properties other than in compliance with Applicable Law, (ii) any knowledge or reason to know of the presence of any Hazardous Substances on, under, emanating from, or at any of their respective properties or any other property but arising from the Company’s or any of its Subsidiaries’ current or former properties or operations, or (iii) any knowledge or reason to know, nor has it received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any Proceeding by any Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the investigation of, response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require significant expenditures or to result in liability, or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company’s or any of its Subsidiaries’ current or former properties or operations or any other properties.

                    (d) No Environmental Law imposes any obligation upon the Company or any of its Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree.

                    (e) There are no environmental assessments or audit reports or other similar studies or analyses in the possession or control of the Company or any of its Subsidiaries relating to any real property currently or formerly owned, leased or occupied by the Company or any of its Subsidiaries which have not been made available to Parent.

                    (f) To the Company’s knowledge, neither the Company nor any of its Subsidiaries has exposed any employee or third party to any Hazardous Substances or condition that has subjected or may subject the Company to liability under any Environmental Law.

                    (g) To the Company’s knowledge, no underground storage tanks, asbestos-containing material, or polychlorinated biphenyls have ever been located on property or properties presently or formerly owned or operated by the Company or any of its Subsidiaries.

                    (h) Neither the Company nor any of its Subsidiaries has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for corrective or remedial action.

                    (i) Neither the Company nor any of its Subsidiaries has received notice (whether written or oral) that they are required to make any capital or other expenditures to comply with any Environmental Law nor is there any reasonable basis on which any Governmental Entity could take action that would require such capital or other expenditures.

          Section 3.21 Suppliers and Distributors.

                    (a) Neither the Company nor any of its Subsidiaries has received any notice, oral or written, or has any reason to believe that any significant supplier, including without limitation any sole source supplier, will not sell or will not be able to deliver raw materials, supplies, merchandise and other goods to the Company of any of its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in its current sales to the Company and its Subsidiaries, subject only to general and customary price increases, except for supplies as to which comparable raw materials, supplies, merchandise, or other goods are readily available from other sources on comparable terms and conditions.

                    (b) Neither the Company nor any of its Subsidiaries has received any notice, oral or written, or has any reason to believe that any distributors, sales representatives, sales agents, or other third party sellers, will not sell or market the products or services of the Company or its Subsidiaries at any time after the Effective Time on terms and conditions substantially similar to those used in the current sales and distribution contracts of the Company and its Subsidiaries. Set forth in Section 3.21(b) of the Company Letter is a list of all distributors, sales representatives, sales agents, or other third party sellers whose relationships with the Company or any of its Subsidiaries have been terminated since January 1, 2007 or to whom notices of termination have been provided.

          Section 3.22 Insurance. Section 3.22 of the Company Letter contains a list of all policies of title, property, fire, casualty, liability, life, business interruption, product liability, sprinkler and water damage, workmen’s compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company or any of its Subsidiaries in each case which are in force as of the date hereof (the “Insurance Policies”). The Company or a Subsidiary of the Company has made any and all payments required to maintain the Insurance Policies in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any Insurance Policy, and has not received written notice or, to the knowledge of the Company, oral notice of any pending or threatened termination or cancellation, coverage limitation or reduction or premium increase with respect to any Insurance Policy.

          Section 3.23 Transactions with Affiliates.

                    (a) For purposes of this Section 3.23, the term “Affiliated Person” means (i) any holder of more than 5% of the outstanding Shares, (ii) any director, officer or senior executive of the Company, (iii) any member of the immediate family of any of such persons, or (iv) any Person that is controlled by any of the foregoing.

                    (b) Since the Company Balance Sheet Date, the Company and its Subsidiaries have not, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any property or assets or obtained any services from, (ii) sold, leased or otherwise disposed of any property or assets or provided any services to (except with respect to remuneration for services rendered in the ordinary course of business as director, officer or employee of the Company or any Subsidiary), (iii) entered into or modified in any manner any contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance (other than expenses or similar advances made in the ordinary course of business) to, any Affiliated Person.

                    (c) (i) The contracts of the Company and its Subsidiaries do not include any obligation or commitment between the Company or any Subsidiary and any Affiliated Person, (ii) the assets of the Company or any Subsidiary do not include any receivable or other obligation or commitment from an Affiliated Person to the Company or any Subsidiary, and (iii) the liabilities of the Company and its Subsidiaries do not include any payable or other obligation or commitment from the Company or any Subsidiary to any Affiliated Person.

                    (d) To the Company’s knowledge, no Affiliated Person of any of the Company or any Subsidiary is a party to any contract with any customer or supplier of the Company or any Subsidiary that affects in any manner the business, financial condition or results of operation of the Company or any Subsidiary.

          Section 3.24 Title to and Sufficiency of Assets.

                    (a) As of the date hereof, the Company and its Subsidiaries own, and as of the Effective Time the Company and its Subsidiaries will own, good and marketable title to all of their assets constituting personal property (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, “Liens”), except for Permitted Liens. Such assets, together with all assets held by the Company and its Subsidiaries under leases and licenses of Intellectual Property, include all tangible and intangible personal property, contracts and rights used in the operation of the business of the Company in substantially the same manner as presently conducted.

                    (b) Set forth in Section 3.24(b) of the Company Letter is a complete list and description of all real property owned by the Company or any of its Subsidiaries (such real property, shall be collectively referred to as the “Owned Property”).

                    (c) Set forth in Section 3.24(c) of the Company Letter is a description of each lease of real property under which the Company or any of its Subsidiaries is a lessee, lessor, sublessee or sublessor (the “Leased Property”). The Owned Property and the Leased Property sometimes collectively are referred to as the “Real Property”).

                    (d) The Company has good and marketable title in fee simple to the Owned Property and good and marketable leasehold title to the Leased Property and to all plants, buildings, fixtures and improvements thereon, free and clear of any mortgages, liens, security interests, claims, charges, imperfections of title, encroachments, easements, rights-of-way, squatters’ rights, encumbrances, covenants, conditions or restrictions (collectively, “Impairments”) or (ii) Permitted Liens. True and complete copies of (A) all leases to which the Company is a party respecting any Real Property and all other instruments granting such leasehold interests, rights, options or other interests (the “Property Leases”) (including all amendments, modifications and supplements thereto) and (B) all deeds, title insurance policies, surveys, and mortgages, together with all amendments, modifications and supplements thereto, and, to the extent in the Company’s possession, all certificates of occupancy, building permits, inspection certificates, Contracts and other documents granting the Company title to or otherwise affecting or evidencing the state of title with respect to any Real Property, together with all amendments, modifications and supplements thereto have been made available to Parent. With respect to the Property Leases, to the Company’s knowledge, no breach or event of default on the part of any party to the Property Leases and no event that, with the giving of notice or lapse of time or both would constitute such breach or event of default, has occurred and is continuing. All the Property Leases are in full force and effect and are valid and enforceable against the parties thereto in accordance with their terms. Consummation of the transactions contemplated by this Agreement does not require the consent of any party to and will not constitute an event of default under or permit any party to terminate or change the existing terms of any Property Lease.

                    (e) The Owned Property and the Leased Property are adequate for the operation of the business of the Company and its Subsidiaries in substantially the same manner as presently conducted. All of the buildings, material fixtures and other improvements situated on the Real Property and all other material items of property are in good condition and in a reasonable state of repair (normal wear and tear excepted), and maintenance of such items has not been deferred beyond a reasonable time period. There is no special proceeding pending or threatened, in which any taxing authority having jurisdiction over any of the Real Property is seeking to increase the assessed value thereof.

                    (f) As used herein, “Permitted Liens” shall mean (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due and payable, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other Liens imposed by applicable Law incurred in the ordinary course of business, which are either for sums not yet delinquent or are immaterial in amount and being contested in good faith, (iii) utility easements for electricity, gas, water, sanitary sewer, surface water drainage, access, fire lane, right-of-way or other general easements granted to governmental authorities in the ordinary course of developing or operating the Owned Property (whether created by plant, separate instrument or otherwise), (iv) encumbrances consisting of zoning restrictions, building set back lines, easements and other restrictions on the use of the Owned Property, provided that such items do not materially adversely impair the continued use and operation of the Owned Property in substantially the same manner as such activities are conducted by the Company as of the date of this Agreement, and (v) any utility company rights, easements and franchises and similar rights or easements granted to third parties for electricity, water, steam, gas, telephone or other service or the right to use and maintain poles, lines, wires, cables, pipes, boxes and other fixtures and facilities in, over, under and upon the Owned Property; provided that in each of clauses (iii) to (v) the same do not materially adversely affect the use of the Owned Property in substantially the same manner as conducted by the Company as of the date of this Agreement.

          Section 3.25 Brokers. Except for the Company Financial Advisor, no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries, and Section 3.25 of the Company Letter sets forth the maximum amount payable to any broker, investment banker or other Person in connection herewith.

          Section 3.26 Certain Business Practices. None of the Company, any of its Subsidiaries or, to the Company’s knowledge, any directors or officers, agents or employees of the Company or any of its Subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any payment in the nature of criminal bribery.

          Section 3.27 Opinion of Financial Advisor. Piper Jaffray & Co. (the “Company Financial Advisor”) has delivered to the Company Board its opinion to the effect that as of the date such opinion was delivered, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of Shares (the “Company Fairness Opinion”). The Company has been authorized by the Company Financial Advisor to permit, subject to the prior review and consent by the Company Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Company Fairness Opinion (or a reference thereto) in the Proxy Statement. As of the date hereof, such opinion has not been withdrawn, revoked or modified. A true and complete copy of the Company Fairness Opinion will be delivered to Parent promptly after receipt of written confirmation thereof.

          Section 3.28 Information Supplied.

                    (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the S-4 will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the proxy statement relating to the meeting of the Company’s shareholders to be held in connection with the Merger (the “Proxy Statement”) will, at the date mailed to shareholders of the Company and at the time of the meeting of shareholders of the Company to be held in connection with the Merger (the “Company Shareholders Meeting”), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

                    (b) The Proxy Statement, insofar as it relates to the Company Shareholders Meeting will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Merger Sub which is contained in or omitted from any of the foregoing documents.

          Section 3.29 Takeover Statutes. The Company has taken all actions so that the restrictions contained in Sections 14A:10A-1 through 10A-6 of the NJBCA applicable to a public corporation, and any other similar applicable Law, will not apply to Parent or Merger Sub with respect to the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby. Without limiting the foregoing, the Board of Directors of the Company approved the business combination described in this Agreement prior to Parent or Merger Sub becoming the beneficial owner of any outstanding voting stock of the Company. No other “moratorium,” “fair price,” “business combination,” “control share acquisition” or similar provision of any state anti-takeover Law (collectively, “Takeover Laws”) is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other transactions contemplated hereby.

          Section 3.30 No Rights Plan. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound.

          Section 3.31 Tax Treatment. Neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any of their Affiliates has taken or has agreed to take any action that would prevent the Merger or the Second Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

          Except as set forth in the corresponding section or subsection of the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Letter”) or in the Parent SEC Reports filed prior to the execution of this Agreement, Parent and the Merger Sub represent and warrant to the Company as follows:

          Section 4.1 Organization, Standing and Power. Each of Parent and Merger Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified that would not, individually or in the aggregate, have a Parent Material Adverse Effect. For purposes of this Agreement, “Parent Material Adverse Effect” or “Parent Material Adverse Change” mean, when used with respect to Parent and its Subsidiaries, any change or effect that (i) is or would reasonably be expected (as far as can be foreseen at the time) to be materially adverse to the business, operations, properties, assets, liabilities, employee relationships, customer or supplier relationships, earnings or results of operations, financial projections or forecasts, or the business prospects and condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, other than such changes, effects or circumstances reasonably attributable to: (A) economic, capital market or political conditions generally in the United States or foreign economies in any locations where Parent and its Subsidiaries have material operations or sales; (B) conditions generally affecting the industry in which Parent and its Subsidiaries operate, provided the changes, effects or circumstances in clauses (A) and (B) do not have a materially disproportionate effect (relative to other industry participants) on Parent and its Subsidiaries, taken as a whole; (C) the announcement or pendency of the Merger or the Second Merger; (D) Parent’s compliance with its obligations, or the satisfaction of the conditions to the Merger or the Second Merger, set forth in this Agreement; (E) any action taken by Parent or any of its Subsidiaries with the prior written consent of the Company, to the extent such change, effect or circumstance could reasonably have been expected by the Company prior to the Company’s prior written consent and except that consent to action taken to respond to a Parent Material Adverse Effect or Parent Material Adverse Change shall not be deemed any waiver by the Company as to the event or circumstance giving rise to such Parent Material Adverse Effect or Parent Material Adverse Change; (F) any change in the trading price or trading volume of the Parent’s common stock in and of itself; (G) any failure, in and of itself, by Parent to meet published revenue or earnings projections or any internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (it being understood that, with respect to clauses (F) and (G), the facts of circumstances giving rise or contributing to such change in trading price or failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Parent Material Adverse Effect or Parent Material Adverse Change) or (ii) materially impairs the ability of Parent to consummate, or prevents or materially delays, the Merger, the Second Merger or any of the other transactions contemplated by this Agreement or would reasonably be expected to do so. Prior to the execution and delivery of this Agreement, neither Parent nor Merger Sub was an “Interested Shareholder” of the Company, as that term is defined in NJBCA 14A:10A-3.

          Section 4.2 Capital Structure. The authorized capital stock of Parent consists of 500,000,000 shares of common stock, par value $0.10 per share (the “Parent Stock”) and 25,000,000 shares of preferred stock, par value $1.00 per share (the “Parent Preferred Stock”). As of the close of business on March 29, 2008 (i) 344,492,077 shares of Parent Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, and (iii) 40,114,699 shares of Parent Stock were reserved for issuance pursuant to employee or director stock option, stock purchase or equity compensation plans, arrangements or agreements of Parent (the “Parent Equity Plans”), of which 36,248,221 shares were subject to outstanding options or other rights (“Parent Stock Options”). The shares of Parent Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

          Section 4.3 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject to the filing of the Certificate of Merger with the Department of Treasury of the State of New Jersey as required by the NJBCA. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming the due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

          Section 4.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 4.4 have been obtained and all filings and obligations described in this Section 4.4 have been made, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or result in the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of (a) the Articles of Incorporation or the By-laws of Parent, each as amended to date (together, the “Parent Charter Documents”), (b) the Certificate of Incorporation or the By-laws of Merger Sub, each as amended to date, (c) any Contract applicable to Parent or any of its Subsidiaries, or (d) any judgment, order, decree, or other Law applicable to Parent or Merger Sub or any of their respective properties or assets, other than, in the case of clauses (c) or (d), any such violations, defaults, rights, losses, or Liens that, individually or in the aggregate, would not have a Parent Material Adverse Effect. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) for the filing of Articles of Merger with the Department of Treasury of the State of New Jersey and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) under the Exchange Act, (iv) any of such items as may be required under foreign laws, (v) any filings, authorizations, orders and approvals required under foreign antitrust or similar laws, and (vi) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, materially impair the ability of Parent or Merger Sub to perform its obligations hereunder or prevent the consummation of the transactions contemplated hereby or thereby.

          Section 4.5 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will at the date mailed to shareholders and at the Company Shareholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 (except for such portions thereof that relate to the Company or any of its Subsidiaries) will comply with the provisions of the Exchange Act and the rules and regulations thereunder. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents.

          Section 4.6 SEC Reports; Financial Statements.

                    (a) Parent has filed all required forms, reports and documents with the SEC since December 31, 2002 (“Parent SEC Reports”), and each of such Parent SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and each applicable Law as in effect on the dates such forms, reports and documents were filed. None of the Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded or amended by a Parent SEC Report filed subsequently and prior to the date hereof. The consolidated financial statements of Parent included in the Parent SEC Reports have been prepared in all material respects in accordance with GAAP consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto and except that unaudited statements are subject to normal year-end adjustments that did not have and would not, individually or in the aggregate, have a Parent Material Adverse Effect, and do not contain footnotes in substance or form required to the extent permitted by Form 10-Q of the Exchange Act, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended).

                    (b) Parent and its Subsidiaries have implemented and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Parent (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of Parent by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors of Parent (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that would be reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.

          Section 4.7 Compliance with Applicable Law. The businesses of Parent and its Subsidiaries are being conducted in compliance with all applicable Laws or any foreign country or any political subdivision thereof or of any Governmental Entity, except for violations or possible violations that do not and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Parent Material Adverse Effect.

          Section 4.8 No Undisclosed Liabilities; Absence of Changes. Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its consolidated Subsidiaries (including the notes thereto), other than liabilities and obligations incurred since December 31, 2007, which, individually or in the aggregate, would not have a Parent Material Adverse Effect. From December 31, 2007 through the date hereof, there has been no Parent Material Adverse Effect.

          Section 4.9 Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries that, if decided adversely to Parent or any such Subsidiary, would, individually or in the aggregate, have a Parent Material Adverse Effect. There are no Actions pending or, to the knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries or any of Parent or its Subsidiaries’ properties, assets or business before any Governmental Entity that, if decided adversely to Parent or any such Subsidiary, would, individually or in the aggregate, have a Parent Material Adverse Effect.

          Section 4.10 Brokers. No broker, investment banker, financial advisor or other Person, other than Banc of America Securities, LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          Section 4.11 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no business other than in connection with the transactions contemplated by this Agreement. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

          Section 4.12 Tax Treatment. Neither Parent, Merger Sub nor, to the knowledge of Parent, any of its affiliates has taken or has agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

ARTICLE V
COVENANTS

          Section 5.1 Conduct of Business.

                    (a) Conduct of Business by the Company. Except as set forth in Section 5.1(a) of the Company Letter, during the period from the date of this Agreement to the Effective Time, except as consented to in writing in advance by Parent or as otherwise specifically required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, preserve its assets, rights and properties in good repair and condition (normal wear and tear excepted), keep available the services of its current officers, employees and consultants and preserve its goodwill and its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time the Company shall not, and shall not permit any of its Subsidiaries to, without Parent’s prior written consent, to:

                              (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock or other equity interests, except for dividends by a wholly owned Subsidiary of the Company to its parent, (B) purchase, redeem or otherwise acquire shares of capital stock or other equity interests of the Company or its Subsidiaries or any options, warrants, or rights to acquire any such shares or other equity interests or (C) split, combine, reclassify or otherwise amend the terms of any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests;

                              (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares or other equity interests, or any stock appreciation rights, “phantom” stock rights, performance units, rights to receive shares of capital stock of the Company on a deferred basis or other rights linked to the value of Shares, including pursuant to Contracts as in effect on the date hereof (other than the issuance of Shares upon the exercise of Company Stock Options outstanding on April 8, 2008 in accordance with their terms as in effect on such date);

                              (iii) amend, authorize or propose to amend its articles or certificate of incorporation or by-laws (or similar organizational documents);

                              (iv) directly or indirectly acquire or agree to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to the Company and its Subsidiaries, other than (1) inventory acquired in the ordinary course of business consistent with past practice and (2) capital expenditures, which shall be subject to the limitations of clause (viii) below;

                              (v) directly or indirectly sell, lease, license, sell and leaseback, abandon, mortgage or otherwise encumber or subject to any Lien or otherwise dispose in whole or in part of any of its material properties, assets or rights or any interest therein, except sales of inventory in the ordinary course of business consistent with past practice;

                              (vi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, capitalization or other reorganization (other than the Merger and the Second Merger);

                              (vii) (A) incur, create, assume or otherwise become liable for, or repay or prepay, any Indebtedness, or amend, modify or refinance any Indebtedness, in an amount greater than $25,000 or (B) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly owned Subsidiary of the Company;

                              (viii) except with respect to up to $125,000 of loaner/demo equipment, incur or commit to incur any capital expenditure or authorization or commitment with respect thereto that in the aggregate are in excess of $75,000;

                              (ix) except as required by Law or any judgment by a court of competent jurisdiction, (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on the date of this Agreement of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of the Company included in the Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (B) cancel any material Indebtedness or (C) waive, release, grant or transfer any right of material value;

                              (x) (A) materially modify, amend, terminate, cancel or extend any Material Contract (other than any Specified Contract, which may not be modified, amended, terminated, canceled or extended without the prior written consent of Parent) or (B) enter into any Contract that if in effect on the date hereof would be a Material Contract;

                              (xi) commence any Proceeding (other than an Proceeding as a result of an Proceeding commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Proceeding (including any Proceeding relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of money damages not in excess of $25,000 individually or $50,000 in the aggregate, in any case without the imposition of any equitable relief on, or the admission of wrongdoing by, the Company;

                              (xii) change its financial or tax accounting methods, principles or practices, or revalue any of its material assets, except insofar as may have been required by a change in GAAP or applicable Law;

                              (xiii) settle or compromise any material liability for Taxes, amend any material Tax Return, make any material Tax election or take any material position on any material Tax Return filed on or after the date of this Agreement or change any method of accounting for Tax purposes or fail to file in a timely manner any Tax Returns (except as to filings for which a proper extension has been obtained) that become due or fail to pay any Taxes that become due;

                              (xiv) knowingly violate or knowingly fail to perform any obligation or duty imposed upon it by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

                              (xv) change its fiscal year;

                              (xvi) (A) grant any current or former director, officer, employee or independent contractor any increase in compensation, bonus or other benefits, or any such grant of any type of compensation or benefits to any current or former director, officer, employee or independent contractor not previously receiving or entitled to receive such type of compensation or benefit, or pay any bonus of any kind or amount to any current or former director, officer, employee or independent contractor, (B) grant or pay to any current or former director, officer, employee or independent contractor any severance, change in control or termination pay, or modifications thereto or increases therein, (C) pay any benefit or grant or amend any award (including in respect of stock options, stock appreciation rights, performance units, restricted stock or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Plan or awards made thereunder) except as required to comply with any applicable Law or any Company Plan in effect as of the date hereof, (D) adopt or enter into any collective bargaining agreement or other labor union contract, (E) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Plan or other Contract, (F) adopt any new employee benefit plan or arrangement or amend, modify or terminate any existing Company Plan, in each case for the benefit of any current or former director, officer, employee or independent contractor, other than as required by applicable Law or (G) hire any additional employees, consultants or independent contractors;

                               (xvii) fail to keep in force insurance policies or replacement or revised provisions regarding insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries substantially equal to those currently in effect;

                               (xviii) renew or enter into any non-compete, exclusivity, non-solicitation or similar Contract that would restrict or limit, in any material respect, the operations of the Company or any of its Subsidiaries;

                               (xix) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

                               (xx) enter into any new line of business outside of its existing business;

                               (xxi) enter into any new lease or amend the terms of any existing lease of real property that would require payments over the remaining term of such lease in excess of $25,000;

                               (xxii) create or form any Subsidiary or make any other investment in another Person;

                               (xxiii) modify the standard warranty terms for products sold by the Company or any of its Subsidiaries or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to the Company;

                               (xxiv) allow any of the Company’s or its Subsidiaries’ Intellectual Property rights to be disclosed, other than under appropriate non-disclosure agreements, abandoned, or that otherwise become unavailable to the Company and its Subsidiaries on the same terms and conditions as such rights were available to the Company and its Subsidiaries as of the date of this Agreement;

                               (xxv) (A) enter into any exclusive license, distribution, marketing or sales Contracts; (B) enter into any Contract with any person to (1) except in the ordinary course of business consistent with past practice, develop software without charge or incorporate any software into any of the Company’s or its Subsidiaries’ products, or (2) enter into any license, distributorship, or sales Contracts that by its terms would purport to relate to any of the products of Parent or its affiliates; (C) sell, transfer or otherwise dispose of any Intellectual Property other than sales of its products and other non-exclusive licenses that are in the ordinary course of business and consistent with past practices, or (D) grant “most favored nation” pricing to any Person;

                               (xxvi) enter into or amend any Contract with any Affiliated Person;

                               (xxvii) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder;

                               (xxviii) knowingly take any action that would result in a failure to maintain trading of the Shares on the Nasdaq Global Select Market; or

                               (xxix) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

                     (b) Conduct of Business by Parent. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 5.1(b) of the Parent Letter or as consented to in writing in advance by the Company or as otherwise expressly permitted or required by this Agreement, Parent shall, and cause each of its Subsidiaries to, carry on its business in all material respects in the ordinary course consistent with past practice prior to the Closing, except as would not cause a Parent Material Adverse Effect. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 5.1(b) of the Parent Letter or as otherwise permitted or required pursuant to this Agreement, Parent shall not without the Company’s prior written consent:

                               (i) amend, or propose or agree to amend, the Parent Charter Documents in any manner that would adversely affect the consummation of the Merger or the Second Merger;

                               (ii) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock;

                               (iii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or dispose of assets or securities of Parent or its Subsidiaries, in each case if such acquisition or disposition would reasonably be expected to materially delay or impede the consummation of the Merger or the Second Merger; or

                               (iv) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

          Section 5.2 No Solicitation.

                    (a) The Company shall not, and shall not permit or authorize any of its Subsidiaries or any director, officer, employee, investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) of the Company or any of its Subsidiaries, directly or indirectly, to (i) solicit, initiate or endorse or knowingly encourage or facilitate any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or (iii) resolve, propose or agree to do any of the foregoing. The Company shall, and shall cause each of its Subsidiaries and the Representatives of the Company and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, (B) request the prompt return or destruction of all confidential information previously furnished and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time following the date of this Agreement and prior to obtaining the Company Shareholder Approval, (1) the Company receives a written Acquisition Proposal that the Company Board believes in good faith to be bona fide, (2) such Acquisition Proposal was unsolicited and did not otherwise result from a breach of this Section 5.2, (3) the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) that such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal and (4) the Company Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) would constitute a breach of its fiduciary duties under applicable Law, then the Company may (x) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal (and its Representatives) pursuant to a customary confidentiality agreement containing terms no less favorable to the Company than, those set forth in the Confidentiality Agreement; provided that any non-public information made available to any Person given such access shall have been previously been made available to Parent or shall be made available to Parent prior to or concurrently with the time it is provided to such Person and (y) participate in discussions or negotiations with the Person making such Acquisition Proposal (and its Representatives) regarding such Acquisition Proposal.

                    (b) Neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub) the approval, recommendation or declaration of advisability by the Company Board or any such committee of this Agreement, the Merger or any of the other transactions contemplated hereby, (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal or (C) resolve, agree or propose to take any such actions (each such action set forth in this Section 5.2(b)(i) being referred to herein as an “Adverse Recommendation Change”) or (ii) cause or permit the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract (each, an “Alternative Acquisition Agreement”) constituting or related to, or which is intended to or is reasonably likely to lead to, any Acquisition Proposal or (iii) resolve, agree or propose to take any such actions. Notwithstanding the foregoing, at any time prior to obtaining the Company Shareholder Approval, the Company Board may, if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would result in a breach of its fiduciary duties under applicable Law, taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 5.2(b), solely in response to a Superior Proposal received after the date hereof that was unsolicited and did not otherwise result from a breach of this Section 5.2, make an Adverse Recommendation Change, cause the Company to terminate this Agreement pursuant to Section 7.1(d)(ii) (including payment of the Termination Fee) and concurrently enter into a binding Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that (1) (A) no Adverse Recommendation Change may be made and (B) no such termination of this Agreement and entry into an Alternative Acquisition Agreement by the Company may be made, in each case until after the fifth Business Day following Parent’s receipt of written notice from the Company advising Parent that the Company Board intends to make an Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(d)(ii), as the case may be, and specifying the reasons therefor, including the material terms and conditions of, including, without limitation, the value and form of the proposed consideration and the identity of the Person making, any Superior Proposal that is the basis of the proposed action by the Company Board, and contemporaneously furnishing copies of all written materials delivered by the Person making such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new five (5) Business Day period), (2) during such five (5) Business Day period, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) to make such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation of this Agreement and not make an Adverse Recommendation Change or terminate this Agreement and (3) the Company shall not make an Adverse Recommendation Change or terminate this Agreement if, prior to the expiration of such five (5) Business Day period, Parent makes a proposal to adjust the terms and conditions of this Agreement that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor) to be at least as favorable as the Superior Proposal after giving effect to, among other things, the payment of the Termination Fee set forth in Section 7.3.

                    (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company promptly, and in any event within twenty-four (24) hours of receipt, shall advise Parent in writing in the event the Company or any of its Subsidiaries or Representatives receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for information, discussion or negotiation that is reasonably likely to lead to or that contemplates an Acquisition Proposal or (iii) any inquiry, proposal or offer that is reasonably likely to lead to an Acquisition Proposal, in each case together with the material terms and conditions of such Acquisition Proposal, request, inquiry, proposal or offer, including, without limitation, the value and form of the proposed consideration and the identity of the Person making such inquiry, proposal or offer, and shall furnish Parent copies of all written materials delivered by the Person making such Acquisition Proposal. The Company shall keep Parent informed (orally and in writing) in all material respects on a timely basis of the status and details (including, within twenty-four (24) hours after the occurrence of any amendment, modification, development, discussion or negotiation) of all written materials delivered by the Person making such Acquisition Proposal. Without limiting any of the foregoing, the Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.2(a) or Section 5.2(b) and shall in no event begin providing such information or engaging in such discussions or negotiations prior to providing such notice.

                    (d) The Company agrees that any violation of the restrictions set forth in this Section 5.2 by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.2 by the Company.

                    (e) The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to comply with any of the terms of this Section 5.2, and represents that neither it nor any of its Subsidiaries is a party to any such agreement.

                    (f) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing a position contemplated by Rule 14e-2(a) and 14d-9 under the Exchange Act; provided, however, that in no event shall this Section 5.2(g) affect the obligations of the Company specified in Section 5.2(b) and Section 5.2(c); and provided further, that any such disclosure (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an Adverse Recommendation Change (including for purposes of Section 7.1(c)(ii)) unless the Company Board expressly reaffirms its recommendation to its shareholders in favor of the adoption of this Agreement and the Merger at least two (2) Business Days prior to the Company Shareholders Meeting.

                    (g) For purposes of this Agreement:

                    “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons (other than Parent and its Affiliates) relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction, (i) of assets or businesses of the Company and it Subsidiaries that generate 10% or more of the net revenues or net income or that represent 10% or more of the total assets (based on fair market value), of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, (ii) of 10% or more of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company or (iii) involving the Company or any of its Subsidiaries, individually or taken together, whose businesses constitute 10% or more of the net revenues, net income or total assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, in each case other than the transactions contemplated by this Agreement.

                    “Superior Proposal” means any unsolicited bona fide binding written Acquisition Proposal that the Company Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, including the financing terms thereof, (i) is more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions proposed by Parent in response to such proposal pursuant to Section 5.2(b) or otherwise, and including any break-up fees and expense reimbursement provisions) and (ii) is reasonably likely of being completed on the terms proposed on a timely basis; provided that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “10%” shall be deemed to be references to “60%.”

          Section 5.3 Preparation of the S-4 and Proxy Statement; Shareholders’ Meeting.

                    (a) As promptly as practicable after the date of this Agreement (but in any event within fifteen (15) Business Days after the date hereof), (i) the Company shall promptly prepare and file with the SEC the Proxy Statement in preliminary form as required by the Exchange Act, and shall use commercially reasonable efforts to have the Proxy Statement cleared by the SEC, and (ii) Parent shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Stock in the Merger and upon the exercise of Company Stock Options, and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

                    (b) Each of Parent and the Company shall furnish all information as may be reasonably requested by the other in connection with any such action and the preparation, filing and distribution of the S-4 and the Proxy Statement. As promptly as practicable after the S-4 shall have become effective, the Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders. No filing of, or amendment or supplement to, the S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Proxy Statement will made by the Company, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, (in the case of the Proxy Statement, in light of the circumstances under which they are made), not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the shareholders of the Company. The parties shall notify each other promptly of the time when the S-4 has become effective, of the issuance of any stop order or suspension of the qualification of the Parent Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the S-4 or for additional information and shall supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the S-4 or the Merger and all orders of the SEC relating to the S-4.

                    (c) As promptly as practicable after the S-4 shall have become effective, the Company shall establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting solely for the purpose of obtaining the Company Shareholder Approval. Except in the case of an Adverse Recommendation Change specifically permitted by Section 5.2(b), the Company, through the Company Board, shall (i) recommend to its shareholders that they adopt this Agreement and the transactions contemplated hereby (which recommendation will disclose all terms of Parent’s offer, including inducements to officers and shareholders that are not available to shareholders generally), (ii) include such recommendation in the Proxy Statement and (iii) publicly reaffirm such recommendation within twenty-four (24) hours after a request to do so by Parent or Merger Sub. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.3(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of any Acquisition Proposal or the occurrence of any Adverse Recommendation Change.

          Section 5.4 Access to Information: Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, Merger Sub and their respective Representatives reasonable access during normal business hours, during the period prior to the Effective Time or the termination of this Agreement in accordance with its terms, to all their respective properties, assets, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent: (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as Parent or Merger Sub may reasonably request (including Tax Returns filed and those in preparation and the workpapers of its auditors); provided, however, that the foregoing shall not require the Company to disclose any information to the extent such disclosure would contravene applicable Law. All such information shall be held confidential in accordance with the terms of the Confidentiality Agreement between Parent and the Company dated as of May 29, 2007, as amended as of November 7, 2007 (the “Confidentiality Agreement”). No investigation pursuant to this Section 5.4 or information provided, made available or delivered to Parent pursuant to this Agreement shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

          Section 5.5 Commercially Reasonable Efforts.

                    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions that are necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) obtain all required consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including as required under any Material Contract, (ii) obtain all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, make all necessary registrations, declarations and filings and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity, including filings under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, or similar applicable antitrust or foreign investment filings, with the parties using their commercially reasonable efforts to make such filings within ten (10) Business Days after the date of this Agreement or, if earlier, before the expiration of any applicable legal deadline, (iii) vigorously resist and contest any Proceeding, including administrative or judicial Proceeding, and seek to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the transactions contemplated hereby, including, without limitation, by vigorously pursuing all avenues of administrative and judicial appeal, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated hereby and fully to carry out the purposes of this Agreement, and (v) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto; provided, however, that neither the Company nor any of its Subsidiaries shall commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent without the prior written consent of Parent and neither Parent nor any of its Affiliates shall be required to commit to the payment of any fee, penalty or other consideration or make any other concession, waiver or amendment under any Contract in connection with obtaining any consent. Each of the parties hereto shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, all of the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing rights, each of Parent and the Company shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or third party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby.

                    (b) Notwithstanding any other provision of this Agreement to the contrary, in no event shall Parent or any of its Affiliates be required to (i) agree or proffer to divest or hold separate (in a trust or otherwise), or take any other action with respect to, any of the assets or businesses of Parent or any of its Affiliates or, assuming the consummation of the Merger, the Surviving Corporation or any of its Affiliates, (ii) agree or proffer to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including the Shares) or (iii) enter into any Contract that in any way limits the ownership or operation of any business of Parent, the Company, the Surviving Corporation or any of their respective Affiliates.

          Section 5.6 Takeover Laws. The Company and the Company Board shall (i) use reasonable best efforts to ensure that no Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, and (ii) if any Takeover Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated hereby, use reasonable best efforts to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Law with respect to this Agreement, the Merger and the other transactions contemplated hereby.

          Section 5.7 Notification of Certain Matters. The Company and Parent shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation or Parent, (b) any Proceeding commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Merger or the other transactions contemplated hereby or (c) any change, condition or event (i) that renders or would reasonably be expected to render any representation or warranty of such party set forth in this Agreement (disregarding any materiality qualification contained therein) to be untrue or inaccurate in any material respect or (ii) that results or would reasonably be expected to result in any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in ARTICLE VI) to be complied with or satisfied hereunder; provided, however, that no such notification shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder.

          Section 5.8 Indemnification, Exculpation and Insurance.

                    (a) Parent and Merger Sub agree that all rights to indemnification existing in favor of the current or former directors and officers of the Company as provided in the Company Charter Documents as in effect on the date of this Agreement for acts or omissions occurring prior to the Effective Time shall be assumed and performed by the Surviving Corporation and shall continue in full force and effect until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions, except as otherwise required by applicable Law.

                    (b) For a period of six (6) years after the Effective Time, Parent shall cause to be maintained in effect the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy (a correct and complete copy of which has been heretofore made available to Parent) for acts or omissions occurring prior to the Effective Time; provided, that Parent may (i) substitute therefor policies of an insurance company the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); and provided further, that in no event shall Parent or the Company be required to pay aggregate premiums for insurance under this Section 5.8(b) in excess of 200% of the amount of the aggregate premiums paid by the Company for fiscal year 2007 for such purpose (which fiscal year 2007 premiums are hereby represented and warranted by the Company to be as set forth in Section 5.8(b) of the Company Letter), it being understood that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

                    (c) In the event that Parent, the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of Parent or the Surviving Corporation assumes the obligations set forth in this Section 5.8. In addition, in the event (A) the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, or (B) Parent takes any action to materially impair the financial ability of the Surviving Corporation to satisfy the obligations referred to in Section 5.8(a), Parent will either guarantee such obligations or take such other action as Parent deems necessary to ensure that the ability of the Surviving Corporation, legal and financial, to satisfy such obligations will not be diminished in any material respect.

                    (d) The provisions of this Section 5.8 (i) shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her legal representatives, and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

          Section 5.9 Tax-Free Reorganization.

                    (a) Each of Parent, Merger Sub and the Company shall use its best efforts to cause the Merger and the Second Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. None of Parent, Merger Sub, the Company, or their respective Subsidiaries shall take, or agree to take, any action (including any action otherwise permitted by Section 5.9 in the case of the Company) that could prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

                    (b) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, each of Parent, Merger Sub and the Company shall report the Merger and the Second Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

                    (c) The parties hereto shall cooperate and use their commercially reasonable efforts to deliver to Parent’s and the Company’s tax counsel and tax advisors a certificate containing representations reasonably requested by such counsel and/or advisors in connection with the rendering of any tax opinions to be issued by such counsel and/or advisors with respect to the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Parent’s and the Company’s tax counsel and tax advisors shall be entitled to rely upon such representations in rendering any such opinions.

          Section 5.10 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement prior to such consultation and review, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system.

          Section 5.11 Section 16 Matters. Prior to the Effective Time, the Company Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

          Section 5.12 Directors. Prior to the Effective Time, the Company shall cause each member of the Company Board to execute and deliver a letter effectuating his or her resignation as a director of the Company Board effective immediately prior to the Effective Time.

          Section 5.13 Second Merger. As soon as reasonably practicable after the Effective Time, Parent shall cause the Second Merger to be effected by, among other things, approving the Second Merger as the sole shareholder of the Surviving Corporation, adopting and cause the Surviving Corporation to adopt an agreement and plan of merger pursuant to which the Surviving Corporation shall be merged with and into a wholly-owned limited liability company or corporation subsidiary of Parent with such limited liability company or corporation being the entity surviving the Second Merger as a wholly-owned subsidiary of Parent. There shall be no conditions to the Second Merger, other than (a) the consummation of the Merger and (b) the absence of any legal prohibition on completing the Second Merger. It is intended that the Second Merger shall occur as described in this Section 5.13, and that the Merger and the Second Merger together qualify as a reorganization under the provisions of Section 368(a) of the Code, and that this Agreement constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the regulations promulgated under the Code.

          Section 5.14 Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and no such settlement shall be agreed to without Parent’s prior written consent.

          Section 5.15 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the Parent Stock to be issued in the Merger to be approved for listing upon the Effective Time on the NYSE.

          Section 5.16 Employee Matters.

                    (a) For a period of 12 months following the Effective Time, subject to compliance with applicable Law and Parent’s applicable benefit plans, the employees of the Company who remain in the employment of the Surviving Corporation (other than any employees covered by collective bargaining agreements) (the “Continuing Employees”) shall receive employee benefits that, in the aggregate, are substantially similar to those received by similarly situated employees of Parent; provided that neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements.

                    (b) Nothing contained herein shall be construed as requiring, and the Company shall take no action that would have the effect of requiring, Parent or the Surviving Corporation to continue any specific employee benefit plans of the Company or to continue the employment of any specific individual or group of individuals.

                    (c) Subject to compliance with applicable Law and Parent’s applicable benefit plans, Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee as if such service had been performed with Parent with respect to any plans or programs in which Continuing Employees are eligible to participate after the Effective Time (i) for purposes of eligibility for vacation, (ii) for purposes of eligibility and participation under any health or welfare plan (other than any post-employment health or post-employment welfare plan), (iii) for purposes of eligibility for any matching contributions under a cash or deferred arrangement intended to qualify under Section 401(k) of the Code and (iv) for the purpose of determining the amount of any severance payable under any severance plan of general application, except, in each case, to the extent such treatment would result in duplicative benefits. Parent shall cause the Surviving Corporation to recognize any vacation time of Continuing Employees that has accrued and has not been used as of the Effective Time; provided, however, that, beginning on the six month anniversary of the Effective Time, Continuing Employees will be subject to the maximum vacation accruals applicable to Parent employees generally, such that any amounts of accrued vacation time in excess of applicable maximums will be forfeited on and after such date.

                    (d) With respect to any group health plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, and subject to compliance with applicable Law and any such group health plan, Parent shall, and shall cause the Surviving Corporation to take all commercially reasonable steps to, waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the group health plans maintained by the Company prior to the Effective Time.

                    (e) The provisions of this Section 5.16 are for the sole benefit of the parties to this Agreement and nothing this Section 5.16, expressed or implied, is intended or shall be construed to (i) constitute an amendment to any of the compensation and benefits plans, programs or arrangements maintained for or provided to Continuing Employees or any other Parent employees prior to or following the Effective Time or impose an obligation on any of the Company, Parent or on or after the Effective Time, the Surviving Corporation, to establish, amend, terminate or otherwise take any action with respect to any compensation or benefits plan, program or arrangement, (ii) confer upon or give to any person (including for the avoidance of doubt any current or former employees, directors, or independent contractors of any of the Company, Parent, or on or after the Effective Time, the Surviving Corporation), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 5.16) under or by reason of any provision of this Agreement.

          Section 5.17 Meetings with the FDA. Upon the Company’s failure to resolve all issues associated with any Form FDA 483s and the Warning Letter, and any other communication from the FDA, to the satisfaction of the FDA (as evidenced in writing by the FDA) prior to the Closing, Parent may request, and the Company shall agree, to allow Parent or its Representatives to meet with any FDA representatives on one or more occasions to discuss fully the nature, extent and impact of such issues on the Company or its Subsidiaries; provided that a Company Representative is in attendance. The Company shall cooperate with Parent as Parent may reasonably request in order to assist in the prompt resolution of such issues to the satisfaction of Parent.

          Section 5.18 Termination of 401(k) Plan. If Parent, in its sole and absolute discretion, provides the Company with written notice at least three (3) days before the Closing Date, the Company and any Subsidiary that is a plan sponsor of a 401(k) plan agrees to adopt resolutions to terminate its 401(k) plan and fully vest plan participants immediately prior to the Closing. If such notice is received, Parent shall receive from the Company evidence that the Company Board or the Board of Directors of the relevant Subsidiary has adopted resolutions to terminate the 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date but contingent upon the Closing.

ARTICLE VI
CONDITIONS PRECEDENT

          Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

                    (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

                    (b) HSR Act; Antitrust. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and all consents required under any other antitrust Law shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated, in each case without any limitation, restriction or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect (after giving effect to the Merger and the other transactions contemplated by this Agreement, including the Second Merger).

                    (c) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger or the Second Merger.

                    (d) Registration Statement. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          Section 6.2 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger and the Second Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

                    (a) Representations and Warranties. (i) Each of the representations and warranties of the Company set forth in Sections 3.1, 3.2 (except as otherwise set forth in clause (ii) below), 3.3, 3.4(a), the second and last sentence of Section 3.5(a), Section 3.7(a)(iii), (iv), (v) or (vi), Sections 3.8(b) to (d), Section 3.9, Section 3.28 and Section 3.29 shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); (ii) each of the representations and warranties of the Company set forth in clause (i) of the second sentence of Section 3.2(a) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date); and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) and except, in the case of this clause (ii), for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                    (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                    (c) Officers’ Certificate. Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 6.2(a) and Section 6.2(b).

                    (d) Governmental Consents. Each of Parent and Merger Sub shall have obtained any and all consents and approvals under applicable Law and other consents or approvals of any Governmental Entity required to be obtained in connection with the transactions contemplated by this Agreement (which approvals shall have been granted without any limitation, restriction or condition that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect (after giving effect to the Merger and the other transactions contemplated by this Agreement, including the Second Merger)).

                    (e) No Litigation. There shall not be pending or threatened any Proceeding by any Governmental Entity, or by any other Person having a reasonable likelihood of success, that seeks, directly or indirectly, to (A) challenge or make illegal or otherwise prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or to make materially more costly the Merger, or to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (B) to prohibit or materially limit the ownership, operation or control by the Company, Parent or any of their respective Subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries, or to compel the Company, Parent or any of their respective Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective Subsidiaries or (C) to impose material limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any Shares (or shares of capital stock of the Surviving Corporation), including the right to vote the Shares purchased or owned by them on all matters properly presented to shareholders of the Company.

                    (f) Absence of Company Material Adverse Effect. Since the date of this Agreement there shall not have occurred any event, change, circumstance, occurrence, effect or state of facts that, individually on in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

                    (g) Legal Opinion of Counsel. Parent shall have received a written opinion of Gibson, Dunn & Crutcher LLP, counsel to Parent, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Gibson, Dunn & Crutcher LLP fails to deliver such opinion, then Morgan, Lewis & Bockius LLP, counsel to the Company, may deliver such opinion in satisfaction of this closing condition; provided, further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Merger Sub, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions.

                    (h) Employment and Consulting Agreements. No employee of the Company that has entered into an Employment Agreement or a Consulting Agreement with Parent shall have challenged the validity or enforceability of his or her Employment Agreement or Consulting Agreement or otherwise expressed his or her intent not to continue his or her employment with the Surviving Corporation or Parent.

                    (i) No Termination or Repudiation of Specified Contracts. None of the third Persons that is a party to the Contracts with the Company listed on Schedule 6.2(i) (the “Specified Contracts”) shall have terminated or repudiated, or given notice to the Company of an intent to terminate or repudiate any such Contract.

                    (j) Outstanding FDA Issues. The FDA shall not have restricted the Company’s ability to (i) manufacture, market, sell or otherwise distribute any Company products previously approved or cleared by the FDA for marketing and sale or (ii) obtain approval or clearance to market and sell any products which have not yet been approved or cleared for marketing and sale by the FDA.

          Section 6.3 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

                    (a) Representations and Warranties. All representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any qualifications or limitations as to materiality or Parent Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specified date, in which case as of such specified date) and except for such failures to be true and correct that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                    (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

                    (c) Officers’ Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

                    (d) Authorization for Listing. The shares of Parent Stock issuable to the Company Shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                    (e) Legal Opinion of Counsel. The Company shall have received a written opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and (ii) each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, and such opinion shall not have been withdrawn; provided, however, that if Morgan, Lewis & Bockius LLP fails to deliver such opinion, then Gibson, Dunn & Crutcher LLP, counsel to Parent, may deliver such opinion in satisfaction of this closing condition; provided further, that any such opinion may rely on representations as such counsel reasonably deems appropriate and on typical assumptions. Parent, Merger Sub, and the Company agree to provide to such counsel such representations as such counsel reasonably requests in connection with rendering such opinions.

          Section 6.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this ARTICLE VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

          Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company (with any termination by Parent also being an effective termination by Merger Sub):

                    (a) by mutual written consent of Parent and the Company;

                    (b) by either Parent or the Company:

                              (i) if the Merger shall not have been consummated on or before the later of (x) August 31, 2008 and (y) 75 calendar days after the satisfaction of the condition set forth in Section 6.1(b) (the “Outside Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 7.1(b)(i) if the failure of such party to perform or comply in all material respects with the covenants and agreements of such party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Outside Date;

                               (ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have used its commercially reasonable efforts to contest, appeal and remove such judgment, order, injunction, rule, decree, ruling or other action in accordance with Section 5.5; or

                               (iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the adoption of this Agreement was taken;

                    (c) by Parent:

                               (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (other than with respect to a breach of Section 5.2 or Section 5.3(c), as to which Section 7.1(c)(ii) will apply), or if any representation or warranty of the Company shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.2 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) fifteen (15) days after the giving of written notice to the Company of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

                               (ii) if (i) the Company Board effects an Adverse Recommendation Change, (ii) the Company or the Company Board (or any committee thereof) shall (A) approve, adopt, endorse or recommend any Acquisition Proposal or (B) approve, adopt, endorse or recommend, or enter into or allow the Company or any of its Subsidiaries to enter into, a letter of intent, agreement in principle or definitive agreement for an Acquisition Proposal, (iii) the Company fails publicly to reaffirm its recommendation of the Merger within ten (10) Business Days after a request at any time to do so by Parent, or within ten (10) Business Days after the date any Acquisition Proposal or any material modification thereto is first commenced, published or sent or given to the Company’s shareholders (which reaffirmation must also include, with respect to an Acquisition Proposal, an unconditional rejection of such Acquisition Proposal, it being understood that taking no position with respect to the acceptance of such Acquisition Proposal or modification thereto shall constitute a failure to reject such Acquisition Proposal), (iv) the Company shall have breached any of its obligations under Section 5.2 or Section 5.3(c) or (v) the Company or the Company Board (or any committee thereof) shall authorize or publicly propose any of the foregoing; or

                               (iii) if the FDA restricts the Company’s ability to (A) manufacture, market, sell or otherwise distribute any Company products previously approved or cleared by the FDA for marketing and sale or (B) obtain approval or clearance to market and sell any products which have not yet been approved or cleared for marketing and sale by the FDA.

                    (d) by the Company:

                               (i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, which breach or failure to perform or to be true, either individually or in the aggregate, if occurring or continuing at the Effective Time (A) would result in the failure of any of the conditions set forth in Section 6.1 or Section 6.3 and (B) cannot be or has not been cured by the earlier of (1) the Outside Date and (2) fifteen (15) days after the giving of written notice to Parent of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement; or

                               (ii) at any time prior to obtaining the Company Shareholder Approval, in accordance with and subject to the terms and conditions of Section 5.2(b); provided that the Company shall have (A) simultaneously with such termination entered into the Alternative Acquisition Agreement and (B) otherwise complied with all provisions of Section 5.2(b), including the notice provisions therein.

          Section 7.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement and the provisions of Section 3.25 and Section 4.10 (Brokers), Section 5.10 (Public Announcements), this Section 7.2, Section 7.3 (Fees and Expenses), Section 7.4 (Amendment or Supplement), Section 7.5 (Extension of Time; Waiver) and ARTICLE VIII (General Provisions) of this Agreement shall survive the termination hereof; provided, however, that no such termination shall relieve any party hereto from any liability or damages resulting from a material breach prior to such termination of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          Section 7.3 Fees and Expenses.

                    (a) Except as otherwise provided in this Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the S-4 and the Proxy Statement, and all filing and other fees paid to the SEC or in respect of the HSR Act, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Parent and the Company.

                    (b) In the event that:

                               (i) (A) an Acquisition Proposal (whether or not conditional) or intention to make an Acquisition Proposal (whether or not conditional) shall have been made directly to the Company’s shareholders, otherwise publicly disclosed or otherwise communicated to senior management of the Company or the Company Board, (B) this Agreement is thereafter terminated by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or by Parent pursuant to Section 7.1(c)(i) and (C) within twelve (12) months after the date of such termination, the Company enters into, or submits to its shareholders for adoption, an agreement in respect of any Acquisition Proposal or a transaction in respect of an Acquisition Proposal is consummated (which, in each case, need not be the same Acquisition Proposal that shall have been made, publicly disclosed or communicated prior to termination hereof);

                               (ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or

                               (iii) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii);

then, in any such event, the Company shall pay to Parent a termination fee of $4,000,000 (the “Termination Fee”) it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion.

                    (c) For purposes of this Section 7.3, “Acquisition Proposal” shall have the meaning ascribed thereto in Section 5.2(g) except that references in Section 5.2(g) to “10%” shall be replaced by “50%”.

                    (d) Payment of the Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) on the earliest of the execution of a definitive agreement with respect to, submission to the shareholders of, or consummation of, any transaction contemplated by an Acquisition Proposal, as applicable, in the case of a Termination Fee payable pursuant to Section 7.3(b)(i), (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of termination by Parent pursuant to Section 7.1(c)(ii) or (iii) simultaneously with, and as a condition to the effectiveness of, termination, in the case of a termination by the Company pursuant to Section 7.1(d)(ii).

                    (e) The Company and Parent acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.3, and, in order to obtain such payment, Parent commences a Proceeding that results in a judgment against the Company for the amount set forth in this Section 7.3, the Company shall pay to Parent its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such Proceeding, together with interest on the amounts set forth in this Section 7.3 from the date of termination of this Agreement at a rate per annum equal to 5.25%.

          Section 7.4 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties by action taken or authorized by their respective Boards of Directors at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties in interest at the time of the amendment.

          Section 7.5 Extension of Time; Waiver. At any time prior to the Effective Time, the parties may, by action taken or authorized by their respective Boards of Directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties set forth in this Agreement or any document delivered pursuant hereto or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

ARTICLE VIII
GENERAL PROVISIONS

          Section 8.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

          Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                    (a) if to Parent, Merger Sub or the Surviving Corporation, to:

St. Jude Medical, Inc. One Lillehei Plaza St. Paul, Minnesota 55117 Attn: General Counsel Facsimile: (651) 481-7690

with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94303-1125
Attention: Joseph Barbeau, Esq.
                 Stewart L. McDowell, Esq.
Facsimile: (650) 849-5333

                    (b) if to Company, to:

EP MedSystems, Inc.
Cooper Run Executive Park
575 Route 73 North Unit-D
West Berlin, NJ 08091
Attention: David Bruce, CEO
James Caruso, CFO
Facsimile: (856) 753-8544

with a copy (which shall not constitute notice) to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia PA 19103
Attention: Timothy Maxwell, Esq.
Facsimile: (215) 963-5001

          Section 8.3 Certain Definitions. For purposes of this Agreement:

                    (a) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

                    (b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or executive order to be closed;

                    (c) “Contract” means any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written and all amendments thereto.

                    (d) “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                    (e) “knowledge” of any party means (i) the actual knowledge (A) with respect to Parent, of any executive officer of Parent or other officer having primary responsibility for the relevant matter, and (B) with respect to the Company, the actual knowledge of David Bruce, James Caruso, Thomas Maguire and Bryan Byrd, or (ii) any fact or matter which any such officer, with respect to Parent, or any of the four named individuals in clause (i)(B), with respect to the Company, could be reasonably expected to learn upon conducting a reasonable investigation of the existence of the relevant matter;

                    (f) “made available to Parent” means that the Company has made the applicable documents available to Parent prior to the date of this Agreement, either via posting on the Company’s virtual datasite or through electronic or manual delivery to an employee of Parent or one of Parent’s attorneys;

                    (g) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Entity; and

                    (h) “Subsidiary” means, with respect to any Person, any other Person of which stock or other equity interests having ordinary voting power to elect more than 50% of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

          Section 8.4 Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

          Section 8.5 Entire Agreement. This Agreement (including the Exhibits hereto), the Company Letter, the Parent Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

          Section 8.6 No Third Party Beneficiaries. Except as provided in Section 5.8, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

          Section 8.7 Governing Law. Except to the extent that the laws of the State of New Jersey are mandatorily applicable to the Merger, this Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York.

          Section 8.8 Submission to Jurisdiction; Waiver of Jury Trial.

                    (a) Each of the parties hereto (i) consents to submit itself to the exclusive personal jurisdiction of any Federal Court located in the District of the State of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any Proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in an court other than a Federal court sitting in the District of the State of New York. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement in any Federal Court located in the District of the State of New York.

                     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation seek to invalidate the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.8(b).

                    (c) In any dispute, whether resolved by litigation or other dispute resolution mechanism, arising from or related to this Agreement or the transactions contemplated herein, the substantially prevailing party shall be entitled to recover from the other party (as part of the arbitral award or order) its reasonable attorneys’ fees and other costs of the resolution of such dispute.

          Section 8.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to Parent or any of its Affiliates, in which case all references herein to Merger Sub shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed to be representations and warranties made with respect to such other Affiliate as of the date of such assignment. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          Section 8.10 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

          Section 8.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          Section 8.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          Section 8.13 Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

               Section 8.14 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ST. JUDE MEDICAL, INC.,
a Minnesota corporation

By:	/s/ John C. Heinmiller

Name: John C. Heinmiller
Title: Executive Vice President and CFO

EPICURUS MERGER CORPORATION,
a New Jersey corporation

By:	/s/ John C. Heinmiller

Name: John C. Heinmiller
Title: Vice President and Treasurer

EP MEDSYSTEMS, INC.,
a New Jersey corporation

By:	/s/ David I. Bruce

Name: David I. Bruce
Title: President and CEO

ANNEX B FORM OF ELECTION AND LETTER OF TRANSMITTAL

To be effective, this Form of Election and Letter of Transmittal must be received by the Exchange Agent (identified below) no later than the Election Deadline, which will be 5:00 p.m., Eastern Standard Time, on the date that is 2 business days immediately prior to the closing date under the Merger Agreement, together with (1) the certificate(s) representing all shares of common stock, no par value, of EP MedSystems, Inc. to which this Form of Election and Letter of Transmittal relate or (2) a properly completed Guarantee of Delivery with respect to the certificate(s). Delivery of such shares that are held in book-entry form may be made by book-entry transfer to the Exchange Agent’s account at Depository Trust Company. The Election Deadline will be announced in a press release at least 5 business days prior to the anticipated closing date. If the closing date is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and the rescheduled Election Deadline will be announced in a press release.

FORM OF ELECTION AND LETTER OF TRANSMITTAL

to accompany certificates representing shares of common stock, no par value,

of

EP MedSystems, Inc.

in connection with the merger of Epicurus Merger Corporation
(a wholly owned subsidiary of St. Jude Medical, Inc.)

with and into
EP MedSystems, Inc.

Please read and follow the accompanying instructions carefully and deliver to the Exchange Agent

The Exchange Agent for the merger is:
U.S. Bank National Association

By Mail, Overnight Courier or Hand Delivery:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107-2292

Do not return these election documents in the envelope that has been sent separately in connection with the solicitation of proxy cards. Proxy cards should be returned separately from these election documents.

DELIVERY OF THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL TO AN
ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY TO THE EXCHANGE AGENT.

          The instructions accompanying this Form of Election and Letter of Transmittal should be read carefully before this Form of Election and Letter of Transmittal is completed. You must sign this Form of Election and Letter of Transmittal in the appropriate space provided therefor, and complete the substitute Form W-9 set forth herein.

          Pursuant to the Agreement and Plan of Merger, dated as of April 8, 2008 (the “Merger Agreement”), by and among EP MedSystems, Inc. (“EP MedSystems”), St. Jude Medical, Inc. (“St. Jude Medical”) and Epicurus Merger Corporation, a wholly-owned subsidiary of St. Jude Medical (“Merger Sub”), Merger Sub will merge with and into EP MedSystems (the “Merger”). This Form of Election and Letter of Transmittal is to be used by you to surrender to U.S. Bank National Association, as exchange agent (the “Exchange Agent”), the share certificate(s) (the “Share Certificate(s)”) or shares held in book-entry form (“Book-Entry Shares”) representing the shares of common stock, no par value, of EP MedSystems (“EP MedSystems Shares”) owned of record by you as set forth herein or to deliver a properly completed Guarantee of Delivery with respect to such Share Certificate(s) or Book Entry Shares, if applicable, and hereby make the election (the “Election”), indicated in Table B (Election of Merger Consideration) below, to have the EP MedSystems Shares evidenced by such Share Certificate(s) or Book-Entry Shares converted at the effective time of the Merger into the right to receive one (and only one) of the following:

•

Cash Election — $3.00 in cash, without interest, per EP MedSystems Share (the “Cash Consideration”), subject to proration, as calculated in accordance with the Merger Agreement and described in the Proxy Statement/Prospectus, dated May , 2008, filed by St. Jude Medical and EP MedSystems with the Securities and Exchange Commission (the “Proxy Statement”);

•

Stock Election — a fraction of a share of St. Jude Medical common stock, par value $0.10 per share, per EP MedSystems Share (including cash in lieu of any fractional EP MedSystems Share, the “Stock Consideration”), which fraction will equal $3.00 divided by the average closing price per share of St. Jude Medical common stock on the New York Stock Exchange for the 10 consecutive trading days ending on and including the second trading day prior to the closing date of the Merger, subject to proration, as calculated in accordance with the Merger Agreement, summarized below and described in greater detail in the Proxy Statement; or

•

Mixed Election — Cash Consideration with respect to a portion of your EP MedSystems Shares as designated by you below in Table B (Election of Merger Consideration) and Stock Consideration with respect to the balance of your EP MedSystems Shares, subject to proration, as calculated in accordance with the Merger Agreement, summarized below and described in greater detail in the Proxy Statement.

          If you do not mark one of the Election boxes below in Table B (Election of Merger Consideration) or if you do not make a valid Election by the Election Deadline, you will be deemed to have indicated no preference as to the receipt of Cash Consideration or Stock Consideration (a “Non-Election”) and will receive consideration in the merger (the “Merger Consideration”) based on the results of the proration procedures set forth in the Merger Agreement and described in the Proxy Statement.

          You understand that the Election is subject to certain terms, conditions and limitations set forth in the Merger Agreement and described in the Proxy Statement. A copy of the Merger Agreement is attached to the Proxy Statement as Annex A. These terms, conditions and limitations include, but are not limited to, the proration process, which is designed to ensure that 60% of the EP MedSystems Shares outstanding immediately prior to the Merger are converted in the Merger into the right to receive the Cash Consideration and 40% of the EP MedSystems Shares outstanding immediately prior to the Merger are converted in the Merger into the right to receive the Stock Consideration. The 60% cash/40% stock ratio will be tested based on the price of St. Jude Medical common stock on the trading day that closes immediately before the effective time of the Merger and the proration of Cash Consideration and Stock Consideration may be adjusted if necessary to preserve a 60% cash/ 40% stock ratio based on such price. Accordingly, you may receive a form of Merger Consideration different from what you elect. You are urged to read the Merger Agreement and the Proxy Statement in their entirety before completing this Form of Election and Letter of Transmittal.

YOU MAY REQUEST A FREE COPY OF THE PROXY STATEMENT AND ADDITIONAL COPIES OF THIS FORM OF ELECTION PRIOR TO THE ELECTION DEADLINE BY CONTACTING U.S. BANK NATIONAL ASSOCIATION AT:

Brandi Steward
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
brandi.steward@us.bank.com
St. Paul, MN 55107-2292
Tel: (800) 934-6802

You understand that the definitive terms pursuant to which the Merger will be effected, including but not limited to the amount and form of consideration to be received by holders of EP MedSystems Shares, the effect of this Form of Election and Letter of Transmittal, and certain conditions to the consummation of the Merger, are summarized in the Proxy Statement and are set forth in full in, and are subject to, the Merger Agreement.

TABLE A

DESCRIPTION OF EP MEDSYSTEMS SHARES SURRENDERED

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	EP MedSystems Shares Surrendered (Attach additional list if necessary)

	Certificate Number(s)*	Total Number of EP MedSystems Shares Surrendered (or covered by a Guarantee of Delivery)

Total EP MedSystems Shares:

* Need not be completed if surrendering by book-entry transfer.
** For a delivery using the Guarantee of Delivery procedures, please fill in exactly as name(s) will appear on the certificate(s) when delivered.
*** Share Certificate numbers are not required at this time if the Share Certificate(s) will be delivered using the Guarantee of Delivery procedures (See Instruction 10).

          The undersigned hereby surrenders the EP MedSystems Shares described in Table A above, pursuant to the terms and conditions of the Merger Agreement and this Form of Election and Letter of Transmittal, and makes the following election with respect to such EP MedSystems Shares:

TABLE B

ELECTION OF MERGER CONSIDERATION
(see Instruction 4)

☐	CHECK HERE TO ELECT TO RECEIVE CASH FOR ALL EP MEDSYSTEMS SHARES SURRENDERED, SUBJECT TO PRORATION.

☐	CHECK HERE TO ELECT TO RECEIVE SHARES OF ST. JUDE MEDICAL COMMON STOCK FOR ALL EP MEDSYSTEMS SHARES SURRENDERED, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES.

☐

CHECK HERE TO SURRENDER SOME EP MEDSYSTEMS SHARES SUBJECT TO AN ELECTION OF CASH AND THE REMAINDER SUBJECT TO AN ELECTION OF SHARES OF ST. JUDE MEDICAL COMMON STOCK, SUBJECT TO PRORATION AND THE PAYMENT OF CASH IN RESPECT OF FRACTIONAL SHARES, AND MARK THE TOTAL NUMBER OF EP MEDSYSTEMS SHARES SURRENDERED SUBJECT TO AN ELECTION OF CASH:

Total Number of EP MedSystems Shares Surrendered subject to an Election of Cash:† ________________________ ____________________

†

All EP MedSystems Shares remaining will be deemed surrendered subject to an Election of shares of St. Jude Medical common stock, subject in each case to proration and the payment of cash in respect of fractional shares. If the undersigned wishes to designate the particular EP MedSystems Shares that are subject to an Election of Cash or Election of shares of St. Jude Medical common stock, please complete Table Sub-B below and provide the certificate number listed on the Share Certificate(s) for the underlying EP MedSystems Shares, and the corresponding number of EP MedSystems Shares, that will be subject to a CASH ELECTION. Reasonable efforts will be made to satisfy such designation; however, all Elections are subject to proration and the payment of cash in respect of fractional shares and satisfaction of such designation may not be possible.

          TABLE SUB-B

            DESCRIPTION OF SHARES SURRENDERED FOR CASH
                   (Please fill in. Attach separate schedule if needed)

                    Certificate No(s).          Number of Shares Subject to Cash Election

SURRENDER OF EP MEDSYSTEMS SHARES
(see Instruction 2)

☐	CHECK HERE IF SHARE CERTIFICATES ARE BEING DELIVERED HEREWITH.

☐

CHECK HERE IF EP MEDSYSTEMS SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT’S ACCOUNT AT DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DEPOSITORY TRUST COMPANY MAY DELIVER EP MEDSYSTEMS SHARES BY BOOK-ENTRY TRANSFER):

Name of Surrendering Institution: ___________________________________________________________________

Account Number: ________________________________________________________________________________

Transaction Code Number: _________________________________________________________________________

MUTILATED, LOST OR STOLEN SHARE CERTIFICATES
(See Instruction 9)

☐	CHECK HERE IF SHARE CERTIFICATES OF THE UNDERSIGNED HAVE BEEN MUTILATED, LOST OR STOLEN.

NOTE: THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL
MUST BE SIGNED ON PAGE 7 BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

   Ladies and Gentlemen:

     The undersigned hereby surrenders to St. Jude Medical, Inc., a Minnesota corporation (“St. Jude Medical”), by delivery herewith or by book-entry transfer to the account of U.S. Bank National Association (the “Exchange Agent”) at Depository Trust Company (“DTC”), the above-described Share Certificates of Book-Entry Shares formerly representing shares of common stock, no par value, of EP MedSystems, Inc., a New Jersey corporation (“EP MedSystems”) (or hereby delivers a Guarantee of Delivery, if applicable), pursuant to that certain Agreement and Plan of Merger, dated as of April 8, 2008 (the “Merger Agreement”), by and among St. Jude Medical, Epicurus Merger Corporation, a wholly-owned subsidiary of St. Jude Medical (“Merger Sub”) and EP MedSystems, by which St. Jude Medical will acquire EP MedSystems in a cash and stock merger (the “Merger”). Pursuant to the Merger, each EP MedSystems shareholder as of the record date is entitled to receive upon proper surrender of such holder’s Share Certificates or Book-Entry Shares, a choice of merger consideration (the “Merger Consideration”) for each EP MedSystems Share as follows, at the election (the “Election”) of the surrendering EP MedSystems shareholder:

•	$3.00 in cash, without interest, or

•	a fraction of a share of St. Jude Medical common stock, par value $0.10 per share, equal to the “exchange ratio” (as defined below),

subject to proration and upon the terms and subject to the conditions described in the Proxy Statement, this Letter of Election and Transmittal, and the Merger Agreement. Receipt of this Form of Election and Letter of Transmittal, and Proxy Statement/Prospectus dated May, 2008, filed by St. Jude Medical and EP MedSystems with the Securities and Exchange Commission (the “Proxy Statement”) (including the copy of the Merger Agreement attached as Annex A to the Proxy Statement) is hereby acknowledged.

          The “exchange ratio” will be determined by dividing $3.00 by the average closing sale price of one share of St. Jude common stock on the New York Stock Exchange (the “NYSE”) for the 10 consecutive trading days ending on and including the second trading day prior to the closing of the Merger. If the closing of the merger were to occur on May, 2008, under the formula using the average closing price per share of St. Jude Medical common stock on the NYSE over 10 consecutive trading days ending on and including the second trading day prior to May, 2008, the exchange ratio would be of a share of St. Jude Medical common stock. The number of shares of St. Jude Medical common stock that EP MedSystems shareholders will receive in the Merger if they make a stock Election will (subject to proration and adjustment as described below) equal the number determined by multiplying the exchange ratio by the number of EP MedSystems Shares owned that are subject to the stock Election.

          As described in the Proxy Statement and the Merger Agreement, the aggregate cash or stock Merger Consideration that the undersigned may receive upon surrender of the EP MedSystems Shares is subject to a pro rata adjustment so that (a) 60% of the EP MedSystems Shares converted in the Merger will be exchanged for cash, and (b) 40% of the EP MedSystems Shares converted in the Merger will be exchanged for shares of St. Jude Medical common stock. The 60% cash/40% stock ratio will be tested based on the price of St. Jude Medical common stock on the trading day that closes immediately before the effective time of the Merger and the amount of cash Merger Consideration and stock Merger Consideration may be adjusted if necessary to preserve a 60% cash/ 40% stock ratio based on such price.

          The undersigned hereby surrenders the undersigned’s EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares for the choice(s) of Merger Consideration specified in Table B (Election of Merger Consideration) above.

          If the undersigned fails to properly make an Election of Merger Consideration on or before the “Election Deadline”, which will be 5:00 p.m., Eastern Standard Time, on the date that is 2 business days immediately prior to the closing date under the Merger Agreement, the undersigned will receive St. Jude Medical common stock, cash or a combination thereof in exchange for such EP MedSystems Shares pursuant to the proration procedures described in the Merger Agreement and the Proxy Statement. See Instruction 4 below. The Election Deadline will be announced in a press release at least 5 business days prior to the anticipated closing date. If the closing date is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and the rescheduled Election Deadline will be announced in a press release.

          Upon the terms and subject to the conditions of the Proxy Statement, this Form of Election and Letter of Transmittal and the Merger Agreement, the undersigned hereby sells, assigns and transfers to, or upon the order of, St. Jude Medical all right, title and interest in and to all of the EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares that are being surrendered hereby and irrevocably appoints the Exchange Agent the true and lawful agent, attorney-in-fact and proxy of the undersigned with respect to such EP MedSystems Shares and such corresponding Share Certificates or Book-Entry Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the Share Certificates, or transfer ownership of the Book-Entry Shares on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of St. Jude Medical.

          The undersigned hereby represents and warrants that the undersigned has full power and authority to surrender, sell, assign and transfer the EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares that are surrendered hereby and that St. Jude Medical will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and will not be transferred to St. Jude Medical in violation of any contractual or other restriction on the transfer thereof. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or St. Jude Medical to be necessary or desirable to complete the sale, assignment and transfer of the EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares surrendered hereby.

          Upon the Election Deadline, surrender of Share Certificates or Book-Entry Shares (or delivery of the Guarantee of Delivery, if applicable) will constitute a binding agreement between the undersigned and St. Jude Medical upon the terms and subject to the conditions of the Proxy Statement, this Form of Election and Letter of Transmittal and the Merger Agreement, including the undersigned’s representation that the undersigned owns and is empowered to transfer valid and unencumbered title to the EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares being surrendered. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns. Until the Election Deadline, the completed Form of Election and Letter of Transmittal, the surrender of EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares (or delivery of the Guarantee of Delivery), and the election of Merger Consideration set forth above may be revoked pursuant to Instruction 11 below.

          The delivery and surrender of EP MedSystems Shares and the corresponding Share Certificates or Book-Entry Shares surrendered by the undersigned is not effective, and the risk of loss of Share Certificates or Book-Entry Shares does not pass to the Exchange Agent, until (a) the Exchange Agent receives the Share Certificates surrendered hereby, this Form of Election and Letter of Transmittal, duly completed and signed, or confirmation contained in an “agent’s message” in connection with a book-entry transfer of Book-Entry Shares, together with all accompanying evidences of authority and any other required documents in form satisfactory to St. Jude Medical and (b) the Election Deadline has passed. As used herein, the term “agent’s message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant delivering the Book-Entry Shares, that such participant has received and agreed to be bound by the Form of Election and Letter of Transmittal, and that St. Jude Medical may enforce such agreement against the participant.

          The undersigned understands that all questions as to the form of documents and the validity, form and substance (including time of receipt of surrendered Share Certificates and related documentation, including any Guarantee of Delivery if applicable) will be resolved jointly by St. Jude Medical and EP MedSystems in their sole discretion and such resolution will be final and binding upon all surrendering EP MedSystems shareholders. No surrender of Share Certificates or Book-Entry Shares is valid until all defects and irregularities in surrender have been cured or waived and none of EP MedSystems, St. Jude Medical, the Exchange Agent or any other person is under any duty to give notification of any defects or irregularities in the surrender of any Share Certificates or will incur any liability for failure to give any such notification.

          Unless otherwise indicated below under “Special Payment Instructions,” the undersigned hereby requests that the shares of St. Jude Medical common stock and/or a check for cash (including any cash in lieu of fractional shares of St. Jude Medical common stock) be issued in the name(s) of the undersigned (or, in the case of EP MedSystems Shares surrendered by book-entry transfer, by credit to the applicable account at DTC designated as surrendering such shares).

          Similarly, unless otherwise indicated below under “Special Delivery Instructions,” the undersigned hereby requests that the shares of St. Jude Medical common stock and/or a check for cash (including any cash paid with respect to fractional shares of St. Jude Medical common stock) be mailed to the undersigned at the address shown above in Table A (EP MedSystems Shares Surrendered).

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)

          To be completed ONLY if the shares of St. Jude Medical common stock and/or any check for cash payable pursuant to the Merger (less any amounts required to be withheld for taxes) are to be issued in the name of someone other than the undersigned.

          To be completed ONLY if the shares of St. Jude Medical common stock and/or any check for cash payable in the Merger (less any amounts required to be withheld for taxes) are to be sent to someone other than the undersigned.

Issue Check and/or Certificates to:	Send Check and/or Certificates to:

Name: _________________________________________	Name: ________________________________________
(Please Print)	(Please Print)

Address: _______________________________________	Address: ______________________________________

_______________________________________________	______________________________________________

_______________________________________________	______________________________________________
(Taxpayer Identification No.)	(Taxpayer Identification No.)

IMPORTANT — SIGN HERE
(Complete Substitute Form W-9 Included Below)

________________________________________________________________________________________________
Signature(s) of Registered Owner

Name(s): ________________________________________________________________________________________

Capacity (full title): ________________________________________________________________________________

Address: _________________________________________________________________________________________

________________________________________________________________________________________________
(Include Zip Code)

Area Code and Telephone Number: ___________________________________________________________________

Dated: __________________________________________________________________________________________

(Must be signed by registered holder(s) exactly as name(s) appear(s) on the Share Certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above and see Instruction 5.)

SIGNATURE GUARANTEE(S)
(If required, see Instructions 1 and 5)

FOR USE BY FINANCIAL INSTITUTIONS ONLY
FINANCIAL INSTITUTIONS: PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Authorized signature(s): ___________________________________________________________________________

Name: __________________________________________________________________________________________

Title: ___________________________________________________________________________________________
(Please Print)

Name of Firm: ___________________________________________________________________________________

Address: ________________________________________________________________________________________

________________________________________________________________________________________________
(Include Zip Code)

Area Code and Telephone Number: ___________________________________________________________________

Dated: __________________________________________________________________________________________

PAYER’S NAME: U.S. Bank National Association, as Exchange Agent

SUBSTITUTE	PART 1
Social Security Number OR
FORM W-9	Please provide your TIN and certify	Employer Identification Number(s)
	by signing and dating below.	_____________________________

Department of The Treasury Internal Revenue Service	PART 2

	☐ Exempt from Backup Withholding	☐ Awaiting TIN

Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	PART 3 — CERTIFICATION

Under penalties of perjury, I certify that:

	(1)	The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)

I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

	(3)	I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS. You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

Signature _________________________________________		Date _______________________________

Name ___________________________________________________________________________________________

Business Name (if different from above) _______________________________________________________________

Check appropriate box:

☐ Individual/Sole Proprietor	☐ Corporation	☐ Partnership	☐ Other

Address _______________________________________________________________________________________

City ___________________________	State __________________	Zip Code _____________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY REPORTABLE PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

Instructions

          1. Signature Guarantees. Except as otherwise provided below, all signatures on this Form of Election and Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Form of Election and Letter of Transmittal need not be guaranteed (a) if this Form of Election and Letter of Transmittal is signed by the registered holder(s) of the Share Certificates surrendered herewith and such holder(s) have not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Form of Election and Letter of Transmittal or (b) if such Share Certificates are surrendered for the account of an Eligible Institution. See Instruction 5.

          2. Delivery of Form of Election and Letter of Transmittal and Shares Certificates or Guarantee of Delivery; Book-Entry Confirmation. Share Certificates for all physically delivered EP MedSystems Shares, or a confirmation of a book-entry transfer into the Exchange Agent’s account at DTC of all EP MedSystems Shares delivered electronically, as well as a properly completed and duly Form of Election and Letter of Transmittal (or a manually signed facsimile thereof), or an “agent’s message” in the case of a book-entry transfer, and any other documents required by this Form of Election and Letter of Transmittal must be received by the Exchange Agent at one of its addresses set forth on the front page of this Form of Election and Letter of Transmittal by the Election Deadline specified on the first page of this Form of Election and Letter of Transmittal in order to make an Election to receive specific Merger Consideration. If, by the Election Deadline, an EP MedSystems shareholder cannot deliver the Share Certificates or a book-entry transfer cannot be made, the electing shareholder must deliver a Guarantee of Delivery with the Form of Election and Letter of Transmittal pursuant to Instruction 10. As used herein, the term “agent’s message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the DTC participant delivering the EP MedSystems Shares, that such participant has received and agreed to be bound by the Form of Election and Letter of Transmittal, and that St. Jude Medical may enforce such agreement against the participant.

          The method of delivery of Share Certificates or Book-Entry Shares and all other required documents, including a Guarantee of Delivery if applicable, is at the option and risk of the surrendering EP MedSystems shareholder, and the delivery will be deemed made only when actually received by the Exchange Agent. If Share Certificates are (or a Guarantee of Delivery is) sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

          No alternative, conditional or contingent surrenders will be accepted, and no fractional shares will be purchased or issued. By executing this Form of Election and Letter of Transmittal, the surrendering EP MedSystems shareholder waives any right to receive any notice of the receipt or acceptance for exchange of the EP MedSystems Shares.

          3. Inadequate Space. If the space provided herein is inadequate, the Share Certificate numbers, the number of EP MedSystems Shares evidenced by such Share Certificates, and the Elections of Merger Consideration applicable to such surrendered EP MedSystems Shares, should be listed on a separate signed schedule and attached hereto.

          4. Consequences of Surrendering With No Election. In order to make a valid Election of the type of Merger Consideration desired, EP MedSystems shareholders must complete Table B (Election of Merger Consideration) indicating the type of Merger Consideration and must return (a) such properly completed and signed copy of this Form of Election and Letter of Transmittal or a valid agent’s message, (b) a properly completed and signed Substitute Form W-9 included in this Form of Election and Letter of Transmittal, and (c) the Share Certificates or Book-Entry Shares representing such EP MedSystems Shares subject to the Election, or a Guarantee of Delivery, to the Exchange Agent no later than the Election Deadline.

          EP MedSystems shareholders will be deemed to have made a “Non-Election” if, with respect to any of such holder’s EP MedSystems Shares, (a) no Election is made in Table B, (b) more than one Election is made in Table B, (c) such EP MedSystems shareholder fails to follow the instructions on this Form of Election and Letter of Transmittal, including failure to submit the Share Certificate(s), a Guarantee of Delivery, or confirmation of a book-entry transfer of Book-Entry Shares into the Exchange Agent’s account at DTC, (d) a completed Form of Election and Letter of Transmittal (together with submission of the Share Certificate(s), a Guarantee of Delivery or confirmation of a book-entry transfer of Book-Entry Shares into the Exchange Agent’s account at DTC) is not received by the Election Deadline, or (e) this Form of Election and Letter of Transmittal with a Guarantee of Delivery is returned to the Exchange Agent but such shareholder does not deliver the Share Certificate(s) representing the EP MedSystems Shares for which the Election is being made (or does not confirm a book-entry transfer of such Book-Entry Shares into the Exchange Agent’s account at DTC) by the Election Deadline.

          Please note that, as described in the Proxy Statement and this Form of Election and Letter of Transmittal, there is a limit on the amount of cash and shares of St. Jude Medical common stock that will be paid to EP MedSystems shareholders for EP MedSystems Shares cancelled in the Merger. EP MedSystems shareholders who are deemed to have made a “No Election” will receive Merger Consideration based on the results of the proration procedures set forth in the Merger Agreement and described in the Proxy Statement, subject to the payment of cash with respect to fractional shares.

          5. Signatures on Form of Election and Letter of Transmittal; Stock Powers and Endorsements. If this Form of Election and Letter of Transmittal is signed by the registered holder(s) of the EP MedSystems Shares surrendered hereby, the signature(s) must correspond with the either the name(s) as written on the face of the Share Certificates without alteration, enlargement or any change whatsoever.

          If any of the EP MedSystems Shares surrendered hereby are held of record by two or more persons, all such persons must sign this Form of Election and Letter of Transmittal.

          If any of the EP MedSystems Shares surrendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Forms of Election and Letters of Transmittal as there are different registrations of such EP MedSystems Shares.

          If this Form of Election and Letter of Transmittal is signed by the registered holder(s) of the EP MedSystems Shares surrendered hereby, no endorsements of the applicable Share Certificates or separate stock powers are required unless payment of the Merger Consideration is to be made in the name of, or delivered to, any person other than the registered holder(s). Signatures on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

          If this Form of Election and Letter of Transmittal is signed by a person other than the registered holder(s) of the Share Certificates surrendered hereby, Share Certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the Share Certificates. Signature(s) on any such Share Certificates or stock powers must be guaranteed by an Eligible Institution.

          If this Form of Election and Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to St. Jude Medical of the authority of such person so to act must be submitted. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.

          6. Stock Transfer Taxes; No Interest Paid. St. Jude Medical will pay any transfer taxes with respect to the sale and transfer of any EP MedSystems Shares to it or its order pursuant to this Form of Election and Letter of Transmittal. However, if Merger Consideration is to be paid or delivered to any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of EP MedSystems Shares to St. Jude Medical pursuant to this Form of Election and Letter of Transmittal, then the amount of any transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the Merger Consideration otherwise payable unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith. No interest will accrue or be paid upon any Merger Consideration or on any dividends paid or payable with respect to any shares of St. Jude Medical common stock issuable as Merger Consideration.

          7. Special Issuance and Delivery Instructions. If certificates for shares of St. Jude Medical common stock and/or a check for cash (including cash with respect to fractional shares of St. Jude Medical common stock) are to be returned in the name of a person other than the person(s) signing this Form of Election and Letter of Transmittal or to an address other than that shown above, the appropriate “Special Payment Instructions” or “Special Delivery Instructions” boxes on this Form of Election and Letter of Transmittal should be completed.

          8. Substitute Form W-9. Under U.S. federal income tax law, the Exchange Agent may be required to withhold 28% of the amount of any reportable payments made to certain shareholders pursuant to the Merger. To avoid such backup withholding, each surrendering EP MedSystems shareholder (other than exempt holders that are subject to the rules discussed below) must provide the Exchange Agent with such shareholder’s correct taxpayer identification number and certify that such shareholder is not subject to such backup withholding by completing the Substitute Form W-9. In general, if a shareholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and reportable payments made to the shareholder will be subject to backup withholding. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the EP MedSystems Shares surrendered hereby are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. A shareholder who does not have a taxpayer identification number should check the “Awaiting TIN” box in Part II of the Substitute Form W-9 if the holder has applied for a TIN or intends to apply for a TIN in the near future. If this box is checked, 28% of all reportable payments made to the holder pursuant to the Merger will be withheld if a TIN is not provided at the time of the payment pursuant to this Form of Election and Letter of Transmittal and the Merger Agreement.

          Certain EP MedSystems shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt shareholders should indicate their exempt status on the Substitute Form W-9. To satisfy the Exchange Agent that a foreign person qualifies as an exempt recipient, such shareholder must submit a properly completed IRS Form W-8BEN or other applicable Form W-8, signed under penalties of perjury, attesting to that person’s exempt status. Such forms can be obtained from the Exchange Agent upon request.

          Failure to complete the Substitute Form W-9 will not, by itself, cause EP MedSystems Shares to be deemed invalidly surrendered, but may require the Exchange Agent to withhold a portion of the amount of any Merger Consideration. Backup withholding is not an additional federal income tax. Rather, the amount of tax withheld will be credited against the federal income tax liability of a person subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Note: Failure to complete and return the Substitute Form W-9 may result in backup withholding of a portion of the consideration payable pursuant to the Merger. Please review the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional details.

          9. Mutilated, Lost, Stolen or Destroyed Share Certificates. Share Certificates must be physically surrendered, or a confirmation must be received of book-entry transfer into the Exchange Agent’s account at DTC for all EP MedSystems Shares delivered electronically, together with a properly completed and signed Form of Election and Letter of Transmittal (or an agent’s message in lieu thereof for a book-entry transfer) in order for the holder to receive the Merger Consideration. Holders of Share Certificates that have been mutilated, lost, stolen, or destroyed should complete this Form of Election and Letter of Transmittal and check the appropriate box above. If any Share Certificate has been lost, stolen or destroyed, the holder may be required by St. Jude Medical or the Exchange Agent to make an affidavit, in a form and substance reasonably acceptable to St. Jude Medical or the Exchange Agent, of that fact by the EP MedSystems shareholder claiming that such Share Certificate has been lost, stolen or destroyed. The holder may be required to give a bond, in such amount as the Exchange Agent or St. Jude Medical may determine is reasonably necessary, as indemnity against any claim that may be made against St. Jude Medical or the surviving corporation with respect to the Share Certificates alleged to have been mutilated, lost, stolen, or destroyed. Further, there can be no assurances that such mutilated, lost, stolen or destroyed Share Certificates will be replaced prior to the Election Deadline. If such requirements are met (in addition to those described in this Form of Election and Letter of Transmittal), the Exchange Agent will deliver the appropriate Merger Consideration.

          10. Guarantee of Delivery. Holders of EP MedSystems Shares whose Share Certificate(s) are not immediately available or who cannot deliver their Share Certificate(s) and all other required documents to the Exchange Agent (and/or cannot complete the procedure for delivery of Book-Entry Shares by book-entry transfer into the Exchange Agent’s account at DTC) prior to the Election Deadline may deliver their EP MedSystems Shares by properly completing and duly executing a Guarantee of Delivery if (a) the Guarantee of Delivery is made by or through a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company in the United States; (b) prior to the Election Deadline, the Exchange Agent receives a properly completed and duly executed Guarantee of Delivery, as provided herein, together with a properly completed and duly executed Form of Election and Letter of Transmittal and any other documents required by the Form of Election and Letter of Transmittal; and (c) the Share Certificate(s) for all the EP MedSystems Shares covered by the Guarantee of Delivery, in proper form for transfer (or confirmation of a book-entry transfer of such Book-Entry Shares into the Exchange Agent’s account at DTC), are received by the Exchange Agent no later then 5:00 p.m. Eastern Standard Time on the first NASDAQ trading day after the Election Deadline. If the above requirements are not satisfied in a timely manner, the holder will be deemed to have made a Non-Election, as described in Instruction 4 above. The form of Guarantee of Delivery is enclosed herewith.

          11. Change or Revocation of Election. Any holder of EP MedSystems Shares who has made an Election by properly submitting a Form of Election and Letter of Transmittal to the Exchange Agent may change that holder’s Election by submitting to the Exchange Agent a revised and later dated Form of Election and Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent at or prior to the Election Deadline. Any holder of EP MedSystems Shares may revoke the Election and withdraw the Share Certificate(s) or Book-Entry Shares (or Guarantee of Delivery, if applicable) for the holder’s EP MedSystems Shares deposited with the Exchange Agent by written notice received by the Exchange Agent at or prior to the Election Deadline. After the Election Deadline, a holder of EP MedSystems Shares may not change that holder’s Election and may not withdraw his or her Share Certificate(s) or Book-Entry Shares (or Guarantee of Delivery, if applicable) unless the Merger Agreement is terminated.

          12. Requests for Assistance or Additional Copies. Questions or requests for assistance may be directed to U.S. Bank National Association, the Exchange Agent for the Merger, at its address and telephone numbers set forth below. Additional copies of the Proxy Statement, the Merger Agreement and this Form of Election and Letter of Transmittal may be obtained from the Exchange Agent at its address and telephone numbers set forth below. Holders of Share Certificates may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Merger and the exchange of EP MedSystems Shares for Merger Consideration.

          13. Irregularities. All questions with respect to the Form of Election and Letter of Transmittal (including, without limitation, questions relating to the timeliness, effectiveness or revocation of any Election) will be resolved jointly by St. Jude Medical and EP MedSystems in their sole discretion and such resolution will be final and binding. No surrender of EP MedSystems Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of St. Jude Medical, EP MedSystems, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in the surrender of EP MedSystems Shares and none of them will incur any liability for failure to give any such notice.

The Exchange Agent is

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107-2292
Tel: (800) 934-6802

          Important: This Form of Election and Letter of Transmittal (or a manually signed facsimile thereof) together with any signature guarantees, or in the case of a book-entry transfer, an agent’s message, and any other required documents including a Guarantee of Delivery if applicable, must be received by the Exchange Agent prior to the Election Deadline and either Share Certificates for EP MedSystems Shares must be received by the Exchange Agent or EP MedSystems Shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Election Deadline, if a EP MedSystems shareholder desires to elect the Merger Consideration to be received in the Merger.

          Completing and returning the Form of Election and Letter of Transmittal does not have the effect of casting a vote with respect to the approval or adoption of the Merger Agreement at the annual meeting of shareholders of EP MedSystems. To vote on the Merger Agreement, please consult the Proxy Statement.

Guidelines for Certification of Taxpayer Identification Number
on Substitute Form W-9
Guidelines For Determining The Proper Tax Payer Identification Number (“TIN”)
To Give The Payer

          Social Security Numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

	For this type of account:	Give the Social Security Number of:

1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]
4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee[1]
	(b) So-called trust account that is not a legal or valid trust understate law	The actual owner[1]
5.	Sole proprietorship or single-owner LLC	The owner[3]

	For This Type Of Account:	Give the Employer Identification Number of:

6.	Sole proprietorship or single-owner LLC	The owner[3]
7.	A valid trust, estate or pension trust	The legal entity
8.	Corporate or LLC electing corporate status on Form 8832	The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC that has not elected corporate status	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security Number, that person’s Social Security Number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s Social Security Number.

[3]

You must show your individual name, but you may also enter your business or “doing business as” name on the second name line. You may use either your Social Security Number or Employer Identification Number (if you have one). If you are a sole proprietor, the IRS encourages you to use your Social Security Number.

[4]

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

          Note:      If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a TIN

     If you do not have a TIN, you should apply for one immediately. To apply for a Social Security Number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or online at www.socialsecurity.gov/online/ss-5.pdf. You may also obtain Form SS-5 by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses/ and clicking on Employer ID Numbers under Related Topics. You can obtain Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

     If you are asked to complete Form W-9 but do not have a TIN, check the Awaiting TIN box on Part II of the Substitute Form W-9, sign and date the form, and give it to the requester. If this box is checked, 28% of all reportable payments made to the holder pursuant to the Offer will be withheld if a TIN is not provided at the time of the payment pursuant to the Offer.

Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Payees Exempt From Backup Withholding

     Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under Section 501(a), any IRA, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2);

•	The United States or any of its agencies or instrumentalities;

•	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities;

•	A foreign government or any of its political subdivisions, agencies or instrumentalities; and

•	An international organization or any of its agencies or instrumentalities.

     Payees that MAY be exempt from backup withholding include:

•	A corporation;

•	A financial institution;

•	A registered dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.;

•	A real estate investment trust;

•	A common trust fund operated by a bank under Section 584(a);

•	A trust exempt from tax under Section 664 or described in Section 4947;

•	An entity registered at all times during the tax year under the Investment Company Act of 1940;

•	A foreign central bank of issue;

•	A middleman known in the investment community as a nominee or custodian; and

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

     Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. CHECK THE EXEMPT BOX ON THE FACE OF THE FORM W-9 IN PART 2, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. A foreign shareholder claiming exempt status must provide the applicable Form W-8 to avoid backup withholding.

Penalties

     (1) Penalty For Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     (4) Misuse of Taxpayer Identification Numbers. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE.

     PRIVACY ACT NOTICE. Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce federal nontax criminal laws and to combat terrorism.

     You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

EP MEDSYSTEMS SYSTEMS, INC.
NOTICE OF GUARANTEED DELIVERY
(Not to be used for signature guarantee)

This Notice of Guaranteed Delivery or one substantially similar hereto must be submitted with a properly completed and duly executed Form of Election and Letter of Transmittal to make a valid election with respect to your shares of common stock of EP MedSystems, Inc. (“EP MedSystems”), as set forth in the Proxy Statement/Prospectus, dated May , 2008, filed by St. Jude Medical, Inc. (“St. Jude Medical”) and EP MedSystems with the Securities and Exchange Commission (the “Proxy Statement”), if (1) your stock certificate(s) representing shares of EP MedSystems common stock (the “EP MedSystems Shares”) are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to U.S. Bank National Association (the “Exchange Agent”) at or prior to the Election Deadline. The “Election Deadline” will be 5:00 p.m., Eastern Standard Time, on the date that is 2 business days immediately prior to the closing date of the merger described in the Proxy Statement and will be announced in a press release at least 5 business days prior to the anticipated closing date. If the closing date is delayed to a subsequent date, the Election Deadline will be similarly delayed to a subsequent date, and the rescheduled Election Deadline will be announced in a press release. You may deliver this Notice of Guaranteed Delivery by facsimile transmission, by hand, by overnight courier or by mail, as set forth below and it must be received by the Exchange Agent at or prior to the Election Deadline. See Instruction 10 in the Form of Election and Letter of Transmittal for further information.

TO: U.S. Bank National Association, Exchange Agent

By Mail, Overnight Courier or Hand Delivery:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, MN 55107-2292

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

I hereby acknowledge that if the EP MedSystems Shares listed below are not delivered to the Exchange Agent by 5:00 p.m. Eastern Standard Time on the first NASDAQ trading day after the Election Deadline (as defined above), the Exchange Agent will deem that I have not made an election with respect to such shares.

I hereby acknowledge that once I have signed and returned this Notice of Guaranteed Delivery, I will no longer be able to trade or sell the EP MedSystems Shares listed below until the merger is completed, unless my election with respect to such shares is properly revoked prior to the Election Deadline.

I hereby tender to the Exchange Agent the EP MedSystems Shares listed below, pursuant to the guaranteed delivery procedures set forth in the Form of Election and Letter of Transmittal upon the terms of and subject to the conditions set forth or referred to in the Proxy Statement (as defined above) and in the Form of Election and Letter of Transmittal (including the instructions thereto), the receipt of which I hereby acknowledge:

Certificate No. (if available)	Number of shares

The Book-Entry Transfer Facility Account Number (if the EP MedSystems Shares will be delivered by book-entry transfer):

Account Number

Number of Shares

Date     ,

Sign Here:

Signature(s)

Number and Street or P.O. Box

City, Street, Zip Code

GUARANTEE OF DELIVERY

The undersigned, a participant in the Security Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program, guarantees delivery to the Exchange Agent of certificates representing the EP MedSystems Shares listed above, in proper form for transfer, or confirmation of the book-entry transfer of such EP MedSystems Shares to the Exchange Agent’s account at The Depository Trust Company no later than 5:00 p.m. Eastern Standard Time on the first NASDAQ trading day after the Election Deadline (as defined above).

Firm Name (Print)

Authorized Signature

Address

City, State, Zip Code

Area Code and Telephone Number

Date     ,

ANNEX C	OPINION OF PIPER JAFFRAY & CO.

April 8, 2008

Board of Directors
EP MedSystems, Inc.
575 Route 73 North, Unit-D
West Berlin, NJ 08091

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value (the “Company Common Stock”) of EP MedSystems, Inc., a New Jersey corporation (the “Company”), of the Merger Consideration (as defined below) pursuant to an Agreement and Plan of Merger (the “Agreement”), to be entered into among the Company, St. Jude Medical, Inc., a Minnesota corporation (the “Acquiror”) and Epicurus Acquisition Corporation (“Merger Sub”), a newly formed New Jersey corporation and wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger of the Merger Sub with and into the Company, as a result of which the Company will be the surviving entity and will become a wholly-owned subsidiary of the Acquiror, followed by, as part of a single integrated plan, the merger of the Company with and into another wholly owned subsidiary of the Acquiror (collectively, the “Merger”).

As set forth more fully in the Agreement, in connection with the Merger, each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury by the Company or owned by the Acquiror or Merger Sub, will be converted into the right to receive, at the election of the holder of such share, either: (i) $3.00 in cash (the “Cash Consideration”) or (ii) the number of shares (the “Stock Consideration”, together with the Cash Consideration, the “Merger Consideration”) of the Acquiror’s common stock, par value $0.10 per share (the “Acquiror Shares”) to be determined by dividing $3.00 by the average of the closing sale price of one Acquirer Share on the NYSE Composite Transactions reporting system for each of the ten (10) trading days ending on and including the second trading day prior to the consummation of the Merger. The right of holders of Company Common Stock to convert their shares into the right to receive Cash Consideration or Stock Consideration is subject to certain procedures and limitations contained in the Agreement, including that the number of shares of Company Common Stock converted into the right to receive the Stock Consideration will not exceed 40% of the total shares converted pursuant to Merger, and the number of shares of Company Common Stock converted into the right to receive the Cash Consideration will not exceed 60% of the total shares converted pursuant to the Merger, as to which procedures and limitations we are expressing no opinion. The terms and conditions of the Merger are more fully set forth in the Agreement.

Board of Directors of EP MedSystems, Inc.
April 8, 2008

In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement, dated April 7, 2008; (ii) reviewed and analyzed certain financial and other data with respect to the Company and the Acquiror which was publicly available; (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company and the Acquiror that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses (ii) and (iii) above, as well as their respective businesses and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and the Acquiror Shares and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company and the Acquiror with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us.We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company, respectively, to which such financial forecasts, estimates and other forward-looking information relate. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have further assumed that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company, the Acquiror or the contemplated benefits of the Merger.

Board of Directors of EP MedSystems, Inc.
April 8, 2008

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or the Acquiror, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company, the Acquiror or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, the Acquiror or any of their affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock or the Acquiror Shares may trade following announcement of the Merger or at any future time, or as to the effect that any changes to such price may have on the value of the Stock Consideration at the time the Merger is consummated. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

We have been engaged by the Company to act as its financial advisor and to render an opinion to the Board of Directors of the Company. For providing such services, we will receive a fee from the Company, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee in connection with providing this opinion which is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

Board of Directors of EP MedSystems, Inc.
April 8, 2008

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s research departments and personnel. As a result, Piper Jaffray’s research analysts may hold opinions or make statements or investment recommendations with respect to the Company, the Merger or other participants in the Merger that differ from the views of Piper Jaffray’s banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should act or vote with respect to the Merger, what form of Merger Consideration such shareholder should elect with respect to the Merger, or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, the Acquiror’s ability to fund the merger consideration, any other terms contemplated by the Agreement or the fairness of the amount or nature of compensation to the Company’s officers, directors or employees, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock. We express no opinion as to whether any alternative transaction might produce consideration for the shareholders of the Company in excess of the amount contemplated in the Merger. Additionally, this opinion does not address the fairness to, or any other consideration of, the holders of any other class of securities, creditors or other constituents of the Company, relative to the Merger Consideration.

Board of Directors of EP MedSystems, Inc.
April 8, 2008

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the aggregate Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the Acquiror and its affiliates, if any) as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

ANNEX D	OPINION OF GIBSON, DUNN & CRUTCHER LLP

St. Jude Medical, Inc.
One Lellehei Plaza
St. Paul, Minnesota 55117

                         Re: Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as counsel to St. Jude Medical, Inc. (“St. Jude Medical”), a Minnesota corporation, in connection with the acquisition of EP MedSystems, Inc. (“EP Med”), a New Jersey corporation, pursuant to the transactions described in a Registration Statement on Form S-4 to be filed on the date hereof with the United States Securities and Exchange Commission (the “Registration Statement”). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Registration Statement. Pursuant to the Agreement and Plan of Merger dated as of April 8, 2008 (the “Agreement”), which is contained in Registration Statement, (a) Epicurus Merger Corporation (“Epicurus”), a wholly owned subsidiary of St. Jude Medical will merge with and into EP Med, with EP Med surviving the merger (the “EP Med Merger”) and, pursuant to the EP Med Merger, St. Jude Medical will issue in exchange for each share of EP Med common stock, at the election of the holder of shares of EP Med common stock, either cash or shares of St. Jude Medical common stock, and (b) on the Closing Date immediately after the EP Med Merger, St. Jude Medical will cause EP Med to merge with and into a wholly owned subsidiary of St. Jude Medical, with the subsidiary surviving the Merger (the “Post-Closing Merger”).

          At your request, we have examined the Registration Statement to be filed on the date hereof with the Securities and Exchange Commission in connection with the registration of the shares of St. Jude Medical common stock to be issued to the stockholders of EP Med upon consummation of the proposed transaction.

          You have requested that we render the opinions set forth below. In rendering these opinions, we have reviewed (without any independent investigation) the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts and statements contained in the Registration Statement and on representations as to factual matters contained in the representation letters received from St. Jude Medical and EP Med. We have assumed that the proposed transaction will be effective under state law upon closing and will be consummated in accordance with the terms set forth in the Agreement and the Registration Statement without any waiver of any material provision thereof. We have further assumed the accuracy of any representation or statement made “to the knowledge of” or similarly qualified without such qualification.

          Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and set forth in the discussion in the Registration Statement under the caption “Material United States Federal Income Tax Consequences”, it is our opinion that:

               (a) the EP Med Merger and the Post-Closing Merger will be treated as a single integrated transaction that qualifies as a reorganization under section 368(a) of the Internal Revenue Code (the “Code”); and

                (b) the discussion in the Registration Statement, under the caption “Material U.S. Federal Income Tax Consequences,” to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

          This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, all as of the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. This opinion is being delivered prior to the consummation of the proposed transaction and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the facts or statements or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

D-1

          This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the EP Med Merger and the Post-Closing Merger, or any other transaction (including any transaction undertaken in connection with the foregoing).

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended.

Very truly yours,

D-2

ANNEX E	OPINION OF MORGAN, LEWIS & BOCKIUS LLP

EP MedSystems, Inc.
Cooper Run Executive Park
575 Route 73 North Unit-D
West Berlin, New Jersey 08091

Ladies and Gentlemen:

          We have acted as counsel to EP MedSystems, Inc. (“EP Med”),a New Jersey corporation, in connection with the acquisition of EP Med by St. Jude Medical, Inc. (“St. Jude Medical”),a Minnesota corporation, pursuant to the transactions described in the Agreement and Plan of Merger dated as of April 8, 2008 (the “Agreement“) among EP Med, St. Jude Medical and Epicurus Merger Corporation (“Epicurus”), a wholly owned subsidiary of St. Jude Medical. Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Agreement. Pursuant to the Agreement, (a) Epicurus will merge with and into EP Med, with EP Med surviving the merger (the “EP Med Merger”) and, pursuant to the EP Med Merger, St. Jude Medical will issue in exchange for each share of EP Med common stock, at the election of the holder of shares of EP Med common stock, either cash or shares of St. Jude Medical common stock, and (b) on the Closing Date immediately after the EP Med Merger, St. Jude Medical will cause EP Med to merge with and into a wholly owned subsidiary of St. Jude Medical, with the subsidiary surviving the Merger (the “Post-Closing Merger”).

          At your request, we have examined the Registration Statement on Form S-4 to be filed on the date hereof with the United States Securities and Exchange Commission (the “Registration Statement”) in connection with the registration of the shares of St. Jude Medical common stock to be issued to the stockholders of EP Med upon consummation of the proposed transaction.

          You have requested that we render the opinions set forth below. In rendering these opinions, we have reviewed (without any independent investigation or review thereof other than such investigation and review as we have deemed necessary to fulfill our professional responsibilities as counsel) the Agreement, the Registration Statement, the representation letters provided by officers of EP Med and St. Jude Medical, and such other documents as we have deemed necessary or appropriate. For purposes of this opinion, we have assumed, with your permission, (i) that the proposed transaction will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement without the waiver of any material conditions, (ii) that documents submitted to us as copies conform to the original documents, (iii) the accuracy of statements and representations contained in the Registration Statement and on representations as to factual matters contained in the representation letters received from St. Jude Medical and EP Med, and (iv) that the transactions will be effective under applicable state law.

          Based upon the foregoing, and subject to the assumptions, exceptions, limitations and qualifications set forth herein and set forth in the discussion in the Registration Statement under the caption “Material United States Federal Income Tax Consequences,” it is our opinion that:

          (a) the EP Med Merger and the Post-Closing Merger will be treated as a single integrated transaction that qualifies as a reorganization under section 368(a) of the Internal Revenue Code (the “Code”); and

          (b) the discussion in the Registration Statement, under the caption “Material U.S. Federal Income Tax Consequences,” to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

          This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures, all as of the date hereof. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. This opinion is being delivered prior to the consummation of the proposed transaction and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the facts or statements or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

E-1

          This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the EP Med Merger and the Post-Closing Merger, or any other transaction (including any transaction undertaken in connection with the foregoing).

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended.

Very truly yours,

E-2

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 521 of the Minnesota Business Corporation Act provides that a company shall, subject to certain limitations, indemnify officers and directors made or threatened to be made a party to a proceeding by reason of that officer or director’s former or present official capacity with the company. As required, St. Jude Medical will indemnify that person against judgments, penalties, fines, settlements and reasonable expenses if the officer or director:

•	has not been indemnified by another organization;

•	acted in good faith;

•	has not received an improper personal benefit and Section 255 regarding director conflicts of interests, if applicable, has been satisfied;

•	assuming the case is a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful; and

•

reasonably believed that the conduct was in the best interests of St. Jude Medical or, in the case of an officer or director who is or was serving at the request of St. Jude Medical as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of St. Jude Medical.

          Article XIV of St. Jude Medical’s Articles of Incorporation, as amended and restated, provides that, to the fullest extent permissible under the Minnesota Business Corporation Act, the directors of St. Jude Medical shall not be liable to St. Jude Medical or the shareholders of St. Jude Medical for monetary damages for breach of fiduciary duty as a director.

          Article VII of St. Jude Medical’s Bylaws, as amended and restated, provides that St. Jude Medical shall indemnify the officers and directors of St. Jude Medical under such circumstances and to the extent permitted by Section 521 of the Minnesota Business Corporation Act described above.

          St. Jude Medical will enter into indemnification agreements with the directors and officers of St. Jude Medical. The indemnification agreements provide that St. Jude Medical shall, subject to certain limitations, indemnify the directors and officers of St. Jude Medical who are made or threatened to be made a party to a proceeding by reason of their former or present official capacities with St. Jude Medical. The circumstances under which St. Jude Medical will indemnify such directors or officers against judgments, penalties, fines, settlements and reasonable expenses pursuant to these indemnification agreements are the same as those provided in Section 521 of the Minnesota Business Corporation Act described above.

          St. Jude Medical maintains directors’ and officers’ liability insurance which covers certain liabilities and expenses of the directors and officers of St. Jude Medical and covers St. Jude Medical for reimbursement of payments to such directors and officers in respect of such liabilities and expenses.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	The following exhibits are filed herewith unless otherwise indicated:

Exhibit Number	Description
2.1

Agreement and Plan of Merger dated as of April 8, 2008 by and among St. Jude Medical, Inc., Epicurus Merger Corporation and EP MedSystems, Inc. (included as Annex A to the proxy statement/prospectus included in this registration statement)

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities being registered*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm to St. Jude Medical, Inc.

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm to EP MedSystems, Inc.

24.1	Power of Attorney (included on the signature pages to this registration statement)

99.1	Form of Election and Letter of Transmittal (included as Annex B to the proxy statement/prospectus included in this registration statement)

99.2	Opinion of Piper Jaffray & Co. (included as Annex C to the proxy statement/prospectus included in this registration statement)

99.3	Opinion of Gibson, Dunn & Crutcher LLP (included as Annex D to the proxy statement/prospectus included in this registration statement)

99.4	Opinion of Morgan, Lewis & Bockius LLP (included as Annex E to the proxy statement/prospectus included in this registration statement)

99.5

Voting Agreement, dated as of April 8, 2008, by and between St. Jude Medical, Inc. on the one hand, and David A. Jenkins and Linda A. Jenkins, on the other hand (incorporated by reference from Exhibit 99.3 of EP MedSystems, Inc.’s Current Report filed on Form 8-K/A on April 11, 2008)

99.6	Form of proxy card to be mailed to shareholders of EP MedSystems, Inc.*

99.7	Consent of Piper Jaffray & Co.

99.8	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 99.3)

99.9	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 99.4)

* To be filed by amendment

ITEM 22.	UNDERTAKINGS

(a)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form; and (2) the registrant undertakes that every prospectus: (I) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit Number	Description
2.1

Agreement and Plan of Merger dated as of April 8, 2008 by and among St. Jude Medical, Inc., Epicurus Merger Corporation and EP MedSystems, Inc. (included as Annex A to the proxy statement/prospectus included in this registration statement)

5.1	Opinion of Gibson, Dunn & Crutcher LLP as to legality of the securities being registered*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm to St. Jude Medical, Inc.

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm to EP MedSystems, Inc.

24.1	Power of Attorney (included on the signature pages to this registration statement)

99.1	Form of Election and Letter of Transmittal (included as Annex B to the proxy statement/prospectus included in this registration statement)

99.2	Opinion of Piper Jaffray & Co. (included as Annex C to the proxy statement/prospectus included in this registration statement)

99.3	Opinion of Gibson, Dunn & Crutcher LLP (included as Annex D to the proxy statement/prospectus included in this registration statement)

99.4	Opinion of Morgan, Lewis & Bockius LLP (included as Annex E to the proxy statement/prospectus included in this registration statement)

99.5

Voting Agreement, dated as of April 8, 2008, by and between St. Jude Medical, Inc. on the one hand, and David A. Jenkins and Linda A. Jenkins, on the other hand (incorporated by reference from Exhibit 99.3 of EP MedSystems, Inc.’s Current Report filed on Form 8-K/A on April 11, 2008)

99.6	Form of proxy card to be mailed to shareholders of EP MedSystems, Inc.*

99.7	Consent of Piper Jaffray & Co.

99.8	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 99.3)

99.9	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 99.4)

* To be filed by amendment.